UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No. )

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THE HANOVER INSURANCE GROUP, INC.

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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

THE HANOVER INSURANCE GROUP, INC.

440 Lincoln Street

Worcester, Massachusetts 01653

Letter to our Shareholders from Cynthia L. Egan, Chair of our Board, and John C. Roche, our President and Chief Executive Officer

March , 2024

TO OUR FELLOW SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. to be held on Tuesday, May 14, 2024, at 9:00 a.m., Eastern time, at the Company’s headquarters in Worcester, Massachusetts.

The accompanying Notice and Proxy Statement describe in detail the matters to be acted on at the Annual Meeting. This Proxy Statement also describes the corporate governance policies and practices that guide the Board’s oversight of the Company’s business, risks, conduct, human capital management matters and sustainability efforts for the long-term benefit of our stakeholders. The Board, on behalf of our shareholders, is actively engaged in the governance, audit, compensation and other matters addressed in this Proxy Statement.

Your vote is important to us. We hope you will vote as soon as possible. Please review the instructions concerning each of your voting options described in this Proxy Statement. Your cooperation will assure that your shares are voted and will also greatly assist us in preparing for the Annual Meeting.

On behalf of the Board of Directors, the executive leadership team and all our employees, we would like to thank you for your investment and continued support of The Hanover Insurance Group.

Sincerely,

Cynthia L. Egan Chair of the Board of Directors and Independent Presiding Director	John C. Roche President, Chief Executive Officer and Director

THE HANOVER INSURANCE GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2024

To the Shareholders of The Hanover Insurance Group, Inc.:

Set forth below are details regarding the 2024 Annual Meeting of Shareholders of The Hanover Insurance Group, Inc.:

LOCATION:	Our principal executive office and corporate headquarters, 440 Lincoln Street, Worcester, Massachusetts 01653

DATE AND TIME:	Tuesday, May 14, 2024, at 9:00 a.m., Eastern time

ITEMS OF BUSINESS:
(1)
The election of three individuals to the Board of Directors;
(2)
The amendment of the Company’s Amended and Restated By-laws (“By-laws”) to modernize the director nomination process;
(3)
The amendment of the Company’s Certificate of Incorporation (“Certification of Incorporation”) to declassify our Board of Directors;
(4)
The amendment of the Company’s Certificate of Incorporation to allow for officer exculpation;
(5)
The amendment of the Company’s Certificate of Incorporation to clarify, streamline and modernize the Company’s Certificate of Incorporation;
(6)
The advisory approval of the Company’s executive compensation;
(7)
The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent, registered public accounting firm for 2024; and
(8)
Such other business as may properly come before the Annual Meeting or any adjournment thereof.

LOCATION: Our principal executive office and corporate headquarters, 440 Lincoln Street, Worcester, Massachusetts 0165

DATE AND TIME: Tuesday, May 9, 2023, at 9:00 a.m. Eastern time

RECORD DATE:	The Board of Directors has fixed March 18, 2024 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

CHARLES F. CRONIN

Senior Vice President and Secretary

Worcester, Massachusetts

March , 2024

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are requested to vote your shares. Please follow the voting instructions set forth in the Proxy Statement. If you attend the Annual Meeting and desire to withdraw your proxy and vote at the meeting, you may do so.

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT SUMMARY

For the Annual Meeting of Shareholders to be held on May 14, 2024 at 9:00 a.m., Eastern time

This summary highlights some of the important information contained elsewhere in our Proxy Statement. We encourage you to read the entire Proxy Statement before voting.

Voting Matters

	Agenda Item	Board Recommendation	See Page
1.	Election of three director nominees	FOR each nominee	21
2.	Amendment of the By-laws to modernize the director nomination process	FOR	23
3.	Amendment of the Certificate of Incorporation to declassify our Board of Directors	FOR	26
4.	Amendment of the Certificate of Incorporation to allow for officer exculpation	FOR	27
5.	Amendment of the Certificate of Incorporation to clarify, streamline and modernize the Certificate of Incorporation	FOR	29
6.	Advisory approval of executive compensation	FOR	30
7.	Ratification of the appointment of the independent auditor	FOR	31

Corporate Governance Highlights

✓ Ten of eleven directors are independent	✓ Active shareholder engagement
✓ Majority vote for director elections	✓ Strong risk oversight at Board and committee level
✓ Separate Board Chair and CEO	✓ Diverse Board composition
✓ Annual review of governance documents	✓ Recently enhanced director overboarding policy
✓ Sustainability oversight at Board and committee level	✓ Seeking shareholder approval to declassify the Board
✓ Effective Board refreshment process - added three new directors in last three years

Executive Compensation

Principal Components of Executive Compensation
Annual base salary
Short-term incentive compensation
Long-term incentive compensation (stock options/performance-based restricted stock units (“PBRSUs”)/time-based restricted stock units (“TBRSUs”)
Strong Compensation Practices
✓ Multi-year vesting for long-term awards
✓ Significant stock ownership requirements for directors/executive officers
✓ “Double trigger” for change in control benefits under the Employment Continuity Plan
✓ Adopted NYSE-compliant clawback policy for executive officers; maintained robust recoupment policy in long-term incentive plans for executive officers, including NEOs, and other key employees
✓ Pledging/hedging Company stock is prohibited by directors and executive officers
✓ No “280G tax gross-ups” or excessive perquisites
✓ Do not re-price stock options
✓ Cap payouts under variable incentive compensation programs

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT i

General Information
Corporate Website:	www.hanover.com
Investor Relations:	www.hanover.com under “Investors”
Annual Report:	www.hanover.com under “Investors - Annual reports”
Corporate Responsibility:	www.hanover.com under “About the Hanover - Our corporate commitment”

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 14, 2024: The Proxy Statement and Annual Report to Shareholders are available at www.proxydocs.com/THG.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT ii

PROXY STATEMENT

We have made these proxy materials available to you on or about March , 2024 via the Internet or, at your request, forwarded paper copies by mail, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Hanover Insurance Group, Inc. (“THG” or the “Company”) for use at our Annual Meeting of Shareholders to be held on May 14, 2024 (the “Annual Meeting” or “Meeting”). In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have provided access to our proxy materials over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a paper copy of the proxy materials unless you request one. The Notice instructs you how to access the proxy materials and how to vote your shares via the Internet. If you received a Notice by mail and would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

COMPANY STOCK OWNERSHIP

Stock Ownership by the Company’s Directors and Executive Officers

The following table sets forth information regarding the number of shares of THG’s common stock, par value $0.01 per share (the “Common Stock") beneficially owned as of March 8, 2024 by (i) each director of THG, (ii) the named executive officers (the “NEOs”) in the Summary Compensation Table appearing later in this Proxy Statement, and (iii) all current directors and executive officers of THG, as a group. This information has been furnished by the persons listed in the table.

Name of Beneficial Owner	Shares Beneficially Owned†		Percent of Class

Francisco A. Aristeguieta	2,114		*
Kevin J. Bradicich	7,153		*
Theodore H. Bunting, Jr.	4,092		*
Jane D. Carlin	—	(1)	*
J. Paul Condrin III	3,413	(2)	*
Cynthia L. Egan	11,640		*
Jeffrey M. Farber	160,694	(3)	*
Martin P. Hughes	6,089		*
Dennis F. Kerrigan	24,786	(4)	*
Kathleen S. Lane	1,884	(5)	*
Richard W. Lavey	139,385	(6)	*
Joseph R. Ramrath	30,891	(2)	*
John C. Roche	405,799	(7)	1.1%
Bryan J. Salvatore	88,828	(8)	*
Elizabeth A. Ward	2,044		*
Current directors and executive officers, as a group (18 persons)	919,468	(9)	2.5%

†

As to shares listed in this column, each person has sole voting and investment power, except as indicated in other footnotes to this table. Some directors have deferred receipt of certain stock grants from the Company. Deferred shares are held in a rabbi trust (the “Rabbi Trust”) by the trustee, Principal Trust Company. As of March 8, 2024, the Rabbi Trust held 10,588 shares of Common Stock pursuant to deferrals by directors. In accordance with regulations prescribed by the SEC, and even though such director has a direct economic interest in such deferred shares, shares held in the Rabbi Trust are not included in the amounts set forth in this column. These shares may be voted by the trustee of the Rabbi Trust, but not by the individuals on whose behalf the shares are held in the Rabbi Trust. For information regarding specific deferrals, please refer to the footnotes below.

*	Less than 1%.

(1)
Excludes 5,929 shares held by the Rabbi Trust, the receipt of which Ms. Carlin has deferred.
(2)
Shares voting and investment power with spouse.
(3)
Includes 80,553 shares underlying options exercisable within 60 days of March 8, 2024. Mr. Farber shares voting and investment power with his wife with respect to 7,500 shares.
(4)
Includes 19,714 shares underlying options exercisable within 60 days of March 8, 2024.
(5)
Excludes 4,659 shares held by the Rabbi Trust, the receipt of which Ms. Lane has deferred.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 1

(6)
Includes 108,757 shares underlying options exercisable within 60 days of March 8, 2024.
(7)
Includes 309,223 shares underlying options exercisable within 60 days of March 8, 2024 and 7,652 shares held by his spouse.
(8)
Includes 70,366 shares underlying options exercisable within 60 days of March 8, 2024.
(9)
Includes 612,630 shares underlying options exercisable within 60 days of March 8, 2024. Excludes 10,588 shares held by the Rabbi Trust. See footnotes 1-8 above.

Stock Ownership Guidelines for Named Executive Officers and Directors

Named Executive Officers

Within 18 months of becoming subject to our stock ownership guidelines, each NEO, and each of our other executive officers, should achieve an ownership level in our Common Stock with a value equal to one time his or her base salary. Within three years of becoming subject to these guidelines, each executive officer, including each NEO, should achieve and maintain an ownership level with a value equal to at least two to four times his or her base salary (four to six times base salary for the Chief Executive Officer (the "CEO")). The guidelines credit shares held outright by the officer and by immediate family members residing in the same household, whether held individually or jointly by the officer or the immediate family member, unvested restricted stock, restricted stock units, performance-based restricted stock units (measured at target), shares held in estate planning vehicles of the officer, and any shares that have been earned but the payment of which has been deferred. Regardless of their vesting status, shares subject to unexercised stock options are not counted when determining ownership under the guidelines. For these purposes, shares are valued based upon the then-current market value, or if higher, the value on the date of acquisition.

Each of our current NEOs is in compliance with the guidelines. Set forth below is a table that indicates, as of March 8, 2024, each current NEO’s share ownership as a multiple of his current base salary rate. Such figures are calculated in accordance with our stock ownership guidelines, and the multiple presented below has been determined based upon the current market value ($130.11 per share, the closing price of our Common Stock on March 8, 2024), or if higher, the value of the shares on the date of acquisition.

NEO	Year Hired	Number of Shares Counted under Stock Ownership Guidelines	Ownership Level as a Multiple of Base Salary

John C. Roche	2006	170,589	20.8
Jeffrey M. Farber	2016	109,058	19.1
Richard W. Lavey	2004	47,159	8.9
Bryan J. Salvatore	2017	33,344	6.9
Dennis F. Kerrigan	2020	14,993	3.4

Board of Directors

Within four years from the date of first being elected to the Board, each non-employee director should achieve an ownership level in our Common Stock with a value equal to four times the value of the regular annual stock retainer paid to directors for service on the Board. This requirement can be satisfied by purchases in the open market or by holding grants received from the Company (including share grants that the director has elected to defer under Company-sponsored deferred compensation programs). The guidelines credit directors for shares held outright by the director and by his or her immediate family members residing in the same household, whether held individually or jointly by the director or the immediate family member, and shares held in estate planning vehicles of the director. For these purposes, shares are valued based upon the then-current market value, or if higher, the value on the date of acquisition.

Each of our non-employee directors is in compliance with our stock ownership guidelines, including those on track to achieve ownership levels within the prescribed time following their initial election to the Board. Set forth below is a table that indicates, as of March 8, 2024, each director’s share ownership as a multiple of the value of the current annual stock retainer ($150,000). Such figures are calculated in accordance with our stock ownership guidelines, and the multiple presented below has been determined based upon

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 2

the current market value ($130.11 per share, the closing price of our Common Stock on March 8, 2024), or if higher, the value of the shares on the date of acquisition.

Non-Employee Director	Year First Elected to Board	Number of Shares Counted under Stock Ownership Guidelines	Ownership Level as a Multiple of the Value of the Annual Stock Retainer

Francisco A. Aristeguieta	2022	2,114	1.9
Kevin J. Bradicich	2018	7,153	6.3
Theodore H. Bunting, Jr.	2020	4,092	3.7
Jane D. Carlin	2016	5,929	5.1
J. Paul Condrin III	2021	3,413	3.1
Cynthia L. Egan	2015	11,640	10.2
Martin P. Hughes	2020	6,089	5.4
Kathleen S. Lane	2018	6,543	5.8
Joseph R. Ramrath	2004	30,891	26.9
Elizabeth A. Ward	2022	2,044	1.8

Largest Owners of the Company’s Stock

The following table lists the only persons who, to the best of the Company’s knowledge, are “beneficial owners” (as defined by SEC regulations) of more than five percent of the issued and outstanding shares of Common Stock as of March 8, 2024.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

The Vanguard Group	3,623,766 (1)	10.1%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.	3,291,658 (2)	9.2%
50 Hudson Yards
New York, NY 10001

(1)
Based on a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group that reported sole voting power with respect to zero shares, sole dispositive power with respect to 3,574,601 shares, shared voting power with respect to 12,284 shares and shared dispositive power with respect to 49,165 shares as of December 29, 2023.
(2)
Based on a Schedule 13G/A filed on January 24, 2024 by BlackRock, Inc. that reported sole voting power with respect to 3,194,663 shares, sole dispositive power with respect to 3,291,658 shares, and shared voting and dispositive power with respect to zero shares as of December 31, 2023. The 13G/A also reported that its subsidiary, BlackRock Fund Advisors, beneficially owned five percent or greater of the Company’s Common Stock as of December 31, 2023.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 3

CORPORATE GOVERNANCE

The Board has long been focused on and committed to responsible and effective corporate governance in order to promote sustainable, long-term shareholder value. The following section: (i) identifies our continuing directors and director nominees, highlights their qualifications, describes the director nomination process, and provides a snapshot of Board expertise, diversity and tenure on an aggregate basis; (ii) describes the Board’s independence from management and its leadership structure; (iii) outlines the standing Board committees and their oversight responsibilities; and (iv) describes the Board’s commitment to supporting sustainability and human capital management matters.

The Board has adopted Corporate Governance Guidelines that can be found on the Company’s website at www.hanover.com under “About The Hanover - Our governance - Corporate governance guidelines.” For a printed copy of the guidelines, shareholders should contact the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, Massachusetts 01653. Information on our website is not part of, or incorporated into, this Proxy Statement.

There are three nominees for election to the Board this year. Mr. Condrin and Mses. Egan and Lane are each being nominated to serve for a three-year term expiring in 2027. Mr. Condrin has served as a director since 2021. Ms. Egan has served as a director since 2015, and Ms. Lane has served as a director since 2018.

Mr. Hughes has reached the mandatory retirement age under the Company’s director retirement policy and, in accordance with the policy, will not be renominated to serve as a director at the Annual Meeting. The Board has voted to reduce the size of the Board to 10 members, effective immediately following the Annual Meeting and the retirement of Mr. Hughes.

Information regarding the business experience and qualifications of each nominee and continuing director is provided below. Following the individual director descriptions, we have provided the current key competencies and diversity profile of the Board on an aggregate basis in the section titled “Board Profile and Diversity” beginning on page 8. Additionally, we highlight Board tenure and refreshment beginning on page 10. For a description of the skill set that the Board seeks in a director and how the individual and collective director qualifications set forth below tie to the Board’s expectations, see “Director Qualifications” on page 11.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 4

Director Nominees

J. Paul Condrin III Age: 62 Director since 2021

Mr. Condrin served as Executive Vice President and President, Commercial Insurance for Liberty Mutual Insurance from 2012 until his retirement in 2018. During his 29 years at Liberty Mutual, Mr. Condrin served in other senior roles, including as President of three additional strategic business units, Corporate CFO and Corporate Comptroller. Mr. Condrin began his career at KPMG, where he specialized in serving insurance companies and higher education institutions. Mr. Condrin is also Chair of the Board of Trustees of Bentley University. Mr. Condrin has served on the Bentley Board of Trustees since 2013 and served as Interim President from June 2020 to May 2021. We believe Mr. Condrin’s qualifications to serve on our Board include his many decades of extensive experience in and knowledge of the insurance industry, including his many years of senior management experience.

Mr. Condrin is Chair of the Compensation and Human Capital Committee. If re-elected, Mr. Condrin’s term will expire in 2027.

Cynthia L. Egan Age: 68 Director since 2015

From 2007 until her retirement in 2012, Ms. Egan was President, Retirement Plan Services for T. Rowe Price Group, a global investment management organization. From 1989 to 2007, Ms. Egan held progressively senior positions with Fidelity Investments, a multinational financial services corporation, serving as Executive Vice President, Head of Fidelity Institutional Services Company, President of the Fidelity Charitable Gift Fund, and Executive Vice President of Fidelity Management Research Co. From 2014 to 2015, she was an advisor to the U.S. Department of Treasury specializing in retirement security. Ms. Egan began her professional career at the Board of Governors of the Federal Reserve and prior to joining Fidelity, worked at KPMG Peat Marwick and Bankers Trust Company. Ms. Egan is also a director of UNUM Group, a publicly traded insurance company providing group long-term disability insurance, employee benefits, individual disability insurance and special risk reinsurance; Vice Chair and Lead Independent Director of Huntsman Corporation, a publicly traded global manufacturer and marketer of differentiated and specialty chemicals; and a director of the BlackRock Fixed Income Funds Complex, a fund complex comprised of 110 mutual funds. Ms. Egan also serves as Chair of the Board of Visitors of the University of Maryland School of Medicine. We believe Ms. Egan’s qualifications to serve on our Board include her many years of management experience in the financial services industry at Fidelity and T. Rowe Price and her experience on the boards of other publicly traded companies.

Ms. Egan is Chair of the Board, the Independent Presiding Director and a member of the Compensation and Human Capital Committee. If re-elected, Ms. Egan’s term will expire in 2027.

Kathleen S. Lane Age: 66 Director since 2018

Ms. Lane served as Executive Vice President and Chief Information Officer at The TJX Companies, Inc. (“TJX”) from 2008 to 2013. Prior to joining TJX, Ms. Lane was Group Chief Information Officer at National Grid plc from 2006 to 2008. In addition, she served as Chief Information Officer at the Gillette Company, GE Oil & Gas, and GE Vendor Financial Services. Ms. Lane also served as Director, Technology Services of Pepsi Cola International and began her career at The Procter & Gamble Company. Ms. Lane previously served as a director of Bob Evans Farms, Inc., a publicly traded operator of over 500 restaurants and a producer and distributor of food products, from 2014 to 2018, and as a director of Armstrong Flooring, Inc., a publicly traded global producer of flooring products, from 2016 to 2022. We believe Ms. Lane’s qualifications to serve on our Board include her many years of executive and management experience as a Chief Information Officer at leading companies and her experience on the boards of other publicly traded companies.

Ms. Lane is a member of the Nominating and Corporate Governance Committee. If re-elected, Ms. Lane’s term will expire in 2027.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 5

Directors Continuing in Office

Francisco A. Aristeguieta Age: 58 Director since 2022

Mr. Aristeguieta currently serves as Group Head, International Banking for Scotiabank. Prior to that appointment in May 2023, Mr. Aristeguieta served as special advisor for State Street Corporation, a provider of financial services to institutional investors worldwide. Mr. Aristeguieta served as Chief Executive Officer of State Street Institutional Services from 2020 to May 2022 and served as Executive Vice President and Chief Executive Officer of State Street International Business from 2019 to 2020. Before joining State Street in 2019, Mr. Aristeguieta was Chief Executive Officer of Citigroup Asia Pacific, an international investment banking and financial services provider, from 2015 to 2019. Prior to that role, he served as Chief Executive Officer of Citigroup Latin America from 2013 to 2015 and before that he led Citigroup’s Global Transaction Services Group in Latin America and served as vice chairman on the board of directors of Banco de Chile. We believe Mr. Aristeguieta’s qualifications to serve on our Board include his many years of senior leadership and management experience in the financial services industry.

Mr. Aristeguieta is a member of the Compensation and Human Capital Committee. Mr. Aristeguieta’s term expires in 2026.

Kevin J. Bradicich Age: 66 Director since 2018

Mr. Bradicich served as Senior Partner at McKinsey & Company, Inc. until his retirement in 2017. Mr. Bradicich began his career at McKinsey in 1983 and also held the titles of Manager, Principal and Director while with the firm. He spent the last 25 years at McKinsey focused on serving insurance company clients. While at McKinsey, Mr. Bradicich was a core member of the firm’s Global Insurance Practice’s leadership group. During his career, he also led the firm’s North American Property and Casualty Insurance Practice and helped lead the Practice’s and the firm’s people processes. We believe Mr. Bradicich’s qualifications to serve on our Board include his experience as a Senior Partner at McKinsey, including his 25 years of experience focused on advising boards and senior executives at global insurance company clients on all aspects of their business.

Mr. Bradicich is a member of the Nominating and Corporate Governance Committee. Mr. Bradicich’s term expires in 2025.

Theodore H. Bunting, Jr. Age: 65 Director since 2020

Mr. Bunting most recently served as group president, utility operations at Entergy Corporation, an integrated energy company, from 2012 until his retirement in 2017. Before that, he was senior vice president and chief accounting officer at Entergy from 2007 to 2012, and chief financial officer of several subsidiaries from 2000 to 2007. He held other management positions of increasing responsibility in accounting and operations at Entergy since joining the company in 1983. Mr. Bunting is a certified public accountant. Mr. Bunting is also a director of Unum Group, a publicly traded insurance company providing group long-term disability insurance, employee benefits, individual disability insurance and special risk reinsurance, and of NiSource Inc., a publicly traded natural gas utility company. From 2020 until its acquisition by MasTec in 2022, Mr. Bunting also served as a director of Infrastructure and Energy Alternatives, Inc., a publicly traded infrastructure construction company. We believe Mr. Bunting’s qualifications to serve on our Board include his extensive accounting and operations experience, his many years of management experience while with Entergy, and his experience on the boards of other publicly traded companies.

Mr. Bunting is a member of the Audit Committee. Mr. Bunting’s term expires in 2025.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 6

Jane D. Carlin Age: 68 Director since 2016

Ms. Carlin has provided advisory and consultancy services to financial services companies since 2012. Prior to that, Ms. Carlin served in senior roles with leading companies, including Morgan Stanley Group Inc. and Credit Suisse Group AG. At Morgan Stanley, she held a number of leadership positions, most recently, as managing director, global head of financial holding company governance and assurance, from 2006 to 2012, and previously from 1987 to 2003, when she served as managing director and deputy general counsel. From 2003 to 2006, Ms. Carlin was managing director and global head of bank operational risk oversight at Credit Suisse. In 2010, Ms. Carlin was appointed by the U.S. Treasury Department as chair of the Financial Services Sector Coordinating Council for Critical Infrastructure Protection and Homeland Security (“FSSCC”) and served in that role until 2012. Prior to that, from 2009 to 2010, she served as vice chair of the FSSCC and as chair of its Cyber Security Committee. Ms. Carlin serves as a trustee of iShares Trust and iShares U.S. ETF Trust. Ms. Carlin also served as a director of PHH Corporation, a publicly traded provider of end-to-end mortgage solutions, from 2012 until its acquisition by Ocwen Financial Corporation in 2018. We believe Ms. Carlin’s qualifications to serve on our Board include her many years of management experience in compliance, risk oversight, and cybersecurity in the financial services industry, and her experience on the boards of other publicly traded companies.

Ms. Carlin is Chair of the Audit Committee. Ms. Carlin’s term expires in 2026.

Joseph R. Ramrath Age: 67 Director since 2004

Mr. Ramrath serves as Senior Advisor of Colchester Partners LLC, an investment banking and strategic advisory firm that he cofounded in 2002, and where he has served in various roles, including most recently as senior managing director until December 2023. Mr. Ramrath was Executive Vice President and Chief Legal Officer of the United Asset Management division of Old Mutual plc, an international financial services firm headquartered in London, England, from 2000 to 2002. Prior to that, he was Senior Vice President, General Counsel and Secretary of United Asset Management Corporation from 1996 until its acquisition by Old Mutual in 2000. Earlier in his career, Mr. Ramrath was a partner at Hill & Barlow, a Boston law firm, and a certified public accountant with Arthur Andersen & Co. We believe Mr. Ramrath’s qualifications to serve on our Board include his accounting, financial and legal background, his experience as a member of management and on the boards of other publicly traded companies, as well as his years of experience as an advisor to investment advisory companies.

Mr. Ramrath is Chair of the Nominating and Corporate Governance Committee. Mr. Ramrath’s term expires in 2025.

John C. Roche Age: 60 Director since 2017

Mr. Roche has been President and Chief Executive Officer of the Company since 2017. Prior to that, he led the Company’s personal and commercial lines businesses as Executive Vice President and President, Hanover Agency Markets. Since joining the Company in 2006, Mr. Roche has served in several senior leadership positions, including, President, Business Insurance; Vice President, Field Operations, Marketing and Distribution; and Vice President, Commercial Lines Underwriting and Product Management. Prior to joining the Company, he served in senior roles at the St. Paul Travelers Companies. He began his career at Fireman’s Fund and Atlantic Mutual, where he held a number of underwriting and management positions. We believe Mr. Roche’s qualifications to serve on our Board include his more than 30 years of experience in the property and casualty insurance industry, his management experience leading significant business units both at the Company and at St. Paul Travelers, and his detailed understanding of the Company and its business.

Mr. Roche’s term expires in 2025.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 7

Elizabeth A. Ward Age: 59 Director since 2022

Ms. Ward has served as Chief Financial Officer of Massachusetts Mutual Life Insurance Company (“MassMutual”), a mutual life insurance company, since 2016. She previously served as Executive Vice President and Chief Actuary of MassMutual from 2015 to 2019, and as Chief Enterprise Risk Officer from 2007 to 2016. Prior to joining MassMutual affiliate, Babson Capital Management, in 2001, Ms. Ward worked in investment portfolio management and actuarial roles at American Skandia Life Assurance Company, Charter Oak Capital Management and Aeltus Investment Management, a subsidiary of Aetna Life & Casualty Company. Ms. Ward currently serves as a member of the Board of Managers of Barings LLC, a registered investment company and subsidiary of MassMutual, and previously served on the Board of Directors of MML Investment Advisors, LLC (2013-2021) and MML Investors Services, LLC (2012-2021), each registered investment companies and subsidiaries of MassMutual. Ms. Ward also serves as a member of the Board of Trustees of The University of Rochester. We believe Ms. Ward’s qualifications to serve on our Board include her decades of management experience in finance and accounting, actuarial science, risk management and investment management in the life insurance industry, including many years of senior management experience.

Ms. Ward is a member of the Audit Committee. Ms. Ward’s term expires in 2026.

Board Profile and Diversity

The Board regularly evaluates its performance and composition and assesses each individual director’s skills and expertise to ensure alignment with the Company’s overall long-term strategy. The Board believes diversity among its members provides the Company with extensive insight, perspective and experience that are important to effective corporate governance and in addressing the complex challenges that the Company faces. As set forth in the Charter of the Nominating and Corporate Governance Committee (the “NCGC”), the Board considers each director’s business experience, skills and expertise, and may consider the representation of diverse backgrounds (including of race, gender, ethnicity and age) when seeking members who represent a broad array of experiences and expertise in the context of the evolving needs of the Board.

The NCGC maintains a comprehensive skills and experience matrix for evaluating the background and skill set of the Board on both an individual and collective basis. The matrix details key competencies, demographic information, and outside public company board, committee, committee chair and CEO experience. The NCGC tracks each director’s level of current and developing expertise across the key competencies in order for the Board to ensure that it can effectively oversee the long-term success of the Company and to align with the Company’s goal of being a premier property and casualty insurance company in the independent agency channel.

On a collective basis, the Board has expertise in the following categories of key competencies:

•
property & casualty insurance (beyond service on our Board), including two sub-categories, one for underwriting and one for distribution
•
financial services
•
mergers, acquisitions, and strategic business combinations
•
finance / accounting
•
investments / portfolio management
•
technology
•
operations
•
marketing and distribution
•
governance
•
government and public policy
•
capital markets
•
risk management
•
information security
•
artificial intelligence / big data
•
legal / regulatory
•
investor relations
•
corporate strategy
•
human resources / human capital management
•
sustainability

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 8

On a collective basis, the demographic profile of all director nominees and directors continuing in office after the Annual Meeting is reflected below.

Independence 90% Independent(9 of 10 members) Racial/Ethnic Diversity 20% People of Color(2 of 10 members) Gender Diversity 40% Female(4 of 10 members)
Board Leadership Roles 50% Female Leadership in Board Chair and Committee Chair roles(2 of 4 roles)
Independence 91% Independent (10 of 11 members) Racial/Ethnic Diversity 18% People of Color (2 of 11 members)

Gender Diversity 36% Female (4 of 11 members) Board Leadership Roles 50% Female Leadership in Board Chair and Committee Chair roles (2 of 4 roles)

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 9

Director Independence

Under the New York Stock Exchange (“NYSE“) listing standards, a member of the Board only qualifies as “independent” if the Board affirmatively determines the director has no material relationship with the Company (either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Company’s Corporate Governance Guidelines include standards that conform to those established by the NYSE and assist the Board in determining whether a director has a material relationship with the Company.

Mr. Hughes serves as non-executive chairman of HUB International Limited (“HUB”), and he is a former executive and employee of HUB. We conduct regular business activities with HUB. Most significantly, HUB is one of the Company’s appointed agents, placing both commercial lines and personal lines business with us. The Board and the NCGC examined these relationships again in 2024, as well as those of an immediate family member of Mr. Hughes who is a HUB executive, in light of the independence standards adopted by the NYSE and our Corporate Governance Guidelines and concluded that Mr. Hughes is independent under these standards. This conclusion was supported by the fact that the commission amounts paid to HUB did not exceed the relevant objective thresholds set forth in the applicable independence standards, Mr. Hughes is no longer an executive or employee of HUB, and because neither Mr. Hughes nor his family member are directly or indirectly involved in any transactions with the Company or any of its subsidiaries, nor will either of their compensation be directly or indirectly impacted by such transactions.

After review by, and following the recommendation of the NCGC, the Board determined that every director is independent under the applicable standards, with the exception of Mr. Roche, who is the President and Chief Executive Officer of the Company.

There are no family relationships among any of the directors, director nominees or executive officers of the Company.

Board Refreshment and Tenure

The Board recognizes the importance of Board refreshment to provide new ideas and perspectives and strives to balance refreshment with the benefits of tenure, namely Company Board experience and continuity. Accordingly, the Board is committed to actively refreshing the full Board and each of its committees to maintain a mix of tenured directors, promote effective corporate governance, and proactively manage potential vacancies due to retirement. The Board engages a third-party recruiter to identify and recommend diverse and skilled candidates that will complement the current Board and support the Company’s strategy and values. Since the beginning of 2021, we have added three new directors, and three directors retired from the Board after reaching mandatory retirement age under our Board retirement policy. In accordance with that policy, Mr. Hughes will retire effective at the Annual Meeting. For purposes of providing a current snapshot of the Board, all director nominees and directors continuing in office after the Annual Meeting are included in the Board tenure profile below.

0 - 4 years 4 - 8 years 8+ years Average Tenure is 6.4 years

Board Tenure 8+ years 9 Average Tenure: 4.8 years 55% 0-4 years 5-8 years 36%

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 10

Consideration of Director Nominees

The NCGC may identify candidates for nomination to the Board through several sources, including third-party recruiters, recommendations from non-management directors, shareholders, the CEO, other executive officers, or other resources. As illustrated below, NCGC members first assess the current needs of the Board based on the key competencies discussed above and then proceed to evaluating and nominating appropriate director candidates whose skills, experience, and expertise can augment the key competencies the NCGC and the Board have identified.

Assess Identify Evaluate Nominate •Assess skills matrix. •Consider desired skills in light of current needs of the Board and the Company's strategy. •Review director qualification considerations as set forth in the NCGC Charter, including independence. •Third-party recruiters, non-management directors, executive officers, or other resources identify potential candidates in light of desired skill set. •Shareholders have the ability to present director candidates. •NCGC members review skills and expertise, qualifications, independence, and potential conflicts, and may consider diversity, of top candidates. •NCGC members and other members of the Board conduct interviews and inquiries with references. •NCGC recommends candidates and committee assignments to the full Board. •Board considers and adopts recommendation, appointing director candidate to the Board and committee, as applicable.

Director Qualifications

Members of the Board and nominees for election should possess high personal and professional ethics, integrity and values, represent our core “CARE” (Collaboration, Accountability, Respect, Empowerment) values, and be committed to representing the long-term interests of the Company and its shareholders, employees, agents, customers and local communities. To maintain a majority of independent directors on the Board, as required by our Corporate Governance Guidelines, the NCGC and the Board have a strong preference that nominees meet our independence standards. Board members and nominees should demonstrate initiative, be participatory and contribute a perspective based on practical experience and mature judgment. The Board seeks members who represent a broad array of experiences and expertise in the context of the evolving needs of the Board. While we do not have a policy in this regard, when evaluating a candidate for Board membership, the NCGC and the Board also take into consideration factors such as diversity of race, gender, ethnicity and age. In 2023, the Corporate Governance Guidelines were amended to update our policy regarding outside director service to provide that, without the approval of the NCGC, current directors and director nominees who are CEOs or serving in executive management positions should serve on no more than one other public company board. Other current directors and other nominees should serve on no more than three other public company boards. All directors and nominees for election are in compliance with this policy.

As described above under “Board Profile and Diversity” starting on page 8, the NCGC maintains a comprehensive skills and experience matrix for evaluating the background and skill set of the Board on both an individual director and collective basis.

Shareholder Nominees

The NCGC will consider qualified director candidates recommended in writing by shareholders. Shareholders who wish to suggest qualified candidates for consideration by the committee may do so by writing and providing to the Company’s Corporate Secretary the candidate’s name, biographical data, qualifications, and evidence the candidate has agreed to serve if nominated and elected. All such submissions will be forwarded to the NCGC Chair. To allow the committee sufficient time to consider a candidate in advance of an annual meeting, a shareholder should submit recommendations to the Company’s Corporate Secretary by no later than December 31st of the year prior to the annual meeting. Shareholder-proposed candidates who meet the committee’s minimum

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 11

qualification standards, discussed in the preceding paragraphs, will be evaluated in the same manner as other candidates considered by the committee for Board nomination.

Pursuant to the Company’s current By-laws, shareholders seeking to nominate a candidate for election to the Board without approval of the Board must deliver written notice of such nomination to the Company’s Corporate Secretary not less than 60 days nor more than 90 days prior to the Annual Meeting. The notice must set forth the name, address and number of shares of THG stock held by the shareholder submitting the nomination, as well as information concerning the nominee that is required to be disclosed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in a proxy statement soliciting proxies for the election of such nominee as a director, including a signed consent of the nominee to be named in a proxy statement and to serve as a director. In addition, the notice must be accompanied by a petition signed by at least 100 record holders of our Common Stock, representing in the aggregate at least one percent of the outstanding shares entitled to vote on the election of directors. As detailed in Item II below, we are seeking shareholder approval of certain amendments to our By-laws to revise these notice procedures in light of the SEC’s universal proxy rules, adopted in November 2021, and to align with standard market practice. Accordingly, if Item II is approved by shareholders, in the future, the notice procedures for a shareholder director nomination will differ from those described above.

Separately, in order to comply with the universal proxy rules under the Exchange Act, a shareholder seeking to solicit proxies in support of director nominees other than the Company’s nominees must satisfy the advance notice provisions set forth in the Company’s By-laws and provide the additional information required by Rule 14a-19.

Related-Person Transactions

The Board has established a written procedure for the review, approval and/or ratification of “transactions with related persons” (as such term is defined by the SEC, provided that the dollar threshold for review and approval in our policy is $100,000, which is more stringent than the $120,000 threshold established by the SEC). Pursuant to such policy, any related-person transaction must be presented to the Audit Committee for review, and the Audit Committee may approve, ratify or reject the transaction. In the event management determines that it is impractical to convene an Audit Committee meeting to consummate a particular transaction, the Chair of the Audit Committee (or the Independent Presiding Director, in the event the Chair of the Audit Committee or any of her immediate family members is the “related person”) has the authority to approve the transaction. The Chair of the Audit Committee, or Independent Presiding Director, as applicable, shall report to the Audit Committee at its next meeting any approval under this policy pursuant to this delegated authority. No member of the Audit Committee may participate in any approval or ratification of a transaction with respect to which such member or any of his or her immediate family members is the related person. In preparing the Company’s SEC filings and in determining whether a transaction is subject to this policy, the Company’s Chief Legal Officer is entitled to make the determination of whether a particular relationship constitutes a material interest of a related person. In evaluating a transaction with a related person, the Audit Committee shall consider all relevant facts and circumstances available to it and shall approve or ratify only those transactions that are in, or not inconsistent with, the best interests of the Company and its shareholders, as it determines in good faith.

The Related Person Transaction Policy can be found on the Company’s website at www.hanover.com under “About The Hanover—Our governance—Company policies—Related person transaction policy.” For a printed copy of the policy, shareholders should contact the Company’s Corporate Secretary.

Board Leadership Structure

We maintain a separate leadership structure between the roles of CEO and Chair of the Board in recognition of the differences between the two positions and what we believe best serves the Company at this time. We believe that separating the roles and having an independent Chair of the Board is in the best interests of the Company and its shareholders, and is consistent with corporate governance best practices. The separation of CEO and Chair better supports effective management oversight and promotes the Board’s oversight of risk management. While we believe these goals can be achieved without separating the CEO and Chair roles, we also take into consideration Ms. Egan’s demonstrated skill in leading our Board and counseling management.

The CEO is responsible for the Company’s strategic direction, day-to-day leadership, and performance, while the Chair of the Board is responsible for providing guidance to the CEO, setting meeting agendas and presiding over Board and shareholder meetings and over executive sessions of non-management directors (including the Committee of Independent Directors). The Chair of the Board is elected by the full Board annually.

It is the Board’s practice that in advance of regularly scheduled Board and committee meetings, the Chair of the Board, each Board committee chair, and the CEO convene to discuss and set the agendas for the respective meetings, based principally on a review of an annual topical calendar, prior discussions among directors and current topics of interest or concern. It is Ms. Egan’s practice to speak with each director following regularly scheduled Board meetings and to have other regular discussions with directors as she deems appropriate, to solicit ongoing feedback and reinforce inclusiveness and engagement. She also typically meets individually with

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 12

the CEO, Chief Financial Officer and Chief Legal Officer of the Company following each Board meeting and as she otherwise deems appropriate.

The Board generally convenes in executive session (i.e., with no members of management present) in connection with regularly scheduled Board meetings and at other times as deemed appropriate. In addition, the Board regularly meets with the CEO with no other members of management present. Directors have regular access to other members of senior management.

Board Meetings and Attendance

During 2023, there were five meetings of the full Board of Directors. In addition to formal Board and committee meetings held throughout the year, directors routinely engage in communications and interactions and convene informal telephonic or in-person meetings for discussion or planning purposes. The Board routinely convenes meetings at our headquarters in Worcester, Massachusetts, and periodically convenes meetings at other locations. In addition, Board and committee meetings are also held virtually through the use of videoconferencing technology.

For meetings held in 2023, all of the incumbent directors attended at least 75% of the Board meetings and meetings of committees on which they serve. In addition, as provided in the Company’s Corporate Governance Guidelines, all continuing directors and director nominees are expected to attend the Annual Meeting. All the directors serving at the time were present at last year’s annual meeting.

Board Committees

The standing committees of the Board consist of the Committee of Independent Directors (the “CID”), the Audit Committee, the Compensation and Human Capital Committee (the “CHCC”), and the NCGC. Each committee is composed solely of directors determined by the Board to be independent. The responsibilities of each of the committees are set forth in their charters, which are reviewed annually and updated as appropriate. Committee charters are available on the Company’s website, www.hanover.com, under “About The Hanover—Our governance—Committee charters.” For a printed copy of any committee charter, shareholders should contact the Company’s Corporate Secretary.

The current members of the Board, the committees on which they serve and the primary roles and responsibilities of each committee are identified below.

Committee of Independent Directors

Current Members:

Cynthia L. Egan (Board Chair)

Francisco A. Aristeguieta

Kevin J. Bradicich

Theodore H. Bunting, Jr.

Jane D. Carlin

J. Paul Condrin III

Martin P. Hughes

Kathleen S. Lane

Joseph R. Ramrath

Elizabeth A. Ward

Meetings Held in 2023: 7

Independence:

In addition to meeting the independence requirements under the NYSE listing standards, the Board has determined that each committee member participating in approving the CEO’s compensation also meets the independence requirements under Section 16 (“Section 16”) of the Exchange Act.

The CID, consisting of all the independent members of the Board, discharges such responsibilities as are referred to it from time to time by the Board or one of the Board’s other committees. The independent members of the Board typically meet in executive session at every scheduled Board meeting and from time to time meet informally.

Roles and Responsibilities:

•
Reviews and approves the recommendations of the CHCC and the NCGC, as applicable, with respect to establishing performance criteria (goals and objectives) for our CEO.
•
Evaluates the CEO’s performance and approves CEO compensation.
•
Periodically reviews:
o
the Company’s strategy, annual business plan and progress;
o
key risks and challenges facing the Company;
o
leadership development and succession planning for executive officers, including the CEO; and
o
other matters addressed during regular Board sessions with management.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 13

Audit Committee

Current Members:

Jane D. Carlin (Chair)

Theodore H. Bunting, Jr.

Martin P. Hughes

Elizabeth A. Ward

Meetings Held in 2023: 16

Independence:

The Board has determined that each committee member satisfies the requirements of the NYSE listing standards as to independence, financial literacy and experience, and satisfies the independence requirements of the Sarbanes-Oxley Act of 2002.

Audit Committee Financial Expert:

Additionally, the Board has determined that Messrs. Bunting and Hughes and Ms. Ward are Audit Committee financial experts and Ms. Carlin is financially literate, in each case as defined by SEC regulations.

The Audit Committee assists the Board in overseeing, among other things, the integrity of the Company’s financial statements and related disclosures, accounting and financial reporting processes and internal controls, compliance with legal and regulatory requirements, and risk management. The Audit Committee generally meets in executive session with representatives of PricewaterhouseCoopers LLP (“PwC”), the Chief Financial Officer and the General Auditor, and by themselves, following regularly scheduled committee meetings. The Audit Committee also meets from time to time with the Company’s Chief Actuary, Chief Risk Officer and Chief Legal Officer.

Roles and Responsibilities:

•
The selection and engagement, compensation, retention, evaluation, oversight and, when deemed appropriate, termination of the Company’s independent, registered public accounting firm.
•
Annually evaluates the performance of the Company’s independent, registered public accounting firm, and determines whether to reengage it or consider other audit firms. Some of the factors considered by the Audit Committee in deciding whether to retain PwC include:
o
PwC’s technical expertise and capabilities with respect to audit and non-audit services;
o
PwC’s depth of knowledge of the Company’s operations and businesses, accounting policies and practices, and internal control over financial reporting, and PwC’s tenure as independent auditor, including the relative benefits compared to any concerns that may be associated with a longer tenure;
o
PwC’s independence and processes for maintaining its independence;
o
the quality and candor of PwC’s communications with the Audit Committee and management; and
o
the appropriateness of PwC’s fees relative to the scope and efficiency of the audit and non-audit services provided.
•
Oversees the Company’s General Auditor and approval of matters related to the General Auditor’s employment and compensation.
•
Reviews and discusses the Company’s financial statements and earnings press releases with management and PwC prior to their release.
•
Reviews the arrangements for, and the results of, the auditor’s examination of the Company’s books and records, auditors’ compensation, internal accounting control procedures, and activities and recommendations of the Company’s internal auditors, as well as any reports relating to the integrity of our financial statements, internal financial controls or auditing matters that are reported on our anonymous Alertline.
•
Reviews, among other things as detailed in its Charter, the Company’s significant accounting policies, the effect of regulatory and accounting initiatives, control systems, reserving practices and information security and disaster recovery programs.
•
Reviews compliance with legal and regulatory requirements, outstanding major litigation (if applicable) and major enterprise risks.
•
Reviews management’s approach to managing and mitigating the Company’s exposure to data security and privacy risk, and the Company’s efforts associated with cybersecurity.
•
Reviews related-person transactions.
•
Assists the Board in assessing the adequacy of the Company’s enterprise risk management program.
•
Receives periodic reports regarding developments in the regulatory environment and relevant legislative reforms.
•
Reviews the Company’s policies regarding political contributions and activities.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 14

Compensation and Human Capital Committee

Current Members:

J. Paul Condrin III (Chair)

Francisco A. Aristeguieta

Cynthia L. Egan

Meetings Held in 2023: 6

Independence:

The Board has determined that each committee member satisfies the independence requirements of the NYSE listing standards, as required by Section 16 and pursuant to any applicable SEC requirements.

The CHCC is responsible for establishing and monitoring our executive compensation programs and overseeing and reviewing our compensation strategies, policies and practices, including those related to corporate culture and human capital development.

Roles and Responsibilities:

•
Oversees compensation matters involving directors and executive officers of THG and makes compensation decisions regarding our executive officers (other than the CEO).
•
Annually reviews the CEO’s performance and other relevant external factors, in conjunction with the Chair of the Board and the NCGC.
•
Makes a recommendation to the CID for the CEO’s annual compensation.
•
Provides general oversight of the Company’s compensation structure, including compensation plans and benefit programs applicable to all employees.
•
Oversees a risk-based analysis of the Company’s incentive arrangements.
•
Periodically reviews the Company’s strategies, policies, practices and experience relating to recruiting and retention, personnel practices, succession planning, corporate culture and human capital development, including policies and practices relating to diversity, equity and inclusion (“DEI”), except to the extent reviewed by the Board.

The CHCC may delegate any of its responsibilities to a subcommittee comprised of one or more of its members.

Nominating and Corporate Governance Committee

Current Members:

Joseph R. Ramrath (Chair)

Kevin J. Bradicich

Kathleen S. Lane

Meetings Held in 2023: 4*

Independence:

The Board has determined that each committee member satisfies the independence requirements of the NYSE listing standards.

*Does not include informal meetings held in connection with director recruitment efforts.

The NCGC advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices and the selection of candidates as nominees for election as directors.

Roles and Responsibilities:

•
Establishes, subject to the approval by the Board, the general criteria for selecting new directors.
•
Considers and recruits candidates to fill positions on the Board in consultation with the Board, as appropriate.
•
Coordinates and oversees the Board’s evaluation of the individual directors who are eligible for re-nomination and election at each annual meeting.
•
In consultation with the Chair of the Board, recommends Board member committee assignments to the full Board.
•
Facilitates the Board’s annual review of the CEO’s performance.
•
Monitors sustainability matters, including certain environmental, social and governance (“ESG”) efforts.
•
Monitors the Company’s corporate citizenship, charitable giving and shareholder advocacy matters.

Director Evaluation Process

The NCGC leads an annual review of the Board that examines, at the Board level and at each committee level, overall effectiveness across multiple evaluation areas, including: governance processes; whether the Board and the committees are maintaining the proper level of oversight; Board composition and function; meeting content, structure and preparation; and management’s interaction with the Board. The NCGC facilitates discussion of the results of the assessment annually among the Board and each Board committee, with the Chair leading the process for the full Board and each committee chair leading the process for their own committee. Our evaluation process encompasses an examination of the Board as a whole, each Board committee, and each individual director whose term is expiring at the next annual meeting, to determine if that director should be re-nominated for another

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 15

term. Evaluations of individual directors who are up for re-nomination include a peer review questionnaire that is completed by each of the other directors and reviewed by the Board Chair and NCGC Chair or, in instances where one of these chairs is the subject of an evaluation, by the other chair and another member of the NCGC. The NCGC considers the feedback in its assessment of individual member contributions when making its nomination recommendations to the full Board, who then make final determinations regarding Board-nominated candidates. In addition to the formal director evaluation process, the Chair solicits informal feedback from directors during her follow-up calls to each director after the conclusion of every regularly scheduled Board meeting.

Communicating with the Board

Shareholders and other interested parties can communicate with the Board, including the non-management directors and the Chair, by writing to The Hanover Insurance Group, Inc., Board of Directors, Attn: Corporate Secretary, 440 Lincoln Street, Worcester, Massachusetts 01653, through the website www.HanoverAlertLine.com or by calling 1-800-533-2547. An independent third-party service retrieves all submissions to the website and answers all calls to the toll-free telephone number and passes the information on to our Chief Legal Officer, our Chief Financial Officer, our General Auditor and the Chair of the Audit Committee, who, when appropriate, transmit the information to the appropriate member, or members, of the Board. Communications may be anonymous or confidential. Complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Other concerns will be referred to the Chair of the Board. All shareholder-related complaints and concerns will be received, processed and acknowledged by the Board. Further information regarding communications with the Board may be found at the Company’s website, www.hanover.com, under “About The Hanover—Our governance—Contact the board.”

Director Compensation

The CHCC is responsible for advising the Board with respect to the Company’s director compensation practices and programs. In executing such responsibilities in 2023, the CHCC reviewed relevant market data provided by Compensation Advisory Partners LLC ("CAP") to assist it in developing compensation recommendations. The market data considered included an analysis of data from the Comparative Proxy Data Companies (for more information on these companies, see page 39), general industry survey data from the National Association of Corporate Directors for public companies with between $2.5 billion and $10.0 billion in revenue and a review of recent trends and developments in director compensation. The CHCC presented its recommendations to the full Board which, at its May meeting, made its decision for the succeeding year (beginning immediately following the Annual Meeting of Shareholders and running until the next Annual Meeting of Shareholders (the “Annual Compensation Cycle”)). In setting director compensation, the Board considered competitive pay levels in light of the amount of time directors expend in fulfilling their duties to the Company, as well as the level of skill and expertise the Company requires of its Board members. The Board also noted that director compensation was slightly below median compared to the Company’s peers and had not changed since 2018.

Based upon its review of the information provided above and the CHCC’s recommendation, the Board elected to increase the annual director stock and cash retainer fees for the 2023/2024 Annual Compensation Cycle, as reflected below.

Fees	2023/2024 Annual Compensation Cycle	2022/2023 Annual Compensation Cycle

Annual Director Retainer
Stock Component (issued pursuant to the 2022 Plan)	$150,000	$135,000
Cash Component	$105,000	$95,000
Chair of the Board Annual Retainer	$125,000	$125,000
Committee Chair Annual Retainers*
NCGC	$21,000	$21,000
CHCC	$25,000	$25,000
Audit Committee	$36,000	$36,000
Committee Member Annual Retainer
NCGC	$10,000	$10,000
CHCC	$11,000	$11,000
Audit Committee	$15,000	$15,000

* Includes both committee chair and committee member retainer.

Pursuant to the Company’s 2022 Long-Term Incentive Plan (the “2022 Plan”), each non-employee director’s annual aggregate compensation for services as a director may not exceed $750,000.

At the election of each director, (i) cash retainers may be converted to Common Stock, and (ii) cash and stock-based compensation may be deferred pursuant to our non-employee director deferral plan. Deferred cash amounts are accrued in a

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 16

bookkeeping account that is credited with notional interest based on the so-called General Agreement on Tariffs and Trade (“GATT”) rate (3.99% for 2023, and 4.66% for 2024, and as determined using the November 2022 and 2023 published rates, respectively).

Additionally, the Company’s charitable foundation provides matching contributions to gifts made by directors to qualified charities, up to $5,000 per director per calendar year.

Mr. Roche, as an employee of the Company, receives no additional compensation for his service as a member of the Board.

Director Compensation Table

The following table sets forth the total compensation of our non-employee directors for the 2023/2024 Annual Compensation Cycle. All amounts were paid in 2023.

Name	Fees Earned in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Francisco A. Aristeguieta	116,094	149,906	—	266,000
Kevin J. Bradicich	115,094	149,906	—	265,000
Theodore H. Bunting, Jr.	120,094	149,906	—	270,000
Jane D. Carlin	141,094	149,906	—	291,000
J. Paul Condrin III	130,094	149,906	5,000	285,000
Cynthia L. Egan	241,094	149,906	5,000	396,000
Martin P. Hughes	120,094	149,906	5,000	275,000
Kathleen S. Lane	115,094	149,906 (3)	5,000	270,000
Joseph R. Ramrath	126,094	149,906	5,000	281,000
Elizabeth A. Ward	120,094	149,906	—	270,000
(1)
The amounts in this column reflect the grant date fair value of the annual stock retainer computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 718. Amounts calculated are based on the closing price of our Common Stock on the NYSE on the date of grant. None of our non-employee directors held any stock options or other unvested stock-based awards as of December 31, 2023. For information on the shareholdings for our directors, please see “Stock Ownership by the Company’s Directors and Executive Officers” on page 1.
(2)
Consists of matching contributions by the Company’s charitable foundation to qualified charitable organizations.
(3)
All or a portion of this amount has been deferred at the election of the director.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 17

Board’s Role in Risk Oversight

The Board is responsible for overseeing the Company’s risk management program. The Company, being primarily in the business of risk, has established an enterprise-wide risk management ("ERM") group to monitor, assess, manage and mitigate material risks to the Company. The Board, directly or through its standing committees, regularly receives reports and presentations from key members of the ERM group and management, including from the Company’s CEO, Chief Financial Officer, Chief Risk Officer, Chief Information Security Officer and Chief Legal Officer on matters which, in its or management’s view, merit attention from a risk management perspective, such as catastrophe risks, counterparty risks, reserves, insured exposure aggregation levels, ex-catastrophe underwriting risk, reinsurance levels and creditworthiness of our reinsurers, the investment portfolio, litigation and regulatory matters, privacy, cybersecurity, capital considerations, acquisitions, growth plans, leadership and succession, other operational risks, and material ESG risks. Management presentations, business updates, and financial and strategic planning discussions with the Board and its committees regularly incorporate a discussion of risks and plans for mitigating or managing such risks, including emerging risks that could impact the Company’s long-term strategy. Additionally, the Board may engage with outside advisors and experts to discuss risk trends when necessary. The chart below sets forth the division of each committee’s risk oversight responsibilities, which we believe effectively addresses the risks facing the Company and allows for sufficient time, attention and expertise to be directed to the appropriate risks.

Board of Directors

Audit Committee

•
Regularly reviews with management certain financial and business risk exposures and the steps management has taken to monitor and control such risk exposures.
•
Reviews the Company’s enterprise risk assessment and risk management policies and procedures.
•
Receives periodic reports from the Company’s Chief Risk Officer, who reports to the Chief Financial Officer.
•
Reports to the Board its assessment of the Company’s ERM policies and procedures.
•
Reviews related party transactions, political contributions and certain sustainability matters, including material environmental risks.
•
Monitors cybersecurity and privacy risks, and the Company’s cybersecurity programs, with periodic updates from the Chief Information Security Officer.

CHCC

•
Receives, at least annually, results of an assessment of the risks associated with the Company’s compensation programs, as presented by a committee led by the Chief Risk Officer (and shared with the full Board). For additional information, see “Risk Management and Compensation” in the Compensation Discussion and Analysis section below.
•
Reviews the Company’s strategies and policies related to certain human capital management matters, including corporate culture, employee engagement and DEI initiatives and programs.

NCGC

•
Reviews the Company’s compliance program for its Code of Conduct, conflicts of interest and ethics.
•
Monitors matters pertaining to Board governance and shareholder rights.
•
Monitors certain risks related to the Company’s sustainability initiatives and disclosures, with semi-annual updates regarding the Company’s ESG activities.

Sustainability and Corporate Responsibility

Our long-term strategy is focused on meeting our commitments to our policyholders and agents, with a view toward delivering outstanding financial results for our shareholders. We recognize that working to make a difference in the world and in the communities where we do business furthers that strategy. We place importance on operating as a socially responsible organization that is committed to treating our policyholders, employees, agents and vendors fairly, protecting our environment, giving back and enriching our communities, and governing our actions with integrity. We fundamentally believe that these values and good corporate citizenship

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 18

are essential to our success and that by carefully considering and incorporating sustainability efforts into our operational and strategic planning, we can capitalize on opportunities and respond to material ESG risks.

Oversight of these key sustainability matters is codified in Board committee charters. In addition, management presentations and reports on these topics are formally scheduled on Board or committee topical calendars and agendas, and they are regularly discussed in Board and committee meetings, as applicable, throughout the year. Additionally, the NCGC receives a semi-annual sustainability update that encompasses a holistic report on the Company’s ESG activities, as well as sustainability trends and developments affecting the property and casualty industry and the broader market.

Our executive leadership team, managers and business units are responsible for setting sustainability direction and strategy through their programs and policies. The Company’s ESG Sustainability Council, a cross-disciplinary management committee headed by our Chief Legal Officer and comprised of leaders across the organization involved in sustainability matters, oversees and coordinates the Company’s sustainability efforts. The ESG Sustainability Council has a formal written charter that establishes its mission to support the Company’s ongoing commitments and initiatives related to corporate social responsibility, sustainability, including ESG initiatives, and other policy matters relevant to the Company and its stakeholders.

The ESG Sustainability Council was also designed to be a conduit for collecting and distilling ESG matters that are surfaced by our stakeholders so that these matters can then be considered by management, incorporated into the assessment of Company policy or strategy, and overseen by the Board and its committees, if necessary. In this respect, the ESG Sustainability Council serves a critical role in both coordinating the Company’s sustainability strategy for its stakeholders and in providing stakeholder feedback on key ESG matters to the executive team and the Board.

ESG GOVERNANCE Company Stakeholders: • Employees• Shareholders and investors• Customers• Agents• Suppliers and vendors• Community• Regulatory authorities Company executive leadership, management and business units set ESG direction and execute on the strategy ESG Council oversees ESG matters to ensure consistent approach, effective disclosure and coordination across the enterprise Board and Board Committees oversee categories of ESG risks and opportunities

For more information about our commitments to sustainability and to review our Sustainability Report, please visit our Corporate Responsibility website, www.hanover.com under “About The Hanover – Our corporate commitment.” Information on our website is not a part of or incorporated into this Proxy Statement.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 19

Human Capital Management

To successfully operate our business, we rely on our corporate culture and on attracting, developing and retaining qualified employees to differentiate our Company and deliver on our commitments to our independent agents, customers, investors and other stakeholders. With the support and oversight of the Board and each committee, as applicable, we focus on creating an inclusive, diverse and equitable environment for our workforce that aligns with our corporate culture and “CARE” values. For a more complete discussion of our commitment and focus of human capital management, refer to our Annual Report on Form 10-K for the year ended December 31, 2023.

Director Retirement Policy

It is the policy of the Board that a director retire effective at the Annual Meeting of Shareholders following his or her attainment of age 75. The policy does not provide for any waivers or exceptions. Mr. Hughes has reached the mandatory retirement age under the Company’s director retirement policy. Accordingly, his current term expires at the Annual Meeting of Shareholders, and he has not been nominated to serve for an additional term.

Code of Conduct

The Company has adopted a Code of Conduct that is applicable to all directors, officers and employees of the Company, including our CEO, Chief Financial Officer and Corporate Controller. In addition, we expect our agents, contractors and others with whom we do business to act in accordance with our Code of Conduct. The Code of Conduct is available on the Company’s website at www.hanover.com under “About The Hanover—Our governance—Company policies—Code of conduct policy.” For a printed copy of the Code of Conduct, shareholders should contact the Company’s Corporate Secretary. The Company will disclose any amendments to the Code of Conduct (other than technical, administrative or non-substantive amendments), or waivers of provisions of the Code of Conduct for its directors and executive officers, including the CEO, Chief Financial Officer and Corporate Controller, on its website within four business days following the date of such amendment or waiver.

Shareholder Engagement

In addition to regular discussions with investors and analysts, the Company engages in investor outreach throughout the year as an avenue to pursue a direct dialogue with interested shareholders to learn more about their perspectives, priorities and concerns. Engagement discussions with investors have traditionally included senior management and representatives from our investor relations department. A broad range of topics are discussed, including business performance and strategy, human capital management, governance, compensation programs and sustainability matters. Formal and informal communications with investors enable management and the Board to understand and consider the issues that matter most to our shareholders, so that the Company can effectively address them. Most recently, after noting certain investor feedback and conducting a comprehensive review of our governance structure, in light of what it believes to be in the best interests of our Company and our shareholders at this time, the Board has decided to seek shareholder approval to declassify the Board.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 20

ITEM I

ELECTION OF DIRECTORS

The Board currently has 11 members and consists of three classes whose terms end in successive years. There are three nominees for election to the Board this year. Mr. Condrin and Mses. Egan and Lane are each being nominated to serve for a three-year term expiring in 2027.

Mr. Hughes has reached the mandatory retirement age under the Company’s director retirement policy and, in accordance with the policy, will retire from the Board effective at the Annual Meeting. The Board has voted to reduce the size of the Board to 10 members, effective immediately following the Annual Meeting and the retirement of Mr. Hughes.

Directors serve until the expiration of their stated term and until their successor has been duly elected and qualified, or until their earlier death, resignation, removal or disqualification.

All of the nominees have indicated their willingness to serve and, unless otherwise directed, it is intended that proxies received in response to this solicitation will be voted in favor of the election of each of the nominees.

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required to elect director nominees. For purposes of electing directors, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Broker non-votes and abstentions, because they are not votes cast, are not counted for this Item I and will have no effect on the outcome.

If a nominee who is currently serving as a director is not re-elected at the Annual Meeting, then, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our By-laws, any director who is nominated but fails to be re-elected is required to promptly tender his or her resignation to the Board, effective at the end of his or her current term. The NCGC will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. In making their determinations, the NCGC and the Board may consider any factors deemed relevant. The Board will act on the NCGC’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not vote on the NCGC’s recommendation or the Board’s decision.

In the event that any of the nominees should be unavailable to serve as a director, it is intended that the proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board. The Board and management have no reason to believe that any of the nominees will be unavailable to serve.

Information as to each nominee and as to directors continuing in office can be found under the section of this Proxy Statement entitled “Corporate Governance.”

The Board recommends a vote FOR each of the director nominees.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 21

The Board recommends a vote FOR each of the director nominees.

CERTIFICATE OF INCORPORATION AND BY-LAWS PROPOSALS

We are committed to responsible and effective corporate governance in order to enhance sustainable, long-term shareholder value and to be accountable and responsive to our stakeholders. As part of our regular review and consideration of our corporate governance practices, the Board has determined that it is advisable and in the best interests of the Company and our shareholders to amend and restate our Certificate of Incorporation and our By-laws to revise, modernize and update such documents.

We understand and value the importance of shareholder engagement and participation and have taken several steps to enhance shareholders’ ability to express their views. In furtherance of these principles, we are seeking shareholder approval at the Annual Meeting to adopt an amendment to declassify our Board structure. We are also proposing certain additional enhancements to our Certificate of Incorporation to modernize it and align with current best practices and law. We believe that each of these changes will benefit the Company and its shareholders. We are seeking shareholder approval at the Annual Meeting to declassify the Board (Item III), to allow for officer exculpation (Item IV), and to amend and restate our Certificate of Incorporation to integrate any and all amendments approved at this Meeting and all prior amendments into a single document, and to make various miscellaneous amendments to clarify, streamline and modernize our Certificate of Incorporation (Item V). Additionally, we are seeking shareholder approval to amend our By-laws to modernize the director nomination process (Item II).

Certificate of Incorporation

The Board has unanimously approved each of the following proposals for amendment of our Certificate of Incorporation (collectively, the “Charter Proposals”):

•
Item III: To amend our Certificate of Incorporation to reorganize the Board of Directors into one class, with each director subject to election each year for a one-year term;
•
Item IV: To amend our Certificate of Incorporation to allow for officer exculpation; and
•
Item V: To amend and restate our Certificate of Incorporation to clarify, streamline and modernize the document.

We propose to amend and restate our Certificate of Incorporation, as described in Item V, to integrate the amendments described in the Charter Proposals and other amendments that have been adopted in the past into a single document (the “Amended and Restated Certificate”). If our shareholders approve the amendments described in each of the Charter Proposals, we intend to file the Amended and Restated Certificate with the Secretary of State of the State of Delaware promptly following the Annual Meeting. The full text of the Amended and Restated Certificate, marked against the consolidated text of our current Certificate of Incorporation to reflect the amendments contemplated by the Charter Proposals, is attached as Annex B to this Proxy Statement.

The approval of any one of the Charter Proposals is not conditioned upon approval of any of the other Charter Proposals. If fewer than all of the Charter Proposals are approved by shareholders, we intend to modify the Amended and Restated Certificate to exclude any amendment contemplated by any Charter Proposal not so approved prior to filing with the Delaware Secretary of State. Each of the proposed changes described by the Charter Proposals, if approved by our shareholders, will be effective upon the filing of the Amended and Restated Certificate with the Delaware Secretary of State.

By-laws

The Board has unanimously approved the amendments to our By-laws contemplated by Item II. Subject to shareholder approval of Item II, the By-laws will be amended and restated (as amended, the “Amended and Restated By-laws”), as reflected in the marked copy of the By-laws attached as Annex A to this Proxy Statement. Additionally, after the Annual Meeting, if shareholders have approved the Charter Proposal declassifying the Board (Item III), the Board intends to amend the relevant provisions in the By-laws to align with such changes in the Amended and Restated Certificate. If shareholders approve only Item II or Item III, but not both of them, the Board intends to modify our By-laws accordingly.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 22

ITEM II

AMENDMENT OF THE COMPANY’S BY-LAWS TO MODERNIZE DIRECTOR NOMINATION PROCESS

The Board has determined that it is advisable and in the best interests of the Company and its shareholders to amend our By-laws to update the advance notice provisions for director nominations contained therein. Shareholders are being asked to vote on the following:

Vote:	To amend the Company’s By-laws to make certain changes to the advance notice provisions for director nominations as indicated on Annex A.

This amendment will align the process for director nominations with typical public company practice and provide greater specificity and visibility to shareholders with respect to the nomination process.

Section 3.3 of our current By-laws provides that any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors by giving timely written notice thereof in proper form to the Company’s Corporate Secretary, accompanied by a petition signed by at least 100 record holders of capital stock of the Company which shows the class, series (if any) and number of shares held by each person and which holders represent in the aggregate at least 1% of the outstanding shares entitled to vote in the election of directors. To be timely, notice must be delivered or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, to be timely, notice by the shareholder must be received at the principal executive offices of the company not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a shareholder’s notice must set forth in writing, (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (the “Proxy Rules”), including, without limitation, such person’s written consent to being named in the applicable proxy statement as a nominee and to serving as a director if elected, and (ii) as to the shareholder giving the notice (x) the name and address, as they appear on the corporation's books, of such shareholder, and (y) the class, series (if any) and number of shares of the corporation which are beneficially owned by such shareholder.

If this Item II is approved, the Amended and Restated By-laws would provide, in accordance with Section 3.3 of the Amended and Restated By-laws, a copy of which, marked against the text of our current By-laws to reflect the amendments contemplated by this Item II, is attached as Annex A to this Proxy Statement, that notices of shareholder nominations of persons for election as directors for the Board must be received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, to be timely, notice by the shareholder must be received at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. This formulation brings a shareholder’s process to propose a nominee in line with more customary market practice for advance notice provisions and eliminates the By-law requirement for a petition signed by at least 100 record holders representing in the aggregate at least 1% of outstanding shares entitled to vote.

Further, the Board has proposed that our By-laws be revised to provide that a shareholder’s notice to the Company’s Corporate Secretary for the nomination of directors shall set forth additional information as to each proposed nominee and as to each shareholder giving such notice.

With regard to the shareholder making the nomination, in accordance with Section 3.3 of the Amended and Restated By-laws, the Amended and Restated By-laws would require the shareholder’s notice to set forth (a) the name and address of the shareholder making such nomination, (b) the class and number of shares of capital stock of the Company directly or indirectly held of record, owned beneficially and represented by proxy by such shareholder as of the date of such notice by the shareholder, (c) a representation that such shareholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (d) any “derivative security” (as that term is defined in Rule 16a-1(c) under the Exchange Act) directly or indirectly owned beneficially by the shareholder and any other “pecuniary interest” or “indirect pecuniary interest” (as those terms are defined in Rule 16a-1(a)(2) under the Exchange Act) in the shares of capital stock of the Company, (e) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder has a right to vote any securities of the Company, (f) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of the shares of stock of the Company, (g) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between the shareholder, its respective Affiliates or Associates, each person nominated by the shareholder, and his or her respective Affiliates or Associates on the one hand, and anyone Acting in Concert with

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 23

any of these persons on the other hand (for the purposes of this clause (g), Affiliate and Associate shall have the definitions as set out in Rule 12b-2 under the Exchange Act, and a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts pursuant to an express agreement, arrangement or understanding toward a common goal relating to the management, governance or control of the Company; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A), (h) a certification as to whether or not such shareholder has complied with all applicable federal, state and other legal requirements in connection with such shareholder’s acquisition of shares of capital stock or other securities of the Company, (i) a representation as to whether such shareholder intends to solicit proxies or votes from shareholders for any director nominees in accordance with Rule 14a-19 under the Exchange Act, (j) a representation as to whether such shareholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees and, if applicable, in accordance with Rule 14a-19 under the Exchange Act, (k) to the extent known by such shareholder, the name and address of any other shareholder supporting the nomination on the date of such shareholder’s notice, and (l) all other information that would be required to be included in a proxy statement required to be filed with the SEC if, with respect to any such nomination, such shareholder were a participant in a solicitation subject to the Proxy Rules.

With regard to each proposed nominee, in accordance with Section 3.3 of the Amended and Restated By-laws, the Amended and Restated By-laws would require the shareholder’s notice to set forth (a) the name, age, business address or residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Company, if any, which are beneficially owned by the person, the date or dates on which such shares were acquired and the investment intent of such acquisition, (d) a representation that the person is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question that has not been disclosed to the Company or that could limit or interfere with such person’s ability to comply, if elected a director of the Company, with such person’s fiduciary duties under applicable law, (e) any other information relating to the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules (including without limitation the written consent of the nominee to being named in the proxy statement as a nominee and to serve as a director if elected), and (f) a statement signed by the person confirming that, if elected, he or she will comply with all applicable rules, regulations, policies or standards of conduct applicable to the directors. In addition, any person nominated by the shareholder shall complete a questionnaire, in a form available from the Company, and such completed questionnaire shall be submitted with the shareholder notice contemplated by this Section 3.3 of the Amended and Restated By-laws. The shareholder submitting a notice of a director nomination will be required to request in writing from the Company’s Corporate Secretary, the form of questionnaire from the Company prior to submitting notice. Upon such request, the Company will provide the form of questionnaire to such shareholder within ten days of receiving the written request.

Further, in accordance with Section 3.3 of the Amended and Restated By-laws, the Amended and Restated By-laws would require that a shareholder further update and supplement its notice of any nomination to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to the Amended and Restated By-laws shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is ten business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Company’s Corporate Secretary not later than three business days after the later of the record date or the date notice of the record date is first publicly announced (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

The Board has also proposed that our By-laws be updated to address the adoption of rules and regulations of the SEC regarding universal proxy cards set forth in Rule 14a-19 under the Exchange Act, as reflected in Section 3.4 of the Amended and Restated By-laws.

The general description of this amendment set forth in this Item II is qualified in its entirety by the text of the Amended and Restated By-laws, a copy of which, marked against the consolidated text of our current By-laws to reflect the amendments contemplated by this Item II, is attached as Annex A to this Proxy Statement.

On February 27, 2024, the Board authorized and approved the amendment contemplated by this Item II, subject to shareholder approval, and directed that the amendment contemplated by this Item II be considered for approval by the shareholders at the Annual Meeting.

The affirmative vote of the holders of two-thirds of the total number of votes of outstanding capital stock entitled to vote generally in the election of directors at the Annual Meeting will be required to approve this Item II. For purposes of determining approval of this Item II, abstentions and broker non-votes will have the same effect as vote “against” this Item II.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 24

The amendment contemplated by this Item II would become effective upon approval by the shareholders.

The Board recommends a vote FOR the approval of this Item II.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 25

ITEM III

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

The Board has determined that it is in the best interests of the Company and its shareholders to amend our Certificate of Incorporation to provide for the declassification of the Board. By eliminating the provisions for a classified Board with staggered three-year terms and providing that directors will each be elected for a one-year term, shareholders will have the opportunity to evaluate the performance of and to vote on all directors annually. The proposed amendment is consistent with the trend in corporate governance that has resulted in a substantial number of U.S. public companies eliminating their classified board structures in favor of annual elections of directors. As a result, shareholders are being asked to vote on the following:

Vote:	To amend the Company’s Certificate of Incorporation to reorganize the Board of Directors into one class, with each director subject to election each year for a one-year term.

Section 12 of our current Certificate of Incorporation provides that the Company’s directors serve terms that are divided into three classes, with staggered three-year terms. We are asking you to approve an amendment to our Certificate of Incorporation to declassify our Board and provide for the annual election of directors.

The proposed amendment to our Certificate of Incorporation would provide for directors to be elected to a one-year term, beginning at the Company’s 2025 Annual Meeting of Shareholders. The proposed amendment to our Certificate of Incorporation would not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendment, including directors elected at the Annual Meeting. Accordingly:

•
the three-year term for each of J. Paul Condrin III, Cynthia L. Egan and Kathleen S. Lane, if elected at the Annual Meeting, will expire at the Company’s 2027 Annual Meeting of Shareholders;
•
the current three-year term for each of Kevin J. Bradicich, Theodore H. Bunting, Jr., Joseph R. Ramrath and John C. Roche, will expire at the Company’s 2025 Annual Meeting of Shareholders; and
•
the current three-year term for each of Francisco A. Aristeguieta, Jane D. Carlin and Elizabeth A. Ward, will expire at the Company’s 2026 Annual Meeting of Shareholders.

Director nominees standing for election at the Company’s 2025 Annual Meeting of Shareholders and each annual meeting thereafter would be elected to serve a one-year term. Beginning with the Company’s 2027 Annual Meeting of Shareholders, all directors would stand for annual elections.

In addition, Delaware law provides that directors serving on boards of directors that are not classified may be removed with or without cause, whereas under Section 12 of our current Certificate of Incorporation, the Company's directors can only be removed for cause. As required by Delaware law, the proposed amendment would permit shareholders to remove directors with or without cause, beginning in 2027, when the Board would be fully declassified.

The general description of this amendment set forth in this Item III is qualified in its entirety by the text of Section 11 of the Amended and Restated Certificate, a copy of which, marked against the consolidated text of our current Certificate of Incorporation to reflect the amendments contemplated by the Charter Proposals, is attached as Annex B to this Proxy Statement.

On February 27, 2024, the Board authorized and approved the amendment contemplated by this Item III, subject to shareholder approval, and directed that the amendment contemplated by this Item III be considered for approval by the shareholders at the Annual Meeting.

The affirmative vote of the holders of two-thirds of the total number of votes of outstanding capital stock entitled to vote generally in the election of directors at the Annual Meeting will be required to approve this Item III. For purposes of determining approval of this Item III, abstentions and broker non-votes will have the same effect as vote “against” this Item III.

If approved by the shareholders at the Annual Meeting, the amendment contemplated by this Item III would become effective upon the filing of the Amended and Restated Certificate with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting. If our shareholders do not approve the proposed amendment, our Board will remain classified. The approval of this Item III is not conditioned upon approval of any of the other Charter Proposals.

The Board recommends a vote FOR the approval of this Item III.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 26

ITEM IV

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO ALLOW FOR OFFICER EXCULPATION

The Board has determined that it is in the best interests of the Company and its shareholders to amend our Certificate of Incorporation to provide for exculpation from liability for certain officers of the Company from certain claims of breach of the fiduciary duty of care, similar to protections currently available to directors of the Company. Shareholders are being asked to vote on the following:

Vote:	To amend the Company’s Certificate of Incorporation to allow for officer exculpation.

The Company is incorporated in the State of Delaware and is therefore subject to the Delaware General Corporation Law (“DGCL”). The DGCL has long permitted Delaware corporations to limit or eliminate directors' personal liability for monetary damages resulting from a breach of the fiduciary duty of care, subject to certain limitations such as prohibiting exculpation for intentional misconduct or knowing violations of the law. These provisions are referred to as “exculpatory provisions” or “exculpatory protections.” Section 13 of our current Certificate of Incorporation includes similar exculpatory provisions for directors.

Recently, the Delaware legislature amended the DGCL to permit Delaware corporations to provide similar exculpatory protections for officers. This decision was due in part to the recognition that both officers and directors owe fiduciary duties to corporations, and yet only directors were protected by the exculpatory provisions. In addition, Delaware courts experienced an increase in litigation in which plaintiffs attempted to exploit the absence of protection for officers to prolong litigation and extract settlements from defendant corporations.

As adopted, amended Section 102(b)(7) of the DGCL protects officers from personal monetary liability, subject to the following conditions:

•
exculpation is only available for breaches of the fiduciary duty of care;
•
exculpation is not available for breaches of the fiduciary duty of loyalty (which requires officers to act in good faith for the benefit of the corporation and its stockholders and not for personal gain); and
•
exculpation is not available for intentional misconduct or knowing violations of the law.

The Board believes that eliminating personal monetary liability for officers under certain circumstances is reasonable and appropriate. Claims against corporations for breaches of fiduciary duties are expected to continue increasing. Delaware corporations that fail to adopt officer exculpation provisions may experience a disproportionate amount of nuisance litigation and disproportionately increased costs in the form of increased director and officer liability insurance premiums, as well as diversion of management’s attention from the business of the corporation.

Further, the Board anticipates that similar exculpation provisions are likely to be adopted by the Company’s peers and others with whom the Company competes for executive talent. As a result, officer exculpation provisions may become necessary for Delaware corporations to attract and retain experienced and qualified corporate officers.

A Delaware corporation seeking to extend the benefits of Section 102(b)(7) of the DGCL to its corporate officers must amend its certificate of incorporation, as the protections do not apply automatically and must be included in a corporation’s certificate of incorporation to be effective. Accordingly, the Board has determined it advisable and in the best interests of the Company and its shareholders to seek shareholders’ approval for the amendment contemplated by this Item IV.

The amendment contemplated by this Item IV would provide for the elimination of personal monetary liability for certain officers only in connection with direct claims brought by shareholders, subject to the limitations described above. As is the case with directors under the current Certificate of Incorporation, the amendment contemplated by this Item IV would not limit the liability of officers for any breach of the duty of loyalty to the Company or its shareholders, any acts or omissions not in good faith or which involve

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 27

intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit.

The general description of this amendment set forth in this Item IV is qualified in its entirety by the text of Section 12 of the Amended and Restated Certificate, a copy of which, marked against the consolidated text of our current Certificate of Incorporation to reflect the amendments contemplated by the Charter Proposals, is attached as Annex B to this Proxy Statement.

On February 27, 2024, the Board authorized and approved the amendment contemplated by this Item IV, subject to shareholder approval, and directed that the amendment contemplated by this Item IV be considered for approval by the shareholders at the Annual Meeting.

The affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote on the subject matter at the Annual Meeting will be required to approve this Item IV. For purposes of determining approval of this Item IV, abstentions and broker non-votes will have the same effect as vote “against” this Item IV.

If approved by the shareholders at the Annual Meeting, the amendment contemplated by this Item IV would become effective upon the filing of the Amended and Restated Certificate with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting. The approval of this Item IV is not conditioned upon approval of any of the other Charter Proposals.

The Board recommends a vote FOR the approval of this Item IV.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 28

ITEM V

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO CLARIFY, STREAMLINE AND MODERNIZE OUR CERTIFICATE OF INCORPORATION

The Board has determined that it is in the best interests of the Company and its shareholders to amend and restate our Certificate of Incorporation to integrate any and all amendments to our Certificate of Incorporation approved at the Annual Meeting and all prior amendments into a single document, and to make various miscellaneous changes to clarify, streamline and modernize our Certificate of Incorporation, as described below. Shareholders are being asked to vote on the following:

Vote:	To amend and restate the Company’s Certificate of Incorporation to clarify, streamline and modernize our Certificate of Incorporation.

If our shareholders approve this Item V, the Company intends to amend and restate our Certificate of Incorporation to combine into one document each of the amendments contemplated by the Charter Proposals that are approved by our shareholders and all prior amendments, and to make certain technical, clarifying and modernizing changes to our Certificate of Incorporation. Below is a summary of the changes to our Certificate of Incorporation proposed pursuant to this Item V in addition to the consolidation of our Certificate of Incorporation into a single document:

•
Section 2: Updating the address of the Company’s registered office in the State of Delaware and the name of the Company’s registered agent.
•
Converting to gender neutral language, revising the numbering of sections, and making other immaterial changes to clarify the document.

Unless otherwise indicated, all section citations above refer to the Amended and Restated Certificate, and the general description of this amendment as described in this Item V is qualified in its entirety by the text of the Amended and Restated Certificate, a copy of which, marked against the consolidated text of our current Certificate of Incorporation to reflect the amendments contemplated by the Charter Proposals, is attached as Annex B to this Proxy Statement.

We believe the changes described in this Item V would streamline and clarify our Certificate of Incorporation to make it easier for shareholders to read and understand, and to modernize the document.

On February 27, 2024, the Board authorized and approved the amendment contemplated by this Item V, subject to shareholder approval, and directed that the amendment contemplated by this Item V be considered for approval by the shareholders at the Annual Meeting.

The affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote on the subject matter at the Annual Meeting will be required to approve this Item V. For purposes of determining approval of this Item V, abstentions and broker non-votes will have the same effect as vote “against” this Item V.

If approved by the shareholders at the Annual Meeting, the amendment contemplated by this Item V would become effective upon the filing of the Amended and Restated Certificate with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting. The approval of this Item V is not conditioned upon approval of any of the other Charter Proposals.

The Board recommends a vote FOR the approval of this Item V.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 29

ITEM VI

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

Each year since our annual meeting in 2011, we have provided our shareholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers. At each meeting, our shareholders overwhelmingly approved the proposal, with more than 95% of the votes cast voting in favor of each proposal. As required by Section 14A of the Exchange Act, we are again seeking advisory shareholder approval of the compensation of our named executive officers, as disclosed in the section of this Proxy Statement entitled “Executive Compensation.” Shareholders are being asked to vote on the following:

Vote:

To approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related disclosure).

A substantial percentage of our named executive officers’ compensation is directly tied to stock performance and the attainment of financial and other performance measures the Board believes promote long-term shareholder value and position us for long-term success. As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance-based compensation, the terms of our short- and long-term incentive compensation programs, and the weighting of variable compensation more heavily toward equity awards, are all designed to enable us to attract and retain top talent and align the interests of our executive officers with those of our shareholders, while balancing risk and reward. The CHCC and the Board believe the design of the programs, and the compensation awarded to the named executive officers under the current programs, fulfills these objectives.

Shareholders are urged to read the Compensation Discussion and Analysis section beginning on page 34, which discusses in detail how our compensation programs support our compensation philosophy.

Although the vote is non-binding, the Board and the CHCC will consider the voting results in connection with their ongoing evaluation of the Company’s compensation programs. As recommended by our shareholders at our last annual meeting, we intend to hold advisory votes on executive compensation annually. Accordingly, we anticipate the next such vote will be held at the Company’s 2025 Annual Meeting of Shareholders.

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required for approval of this Item VI. Abstentions and broker non-votes, because they are not votes cast, are not counted for this Item VI and will have no effect on the outcome.

The Board recommends a vote FOR the approval of this Item VI.

The Board recommends a vote FOR the approval of this proposal.

The Board recommends a vote FOR an advisory vote on executive compensation every ONE year.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 30

ITEM VII

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent, external audit firm retained to audit the Company’s financial statements. The firm of PwC has been appointed by the Audit Committee of the Board to serve as the Company’s independent, registered public accounting firm for 2024. PwC has been retained as the Company’s independent, external auditor since 1995 and, for a predecessor company, beginning in 1991. Representatives of PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

In order to assure continuing auditor independence, the Audit Committee periodically considers whether the Company should change its independent, external audit firm. Additionally, in conjunction with the mandated rotation of PwC’s lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of PwC’s new lead engagement partner.

The members of the Audit Committee and the Board believe the continued retention of PwC to serve as the Company’s independent external auditor is in the best interests of the Company and its investors. For a discussion of the factors that the Audit Committee considered in retaining PwC for 2024, see the “Audit Committee” section beginning on page 14. The Board is submitting the appointment of PwC as the Company’s independent, registered public accounting firm for 2024 to the shareholders for their ratification. The Audit Committee bears the ultimate responsibility for selecting the firm and will make the selection it deems best for the Company and its shareholders. Should the shareholders fail to ratify the appointment of PwC, the Audit Committee will reconsider the appointment and may retain PwC or another accounting firm without resubmitting the matter to shareholders. Similarly, ratification of the selection of PwC as the independent, registered public accounting firm does not limit the Audit Committee’s ability to change this selection in the future.

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required for approval of this Item VII. Abstentions, because they are not votes cast, are not counted for this Item VII and will have no effect on the outcome.

The Board recommends a vote FOR the approval of this Item VII.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 31

Fees Incurred from PricewaterhouseCoopers LLP

The table below shows the fees paid or accrued for the audit and other services provided by PwC for 2023 and 2022.

	2023	2022

Audit Fees (1)	$3,010,983	$3,020,750
Audit-Related Fees (2)	152,707	181,000
Tax Fees (3)	—	28,084
All Other Fees (4)	—	7,438

(1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements, including the audit of the internal controls over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with statutory or other regulatory filings.
(2)
Audit-related fees consisted primarily of attestation services in support of a catastrophe bond issuance and the Company’s employee benefit plans.
(3)
Tax fees in 2022 consisted of tax services and consulting related to tax strategy planning for investments.
(4)
Other services in 2022 related to purchased software.

Fees and Pre-Approval Policy

The Audit Committee is responsible for overseeing and approving the audit fee negotiations associated with the Company’s retention of PwC. In addition, the Audit Committee is required to pre-approve all services performed by the independent auditor. At the beginning of each annual audit cycle, the Audit Committee pre-approves certain categories of audit, audit-related and other services, but such projects within these categories with fees expected to be $250,000 or greater must be specifically approved.

The Chair of the Audit Committee (or, in her absence, any other member of the Audit Committee) has the authority to pre-approve other audit-related and non-audit services to be performed by the independent auditors and associated fees, provided that such services are not otherwise prohibited and any decisions to pre-approve such services and fees are reported to the full Audit Committee at its next regular meeting. During 2023, the Audit Committee reviewed and pre-approved all services performed by the independent auditor, including non-audit services, in accordance with the policy set forth above. In assessing the independence of PwC, the Audit Committee reviews and considers aggregate fees and other factors for all audit-related and non-audit services compared to the overall audit fee.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 32

Audit Committee Report

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed with management the audited financial statements of the Company.

Review of Financial Statements and Other Matters with Independent Auditors

An integral part of the audit process is to ensure that the Audit Committee receives information regarding the scope and results of the audit. Various communication requirements pertaining to the conduct of an audit exist to enhance the information flow and to assist the Audit Committee in discharging its oversight responsibility. In this regard, the Audit Committee discussed with the Company’s independent, registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also received written disclosures and a letter from PricewaterhouseCoopers LLP regarding its communications with the Audit Committee concerning independence from the Company, pursuant to applicable requirements of the PCAOB, and has discussed with PricewaterhouseCoopers LLP its independence from the Company. The Audit Committee considered and determined that the provision of the non-audit professional services approved by the Audit Committee in 2023 is compatible with PricewaterhouseCoopers LLP’s maintaining its independence from the Company.

Responsibility and Oversight

Management is responsible for the Company’s financial statements, the overall reporting process and the system of internal control over financial reporting. PricewaterhouseCoopers LLP, as our independent, registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity, in all material respects, of the annual financial statements with generally accepted accounting principles in the United States and expressing an opinion on the effectiveness of our internal control over financial reporting as of the end of the fiscal year. In performing their oversight responsibility, the members of the Audit Committee rely, without independent verification of the information provided to them, on the representations made by management and PricewaterhouseCoopers LLP.

Recommendation that Financial Statements be Included in the Annual Report

Based on the reviews and discussions referred to above and relying thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Other Matters

The Audit Committee satisfied its responsibilities under its charter for the year 2023. For additional information on the duties and responsibilities of the Audit Committee, see the sections of this Proxy Statement entitled “Related-Person Transactions” (page 12), “Board Committees – Audit Committee” (page 14), “Board’s Role in Risk Oversight” (page 18), and the Audit Committee charter, available on our website, www.hanover.com, under “About The Hanover – Our governance – Committee charters – Audit committee” or from our Corporate Secretary.

In accordance with the rules of the SEC, this report is not to be deemed “soliciting material,” or deemed to be “filed” with the SEC or subject to the SEC’s Regulation 14A, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in documents otherwise filed.

February 20, 2024

AUDIT COMMITTEE

Jane D. Carlin, Chair

Theodore H. Bunting, Jr.

Martin P. Hughes

Elizabeth A. Ward

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that THG specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 33

EXECUTIVE COMPENSATION

Note Regarding Non-GAAP Financial Measures

The discussion of our results in this CD&A includes a discussion of our operating income before interest expense and income taxes (“Pre-Tax Operating Income”), Pre-Tax Operating Income, excluding catastrophes (“Ex-Cat Operating Income”), adjusted operating return on average equity (“Adjusted Operating ROE”), and combined ratio, excluding catastrophes (“Ex-Cat Combined Ratio”). Each of these financial measures is a non-GAAP financial measure. Definitions and, where required, reconciliations to the most directly comparable GAAP measure are contained in Appendix A to this Proxy Statement, which is incorporated herein by reference.

Compensation Discussion and Analysis (“CD&A”)

The Compensation and Human Capital Committee (the “CHCC”), in consultation with the Board’s Committee of Independent Directors (the “CID”), is responsible for establishing and monitoring our executive compensation programs. More specifically, the CHCC is responsible for approving the compensation for our executive officers, including those identified in the table below (our “named executive officers” or “NEOs”), subject, in the case of our CEO, to approval by the CID. Although this discussion and analysis refers principally to the compensation of our NEOs, the same general compensation principles and practices apply to all of our executive officers.

2023 NEOs

NEO	Title

John C. Roche	President and CEO

Jeffrey M. Farber	EVP and CFO

Richard W. Lavey	EVP and President, Hanover Agency Markets

Bryan J. Salvatore	EVP and President, Specialty

Dennis F. Kerrigan	EVP and Chief Legal Officer

Executive Summary and Overview

Fiscal 2023 Results

•
Net Income – $35.3 million;
•
Ex-Cat Operating Income – $795.7 million;
•
Pre-Tax Operating Income – $105.6 million;
•
Ex-Cat Combined Ratio – 91.3%;
•
Net Premium Written – $5.8 billion, up 6.1% from 2022, reflecting growth of 4.0% in Specialty, 7.9% in Personal Lines, and 5.4% in Core Commercial;
•
Execution of Other Strategic Objectives – executed on major strategic priorities, as discussed under “Short-Term Incentive Compensation” below;
•
Capital Returned to Shareholders – increased our quarterly dividend by 5% to $0.85 per share, or $3.40 annualized; and
•
Company Recognitions – recognized by Newsweek as “One of America’s Most Responsible Companies” and Human Rights Campaign Foundation as a “Leader in LGBTQ+ Workplace Inclusion” for the sixth consecutive year; recognized by Forbes as one of “America’s Best Mid-Size Employers” for the ninth consecutive year; ranked among “Top 200 Most “Just” Public Companies” by Just Capital; named to TIME’s list of “World’s Best Companies” and U.S. News & World Report’s “Best Companies to Work For”; and recognized as a “Best Place to Work for Disability Inclusion” by Disability Equality Index.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 34

2023 Pay Decisions

During 2023, we maintained our commitment to “pay for performance,” and continued to emphasize variable compensation over fixed pay. To that end, during 2023:

Long-Term Incentive Plan – performance-based restricted stock unit (“PBRSU”) payouts – 2021 relative total shareholder return PBRSUs - Three-year total shareholder return of 14.84% (assuming reinvestment of dividends) resulted in performance at the 36th percentile as compared to a pre-identified set of peers, and accordingly, our relative total shareholder return PBRSUs for the 2021-2023 period were earned at 72.73% of target Short-Term Incentive Plan – As described in “Short-Term Incentive Compensation” below, strong underlying performance and achievement of strategic objectives resulted in a funding level at 95% of target 2023 NEO Pay Mix 2021 return on equity PBRSUs - Three-year average Adjusted Operating ROE was 11.1%, and accordingly, our return on equity PBRSUs for the 2021-2023 period were earned at 112.0% of target Payout (112.0%) Threshold (50%) Target (100%) Maximum (150%) (0%) Threshold (25%) Payout (72.73%) Target (100%) Maximum (150%) (0%)

Note: "target compensation" as used in the graphics above means base salary, target short-term incentive compensation, and long-term equity awards measured at target value.

Our compensation decisions reflect, in part, the strong support our shareholders have expressed by approving our “say on pay” proposals. In each year since we began holding an annual “say on pay” vote, more than 95% of the shares cast on these proposals have been voted in favor of our executive pay programs and practices.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 35

Relationship Between Pay and Performance

One of the primary objectives in the design and implementation of our executive compensation programs is to ensure that a meaningful relationship exists between the compensation earned by our executives and the overall success of our organization and shareholder value creation. This objective, however, is also weighed against other important considerations, such as the importance of rewarding individual achievement, recognizing the longer-term value of achieving strategic and operating objectives, innovating in a dynamic market, attracting and retaining key executives, maintaining stability in our organization, demonstrating leadership capabilities and promoting what we call our “CARE” values (Collaboration, Accountability, Respect, Empowerment), which includes supporting our diversity, equity and inclusion (“DEI”) initiatives and other sustainability objectives. As a result of these considerations, when making compensation decisions, the CHCC also considers events or circumstances that we have limited ability to manage, such as unusual weather-related losses and catastrophes, and other significant contributions and/or achievements of our executives. To achieve our compensation objectives, we design our executive compensation programs to include what we believe is an appropriate mix of fixed versus variable compensation elements.

Over the past three years, variable compensation opportunities (long-and short-term incentive target awards) have comprised nearly three-quarters of our NEOs’ total target annual compensation opportunity, nearly two-thirds of which has been in the form of long-term equity awards tied to stock price performance. We believe tying such a large portion of our NEOs’ total target compensation opportunity to variable compensation, while providing competitive levels of base salary, strikes an appropriate balance between fixed compensation and compensation that may fluctuate based on Company and individual performance, and has resulted in a meaningful relationship between both our short- and long-term performance and pay actually earned and realized by our NEOs.

While no standard definition of “pay for performance” has been universally adopted, we believe an examination of variable compensation earnings over the past three years shows a meaningful connection between our overall performance and the amounts earned by our NEOs.

Despite unusually severe inflationary pressures and elevated weather-related catastrophe losses, we have demonstrated strong underlying performance over the past three years. During this period, our ordinary annual dividends paid per share increased 21.4%, and we returned approximately $531.1 million to shareholders in the form of stock buy-backs and dividend payments. Moreover, during the past three years we continued to diversify our business across product lines and geographies and grew net written premium by 26.3%. In addition to our financial achievements, during this period we executed on many key strategic priorities, including substantial progress implementing measures designed to recapture margin and mitigate the financial impact of severe weather; increased investments in technology with an emphasis on modernizing our platforms and advancing innovation and digitization initiatives; continued progress with human capital management matters, including DEI and corporate-culture enhancing initiatives, and other sustainability efforts; and successfully responded and adapted to the challenges presented by COVID-19. We believe our executive compensation programs over this period appropriately rewarded our executives for the value generated for our shareholders.

Short-Term Incentive Compensation Awards – Results and Payouts

Year	Performance Measure Targets	Actual Results / Percent of Target	Payout Relative to Target Award

	Pre-Tax Operating Income - $438M	$432.3M / 98%
2021	Ex-Cat Operating Income - $671M	$834.9M / 200%	120.0%
	Pre-Established Strategic Priorities	Achieved
	Pre-Tax Operating Income - $486M	$285.1M / 59%
2022	Ex-Cat Operating Income - $743M	$687.7M / 88%	88.0%
	Pre-Established Strategic Priorities	Achieved
	Pre-Tax Operating Income - $461M	$105.6M / 0%
2023	Ex-Cat Operating Income - $749M	$795.7M / 134%†	95.0%
	Pre-Established Strategic Priorities	Achieved / 105%

† Percentage payout as adjusted pursuant to the terms of the 2023 Short-Term Incentive Compensation Program (the “STIP”).

Long-Term Incentive Compensation: PBRSUs (Relative Total Shareholder Return Performance Metric) with Performance Periods Ending in 2021, 2022 and 2023 – Results and Payouts

Year Ended	Target (100%)	3-Year Total Shareholder Return	Relative Total Shareholder Return	Payout

2021	Three-Year Relative Total	32.70%	46th Percentile	91.67%
2022	Shareholder Return at	9.40%	43rd Percentile	86.96%
2023	the 50th Percentile	14.84%	36th Percentile	72.73%

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 36

Long-Term Incentive Compensation: PBRSUs (Average Adjusted Operating ROE Performance Metric) with Performance Periods Ending in 2021, 2022 and 2023 – Results and Payouts

Year Ended	Target (100%)	3-Year Average Adjusted Operating ROE Achieved	Payout

2021	Three-Year Average Adjusted Operating ROE Achieved at 9.25% to 10.25%	12.8%	146.4%
2022	Three-Year Average Adjusted Operating ROE Achieved at 9.50% to 10.50%	12.0%	130.0%
2023	Three-Year Average Adjusted Operating ROE Achieved at 9.50% to 10.50%	11.1%	112.0%

Long-Term Compensation: Options Granted in 2021, 2022 and 2023

		FY End 2021		FY End 2022		FY End 2023
Year of Option Award	Option Exercise Price	THG Closing Price	Intrinsic Value† per Option	THG Closing Price	Intrinsic Value† per Option	THG Closing Price	Intrinsic Value† per Option

2021	$115.35	$131.06	15.71	$135.13	$19.78	$121.42	$6.07
2022	$139.51	N/A		$135.13	$—	$121.42	$—
2023	$140.01	N/A				$121.42	$—

† Intrinsic Value is calculated as the difference between the applicable THG Closing Price and the Option Exercise Price.

In summary, our performance and, with respect to long-term incentive awards, our stock price, have a significant impact on compensation for our NEOs. The CHCC continues to grant target compensation at levels that it believes are appropriate under current circumstances, but actual compensation is, and is expected to continue to be, highly dependent on our financial performance and stock price.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 37

Compensation Best Practices

WHAT WE DO
✓	Long-term incentive plan comprised exclusively of equity-based awards tied to stock price and that vest generally over a period of three years
✓	Robust stock ownership guidelines for executive officers
✓

Adopted a clawback policy that aligns with the New York Stock Exchange (“NYSE”) listing standards and SEC rules, in addition to maintaining separate clawback provisions in our equity award agreements for executive officers and key employees

✓	Double-trigger requirement for change in control benefits (other than for TBRSUs issued to “retirement eligible employees”)
✓	Independent compensation consultant
✓	Regular review of compensation peer groups
✓	Annual review of compensation plans, policies and practices
✓	Every executive officer is subject to non-solicitation, non-interference and confidentiality agreements

WHAT WE DON'T DO
X	No excessive perquisites for executive officers
X	No re-pricing of stock option grants
X	None of our executive officers are entitled to “280G tax gross-up” payments in connection with their change in control benefits
X	Executive officers and directors are prohibited from pledging any of their THG securities, and all officers, directors and employees are prohibited from hedging our securities
X	No uncapped payouts under our short- and long-term incentive plans
X	No payment of dividend equivalents on equity awards until vesting

Executive Compensation Policy and Objectives

The overall objectives of our executive compensation programs are to:

•
attract and retain qualified, high-performing individuals who will contribute to our continued success;
•
tie a significant portion of compensation to overall financial and business objectives, balancing risk and reward;
•
incentivize executives to manage and invest in the long-term, sustained success of the Company;
•
encourage our executives to promote our “CARE” values, including human capital development and other sustainability priorities; and
•
align the interests of our executives with those of our shareholders.

Each component of compensation is intended to achieve particular objectives, and the entire compensation package is designed to align with our business strategy and be reasonably competitive in the marketplace. Although we do not have a policy for a fixed allocation between either cash and non-cash or short-term and long-term incentive compensation, we design our NEO compensation packages with greater emphasis on variable compensation tied to performance rather than base salary, and a significant portion of total target compensation is in the form of long-term, equity-based awards, which are subject to multi-year vesting requirements and the value of which are dependent on our stock performance. This approach is intended to balance short- and long-term performance goals and promote shareholder value.

Setting Executive Compensation

Use of Compensation Consultants and Comparative Data

In evaluating our executive compensation programs for 2023, the CHCC was advised by its independent compensation consultant, Compensation Advisory Partners LLC (“CAP”). CAP was selected by, and reports to, the CHCC. Pursuant to its charter, the CHCC may select its outside compensation consultant only after taking into consideration factors relevant to that consultant’s independence, including such factors required to be considered under the NYSE listing standards. The CHCC reviewed such factors as it deemed appropriate, including all such factors required by the NYSE listing standards, and believes that CAP is independent from the Company and its management. CAP was not engaged by the Company for any other purpose, and the CHCC reviewed all compensation payable to this firm.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 38

During 2023, a representative of CAP:

•
regularly attended, either in person or via video conference, CHCC meetings;
•
periodically participated in executive sessions of the CHCC, at which no members of management were present;
•
provided relevant market and comparative data and information;
•
provided advice regarding compensation trends and developments;
•
assisted with the pay versus performance disclosure included elsewhere in this Proxy Statement;
•
assisted in the review and design of our director and executive compensation programs;
•
assisted in the review of our recently adopted recoupment policy, as required by new rules adopted by the SEC and the NYSE listing standards; and
•
provided advice with respect to compensation decisions relating to our executive officers and directors.

Additionally, for 2023, CAP reviewed and provided comments regarding the executive compensation disclosure in the 2023 Proxy Statement and provided input to the CHCC and to management regarding the selection of peer companies against which to evaluate compensation levels and practices.

CAP provided information as to compensation levels for comparable positions at other companies that compete with us for executive talent. For 2023, this data was prepared based upon the publicly disclosed proxy statements of the group of property and casualty insurance companies listed below (the “Comparative Proxy Data” and, such companies, the “Comparative Proxy Data Companies”) and market pay data collected from the 2022 Mercer U.S. Property & Casualty Insurance Compensation Survey, the 2022 CompAnalyst Insurance Compensation Survey, and the 2022 PayFactors Insurance Compensation Survey, each adjusted for size (collectively, the “Comparative Market Data”). The Comparative Proxy Data Companies were determined by the CHCC in 2022 based upon the recommendation of CAP due to their size relative to the Company, comparable business mix and overlap with peer groups established by certain proxy advisory firms. Based on the CHCC’s evaluation and CAP’s recommendations, no changes were made to the list for 2023 other than to remove State Auto Financial Corporation following its acquisition by Liberty Mutual during the first quarter of 2022.

Comparative Proxy Data Companies

• American Financial Group, Inc.	• Mercury General Corporation
• Axis Capital Holdings Limited	• Old Republic International Corporation
• Cincinnati Financial Corporation	• Selective Insurance Group, Inc.
• CNA Financial Corporation	• The Hartford Financial Services Group, Inc.
• Kemper Corporation	• W.R. Berkley Corporation
• Markel Corporation

The CHCC reviews the Comparative Proxy Data and the Comparative Market Data, including information on base salary levels, target and actual total cash levels, long-term incentive opportunities and target and actual total compensation levels, as well as comparative financial metrics, such as direct premiums written, market capitalization, and net income. While the CHCC believes the Comparative Proxy Data and the Comparative Market Data are useful, such data is intended solely as one of several reference points to assist the CHCC in its compensation discussions and deliberations. Accordingly, rather than relying on, or setting benchmarks solely against, such data for our executive compensation paid or awarded, the CHCC also relies on the general knowledge, experience, and judgment of its members, both with regard to competitive compensation levels and the relative success that we have achieved in recruiting and retaining personnel.

Role of Executive Officers in Compensation Decisions and CEO Performance Review

CHCC meetings are regularly attended by our CEO, Chief Legal Officer and Chief Human Resources Officer, as well as representatives of its independent compensation consultant, CAP. Each individual generally participates in these meetings and provides counsel and advice at the CHCC’s request. Other independent directors and members of management also attend meetings from time to time. In addition, the CHCC regularly meets in executive session without members of management present. An executive is not permitted to be present while the CHCC conducts its deliberations on that executive’s compensation.

Following a process that was established by the Nominating and Corporate Governance Committee (the “NCGC”) and the Board, our independent Chair of the Board leads an annual performance review of the CEO. This review includes discussions with directors and officers, and a review of the CEO’s self-assessment and of our financial and operational performance. The CHCC annually considers the CEO’s performance and other relevant external factors and makes a recommendation to the CID for the CEO’s annual

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 39

compensation. The CHCC’s recommendation and the results of the performance evaluation are then reviewed and discussed by the CID. Results of this review process help form the basis for establishing the CEO’s annual compensation package. The CID has final authority to approve the compensation of our CEO.

For compensation decisions regarding NEOs (other than the CEO), the CHCC primarily considers the recommendations of our CEO, its own observations regarding each executive, as well as the Comparative Proxy Data and Comparative Market Data provided by its independent compensation consultant.

Principal Components of Executive Compensation

2023 2024 2025 2026 Options have a 10- year term (2033) Base Salary paid bi-weekly throughout 2023 Short-Term Incentive – based on 2023 Company and individual performance. Lump sum paid in March 2024 Long-Term Incentive – Time-Based and Performance- Based Restricted Stock Units. Cliff vest in 2026 Long-Term Incentive – Non- Qualified Stock Options. 1/3 of the award vests on the first three anniversaries of grant

Annual Base Salary

Annual base salary is designed to provide a fixed level of compensation to our NEOs depending on their roles, skills, qualifications, and competitive pay levels (based upon the Comparative Proxy Data and Comparative Market Data), as well as to attract and retain employees. Base salary, however, is only one of several different components of an executive’s total compensation package and makes up a significantly smaller portion of total target compensation than the combined short- and long-term incentive opportunities described below.

2023 Base Salary Rate

NEO	2023 Base Salary Rate ($)	% Change*

John C. Roche	1,100,000	0.0
Jeffrey M. Farber	765,000	4.1
Richard W. Lavey	675,000	3.8
Bryan J. Salvatore	625,000	4.2
Dennis F. Kerrigan	565,000	3.7

* Percentage change measured against base salary rate in effect as of the end of 2022. Adjustments effective April 2023.

The annual base salary adjustment for each of Messrs. Farber, Lavey, Salvatore and Kerrigan was approved by the CHCC after taking into consideration each NEO’s performance, expertise, experience, and breadth of responsibilities, and after a review of Comparative Proxy Data and Comparative Market Data.

Short-Term Incentive Compensation

Our short-term incentive compensation program provides annual, performance-based cash compensation opportunities for our NEOs. Opportunities are targeted at a percentage of annual base salary, depending on each executive’s role, competitive pay levels

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 40

(based upon the Comparative Proxy Data and Comparative Market Data) and overall pay package. Actual payouts under the program’s terms could range from 0% to approximately 195% of the target award based upon Company and individual performance, as discussed below.

Specifically, our short-term incentive compensation program is designed to motivate and reward:

•
achievement of annual targeted financial goals;
•
an executive’s overall contribution to the Company;
•
achievement of annual operating business goals and strategic priorities that are linked to overall corporate financial results and other business priorities; and
•
an executive’s demonstration of core leadership competencies and “CARE” values.

2023 Short-Term Incentive Compensation Target Awards

NEO	Target Award as a % of Base Salary Rate

John C. Roche	185%
Jeffrey M. Farber	125%
Richard W. Lavey	110%
Bryan J. Salvatore	110%
Dennis F. Kerrigan	75%

In 2023, the target award for (i) Mr. Roche was increased from 175% to 185% of base salary; (ii) Mr. Farber was increased from 120% to 125% of base salary; (iii) Mr. Lavey was increased from 100% to 110% of base salary; and (iv) Mr. Salvatore was increased from 100% to 110% of base salary. These increases were made in recognition of the NEO’s performance and after a review of Comparative Proxy Data and Comparative Market Data. Mr. Kerrigan’s target award remained unchanged from 2022.

The CHCC retains discretion to determine the individual bonus amount to be paid to each NEO. In determining these amounts for 2023, the CHCC primarily considered (i) the funding level achieved under the STIP and (ii) each NEO’s individual performance. Each consideration is further described below.

The funding level achieved under the STIP. The STIP is a performance-based bonus program that provides incentive cash compensation opportunities to approximately one-half of our workforce, including our NEOs and other executive officers. For 2023, potential funding under the STIP ranged from 0% to a maximum of approximately 195% of target based on the following three pre-established performance metrics: (i) Pre-Tax Operating Income (20% weighting); (ii) Ex-Cat Operating Income (50% weighting); and (iii) the strategic objectives discussed below (30% weighting). For 2023, the CHCC modified the weighting of Ex-Cat Operating Income (from 35% for 2022 to 50% for 2023) and strategic objectives (from 45% in 2022 to 30% in 2023) in recognition of the significance of Ex-Cat Operating Income as a measure of our annual financial performance and in response to competitive practices among Comparative Proxy Data Companies. The CHCC chose this combination of metrics because it reflects the primary way that the Board evaluates our financial and operating performance. Achievement of these performance metrics is expected to enhance our stock value and shareholder returns in both the short- and long-term.

Actual funding is not intended to be formulaically obtained by strict application of these items, and the CHCC retains the discretion to increase or decrease the funding pool and individual awards based upon factors it deems appropriate and in the best interests of the Company. Set forth below are the Pre-Tax Operating Income and Ex-Cat Operating Income levels required to obtain threshold, target and maximum funding levels for the STIP for 2023:

Funding Level	Pre-Tax Operating Income (in millions)	Ex-Cat Operating Income (in millions)

Threshold (25% and 50% funding, respectively)	$184	$524
Target (100% funding)	$461	$749
Maximum (175% and 200% funding, respectively)	$576	$899

The level of Pre-Tax Operating Income required to achieve target funding level was decreased by $25 million (5.1%) from 2022 targets. The level of Ex-Cat Operating Income required to achieve target funding level was increased by $6 million (0.8%) from 2022 targets. In both cases, targets were set above actual performance for 2022 for each metric. These modest adjustments to target funding levels were implemented to address challenging market conditions, in particular continued inflationary pressures and heightened weather volatility. Targets established for 2023 were set at levels reflecting the Company’s anticipated earnings power and planned strategic investments, as well as our desire to set goals that represent a meaningful challenge to the organization and were designed to better reward employees when our financial performance compares favorably to that of our peers in the industry.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 41

During 2023, Pre-Tax Operating Income was $105.6 million and Ex-Cat Operating Income was $795.7 million. Accordingly, under the formula set forth in the STIP, these two funding components of the program were achieved at 0% and approximately 131% of target, respectively. After application of certain pre-established permissible adjustments, namely the exclusion of certain expenses associated with events occurring more than 10 years prior to the year reported, Ex-Cat Operating Income was certified at 134% of target.

In addition to the financial metrics discussed above, for 2023, the following strategic objectives (which may fund at 0% to 200% of target) were considered:

Strategic Objective	Measure of Achievement
Quality of Earnings
•
Despite unusually severe weather-related catastrophe losses and persistent inflationary pressures, generated Pre-Tax Operating Income of $105.6 million and Ex-Cat Operating Income of $795.7 million
•
Achieved rate increases above long-term loss trends to address loss severity pressures
•
Successfully executed a robust catastrophe resiliency plan
•
Maintained high quality, well laddered and diversified investment portfolio
•
Executed targeted business strategies in all segments including property underwriting enhancements, price increases, and more assertive loss control and risk prevention measures

Profitable Growth
•
$5.8 billion in net premium written, with net premium written growth of 6.1%, reflecting growth of 4.0% in Specialty, 7.9% in Personal Lines, and 5.4% in Core Commercial
•
Significantly increased Personal Lines pricing trajectory throughout the year
•
Executed targeted underwriting actions in Core Commercial to reduce large loss volatility and targeted underperforming Specialty programs

Relative Performance	• 2023 Ex-Cat Combined Ratio was 91.3%, generally outperforming our peer set • Return on equity consistent with peers with a larger mix of property and Personal Lines coverages
Optimize Organization Effectiveness
•
Implemented the first series of the multi-phased property deductibles related to roof claims
•
Core Commercial TAP Sales and new BOP Advantage product implemented in 47 states
•
Delivered more than 35 enhancements to drive efficiencies and better user experience within Specialty
•
Continued to release enhancements to claims system to improve user, customer and agent experience
•
Continued to expand our Core Commercial quoting capabilities with the onboarding of additional digital agents throughout the year
•
Met expense ratio improvement commitment of 20 basis points when normalized for variable compensation

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 42

Strategic Objective	Measure of Achievement
Build Organization of the Future
•
Launched our inaugural Sustainability Report, including a new Environmental Policy statement and a Human Rights Policy statement
•
Received overall favorable employee engagement survey results
•
Advanced our inclusion and diversity initiatives and strength of our culture supported by external recognition
•
Invested in executive coaching engagements for newly promoted VP/SVP level executives and expanded our mentorship program
•
Established executive succession plans for executive leadership team and key next level leadership

After reviewing the Company’s overall financial performance during 2023 (measured in part by our Pre-Tax and Ex-Cat Operating Income results), the significant progress achieved with respect to the strategic objectives described above (which the CHCC certified at 105% of target), and other factors, such as the level of difficulty associated with achieving these pre-set goals and the need to retain key employees in a very competitive labor market, the CHCC determined to fund the STIP at 95% of target. While a metric weighted calculation would have produced funding at approximately 98.5% of target, the CHCC took into consideration the earnings impact of the unusually high level of catastrophes during the year and decided to modestly reduce funding. This funding level was the primary reference point for determining individual NEO awards because the CHCC intends that the percentage of each NEO’s award that is paid be comparable, generally, to the percentage funded to all participants under the STIP.

NEO individual performance. Another important factor in determining the level of payment to our NEOs is the CHCC’s evaluation of each NEO’s overall performance within his area of responsibility. Set forth below are various contributions and accomplishments considered by the CHCC in its evaluation of the overall individual performance of our NEOs.

John C. Roche

•
Financial metrics, including, net income of $35.3 million, Pre-Tax Operating Income of $105.6 million, and Ex-Cat Operating Income of $795.7 million;
•
Total net premiums written were $5.8 billion, up 6.1% from 2022, reflecting growth of 4.0% in Specialty, 7.9% in Personal Lines, and 5.4% in Core Commercial;
•
Continued to deepen agency penetration and expand distribution;
•
Executed on significant margin recapture initiatives;
•
Continued progress with senior leadership succession planning; and
•
Received overall favorable employee engagement survey results.

Jeffrey M. Farber

•
Led effective corporate finance, investment, actuarial, facilities, risk management, corporate development and financial reporting groups;
•
Successfully managed notable leadership transitions while actively developed and mentored talent;
•
Drove enhanced decision-making approach that contributed to achievement of expense ratio target;
•
Contributed to development of strong margin recapture plans and strategies;
•
Served as the executive sponsor for Women@Hanover, our business resource group (“BRG”) focused on empowering women to develop to their fullest potential; and
•
Delivered strong performance and impact change associated with the investment portfolio, capital, and reinsurance actions.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 43

Richard W. Lavey

•
Though missing profitability targets, successfully managed Core Commercial and Personal Lines businesses during a period of unusually severe weather and sustained inflationary pressures, exceeding top-line growth targets;
•
Delivered improved pricing, product and terms, underwriting capabilities and quality of business across all lines of the Agency Markets;
•
Advanced marketing and product capabilities including cost effective digital marketing capabilities, addition of customer notification and texting capabilities;
•
Served as the executive sponsor of Kinship Village, our BRG in support of our Black and African-American community; and
•
Developed and implemented profit improvement plans to drive improvements into the future, including enhanced loss trend analysis, execution of loss prevention strategies and use of aerial imagery.

Bryan J. Salvatore

•
Specialty delivered strong Pre-Tax Operating Income, significantly in excess of plan;
•
Specialty achieved a 4.0% increase in net premiums written;
•
Continued to embrace leadership attributes promoting collaborative decision-making, talent development and business innovation through cross-functional engagement, mentorship and relationships;
•
Successful integration of decentralized and specialized operational capabilities, while continued to expand technology investments for improved effectiveness;
•
Established strategic team focused on further driving Specialty initiatives to achieve long-term strategic plans for small specialty and wholesale capabilities; and
•
Served as the executive sponsor of Hanover UP, our BRG supporting the early in career community focused on career development and philanthropy.

Dennis F. Kerrigan

•
Developed and led our approach to ESG and sustainability through the operation and leadership of the organization’s ESG Sustainability Council, as well as the publication of our inaugural Sustainability Report;
•
Provided advice and support to the Board and management with respect to various strategic, legal, regulatory and corporate governance matters;
•
Effectively managed our legal and compliance organizations while actively managing expenses well within internal metrics;
•
Enhanced and strengthened the talent, diversity and engagement of the Office of the General Counsel through strategic hiring, organizational design, and executive leadership; and
•
Served as the executive sponsor for Mi Familia, our BRG representing our Hispanic and LatinX community, and supported a variety of educational and development programs in order to strengthen inclusion and diversity efforts.

The 2023 STIP awards were as follows:

NEO	Award ($)

John C. Roche	1,933,250
Jeffrey M. Farber	908,438
Richard W. Lavey	683,100
Bryan J. Salvatore	687,500
Dennis F. Kerrigan	402,563

Long-Term Incentive Compensation

Our long-term incentives are designed to:

•
encourage management to achieve long-term goals, invest in our future and sustained success, and avoid short-term excessive risk taking;
•
align management’s financial incentives with our stock price and the longer-term financial interests of shareholders; and
•
recruit and retain key leaders.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 44

Factors considered in determining our NEOs’ award opportunities under the long-term incentive program include:

•
the importance of the NEO’s responsibilities within the organization;
•
the expected contributions of the NEO to our long-term performance;
•
the expense attributable to the award;
•
recruitment and retention considerations;
•
awards made to other executive officers;
•
competitive pay data;
•
historical compensation; and
•
the projected value of prior grants and existing vesting schedules.

As a condition to each long-term incentive compensation award, each participant must agree to non-solicitation, non-interference, and confidentiality provisions.

2023 Long-Term Awards

The 2023 long-term awards for our NEOs were comprised of a combination of (i) performance-based (relative total shareholder return) restricted stock units (“RTSR PBRSUs”); (ii) performance-based (return on equity) restricted stock units (“ROE PBRSUs”); (iii) time-based restricted stock units (“TBRSUs”); and (iv) stock options. Each component represented approximately 25% of the total value of the award opportunity based upon its grant date fair value (assuming target performance for the PBRSUs). The mix of awards for our NEOs was intended to provide a balanced portfolio of equity awards and was chosen to tie the realized value of an award to long-term stock appreciation, while encouraging retention and the achievement of absolute or relative performance goals. Long-term awards serve to align management’s financial incentives with longer-term, sustained growth in our stock price, and are subject to multi-year vesting periods to encourage both retention and a longer-term stake in the well-being and prosperity of all of our stakeholders.

In 2023, the value (based on the award’s grant date fair value) of the awards for each of our NEOs was increased to recognize the NEO’s performance, increased experience and contributions to the long-term success of the Company, and to reflect competitive pay levels after a review of Comparative Proxy Data and Comparative Market Data.

2023 Long-Term Awards (Number of Shares Underlying Awards)*

NEO	RTSR PBRSUs (target)	ROE PBRSUs (target)	TBRSUs	Stock Options	% Increase†

John C. Roche	7,939	8,214	8,214	36,453	16.2%
Jeffrey M. Farber	3,021	3,125	3,125	13,868	6.1%
Richard W. Lavey	1,726	1,786	1,786	7,925	11.1%
Bryan J. Salvatore	1,554	1,608	1,608	7,133	12.5%
Dennis F. Kerrigan	1,036	1,072	1,072	4,755	9.1%

†	Represents the percentage increase of the aggregate grant date fair value of the awards compared to the values granted in 2022.
*	Reflects initial issuance of restricted stock units and is not adjusted for subsequent accrual of dividend equivalents under the terms of these awards (see “Dividend Equivalents” below).

Description of RTSR PBRSUs

The RTSR PBRSUs:

•
are earned only to the extent that our three-year (2023-2025) total shareholder return as compared to the companies that comprise the PBRSU Comparison Group set forth below (“Relative Total Shareholder Return” or “RTSR”) places our performance above a certain percentile;
•
may be earned between 0% and 150% of the target award, based upon the level of RTSR achieved; and
•
are subject to a three-year time-based “cliff” vesting requirement and vest on the third anniversary of the date of grant (assuming achievement of performance goals and generally subject to continued employment through the vesting date).

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 45

The table below sets forth the level of RTSR required to achieve various payouts under the program:

RTSR	Percentage of Target Award Achieved†

≥75.0th %tile	150%
50.0th %tile	100%
25.0th %tile	50%
<25.0th %tile	0%

†

In the event that our total shareholder return is negative for the three-year period, payout is capped at 100% of the target award even if our RTSR is above the 50th percentile. If RTSR falls below the 25th percentile, but our total shareholder return exceeds our three-year compounded dividend yield during the period, payout will equal 25% of target.

RTSR PBRSU Comparison Group

• American Financial Group, Inc.	• Mercury General Corporation
• American International Group Inc.	• Old Republic International Corporation
• Argo Group International Holdings Ltd.	• ProAssurance Corporation
• Axis Capital Holdings Limited	• RLI Corp.
• Chubb Limited	• Safety Insurance Group, Inc.
• Cincinnati Financial Corporation	• Selective Insurance Group, Inc.
• CNA Financial Corporation	• The Allstate Corporation
• Donegal Group Inc.	• The Hartford Financial Services Group, Inc.
• Horace Mann Educators Corporation	• The Travelers Companies, Inc.
• James River Group Holdings, Ltd.	• United Fire Group Inc.
• Kemper Corporation	• W.R. Berkley Corporation
• Markel Corporation

We chose the 23 companies listed above because we believe these companies are most representative of the companies against which we compete for capital/business. This list is the same as the one used for the 2022 RTSR PBRSUs. Although the companies that comprise our Comparative Proxy Data Companies are also included in this list, the Comparative Proxy Data Companies were specifically chosen because they are representative of the public companies against which we compete for executive talent.

The CHCC chose RTSR as the performance metric to further align our NEOs’ interests with those of our shareholders, to encourage a focus on long-term share price performance and to include a metric that explicitly measures our performance against other public companies in our industry.

Description of ROE PBRSUs

The ROE PBRSUs:

•
are earned only to the extent targeted levels of three-year average (2023-2025) Adjusted Operating ROE (described in more detail below) are achieved;
•
may be earned between 0% and 150% of the target award, based upon average Adjusted Operating ROE achieved; and
•
are subject to a three-year time-based “cliff” vesting requirement and vest on the third anniversary of the date of grant (assuming achievement of performance goals and generally subject to continued employment through the vesting date).

The table below sets forth the level of average Adjusted Operating ROE required to achieve various payouts under the program:

Average Adjusted Operating ROE (2023-2025) (%)	Percentage of Target Award Achieved

≥13.0	150%
10.0	100%
6.0	50%
<6.0	0%

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 46

Adjusted Operating ROE is operating return on average equity (see Appendix A for additional information) adjusted to exclude:

•
catastrophe losses (net of reinsurance) in excess of 6.3% of net earned premium; provided, however, during each year of the performance period Adjusted Operating ROE shall include catastrophe losses (net of reinsurance) of no less than 3.3% of net earned premium (“cat-collar”);
•
impact of reserve development (favorable or unfavorable) attributable to (i) certain discontinued legacy reinsurance pools business, (ii) accident years 10 or more years prior to the year recorded, or (iii) the disposal of an insurance portfolio through either sale or reinsurance of prior accident year reserves;
•
expenses or liabilities associated with corporate lawsuits arising from actions, events or omissions that occurred more than 10 years prior to the year recorded; and
•
the impact of federal income tax changes from the current statutory rate of 21%.

The foregoing adjustments are designed to mitigate the impact (positive or negative) to operating income, net of interest expense and income taxes, (i) related to catastrophe losses significantly in excess of or below planned levels, and (ii) of events and strategic decisions that generally occurred prior to the tenure of our current executive leadership team.

The CHCC chose the Adjusted Operating ROE metric because it believes it is an appropriate measure for evaluating operating performance within our industry and is consistent with our strategic goals and philosophy. Accordingly, the CHCC believes the achievement of the Adjusted Operating ROE targets should increase shareholder return.

Description of TBRSUs

The TBRSUs will vest on the third anniversary of the grant date and convert into an equivalent number of shares of Common Stock, in each case, generally subject to the executive remaining employed by the Company through the applicable vesting date. The purpose of the awards is to encourage executive retention and reinforce shareholder alignment.

Dividend Equivalents

To the extent a cash dividend is paid with respect to our outstanding Common Stock prior to the vesting date for the applicable award, holders of PBRSUs and TBRSUs accrue dividend equivalents in the form of additional PBRSUs or TBRSUs, as applicable. Such additional accrued restricted stock units vest only to the extent the underlying award vests in accordance with its terms.

Description of Stock Options

The exercise price for all stock option awards is the closing price of our Common Stock on the NYSE on the date of grant. Each stock option has a ten-year term and, provided the NEO remains employed by us through the applicable vesting dates, vests as to one-third of the underlying shares on each of the first three anniversaries of the grant date. Stock options directly align a portion of total compensation with our stock performance since they become valuable only if and to the extent the NEO vests in the award and our share price increases over the period of time measured from the date of grant. Additionally, because stock options do not fully vest for three years, they encourage executive retention.

Long-Term Incentive Award Pay-Outs in 2023 for Awards Granted in Prior Years

During 2023, RTSR and ROE PBRSUs granted in 2020 (earned at 86.96% and 130.0% of target, respectively, based on the achievement of the applicable three-year (2020-2022) RTSR performance goal at the 43rd percentile and the achievement of a three-year (2020-2022) average Adjusted Operating ROE at 12.0%), and the TBRSUs granted in 2020 vested. In addition, one-third of the stock options granted in each of 2021 and 2022, vested, and the final one-third of the stock options granted in 2020 vested. Also during 2023, Mr. Roche became “retirement eligible” under the terms of his 2022 and 2023 TBRSU awards. Accordingly, a portion of those awards were accelerated and vested to satisfy required FICA and associated income tax withholding obligations. For additional information regarding vesting of awards in 2023, please see “Option Exercises and Stock Vested in 2023” on page 59.

In the first quarter of 2024, the RTSR and ROE PBRSUs granted in 2021 (earned at 72.73% and 112.0% of target, respectively, based on the achievement of the applicable three-year (2021-2023) RTSR performance goal at the 36th percentile and the achievement of a three-year (2021-2023) average Adjusted Operating ROE at 11.1%) and the TBRSUs granted in 2021 vested. In addition, one-third of the stock options granted in each of 2022 and 2023, vested, and the final one-third of the stock options granted in 2021 vested.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 47

Other Compensation and Benefits

Our NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, our tax-qualified retirement plans, and our employee stock purchase plan, in each case on the same basis as other employees. In addition, certain of our senior employees, including the NEOs, participate in the following programs:

Non-Qualified Retirement Savings Plan

Our Non-Qualified Retirement Savings Plan provides additional Company contributions comparable to the benefits that are available to employees generally under our 401(k) Plan (see page 59 for additional information), but without regard to the maximum contribution limits under federal tax laws. For the 2023 plan year, the plan provided eligible employees, including each of our NEOs, a 6% employer contribution on total eligible compensation (salary and actual annual short-term incentive compensation, up to target) in excess of Internal Revenue Code limits. Such contributions are deferred and credited with interest based on the GATT rate. The amount of total compensation eligible for an employer contribution cannot, however, exceed $1 million minus the limit in effect for our 401(k) Plan under Section 401(a)(17) of the Internal Revenue Code ($330,000 for 2023).

We adopted this plan so that all employees will be entitled to employer contributions equal to the same percentage of total eligible compensation, without regard to the limits under the Internal Revenue Code applicable to the 401(k) Plan (subject to the limitations described in the paragraph above), and to be consistent with common market practices. This plan applies equally to all employees who have eligible compensation in excess of federal limits. The plan does not currently provide for additional employee contributions.

Though the annual employer contributions to the Non-Qualified Retirement Savings Plan were made during the first quarter of 2024, since such contributions were made with respect to compensation paid in 2023, the Summary Compensation Table (see page 53), and Non-Qualified Retirement Savings Plan Table (see page 59) reflect such 2024 contributions. Such amounts are similarly included with respect to prior years.

Perquisites

The CHCC reviews, at least annually, the corporate perquisites made available to our NEOs. The CHCC believes corporate perquisites should represent a relatively small component of an NEO’s total compensation package. In 2023, consistent with prior years, perquisites offered to our NEOs, generally, were comprised of (i) financial planning services, (ii) matching contributions (up to $5,000) to eligible tax-qualified charitable organizations, and (iii) limited reimbursements for spousal travel related solely to agent conferences and Company events where spousal attendance was expected.

We provide financial planning services to each of our NEOs to minimize distractions and help ensure appropriate focus on Company responsibilities. The cost for such services is treated as taxable income to the participating executives.

Our matching charitable contributions program is designed to encourage participation in charitable organizations and is consistent with our general philosophy of good corporate citizenship. Our executives and other Company officers and employees are also encouraged to actively participate on boards of directors or in other capacities with local non-profit organizations.

For more information regarding perquisites, please see Note 3 to the Summary Compensation Table beginning on page 53.

Amended and Restated Employment Continuity Plan (“CIC Plan”)

The purposes of the CIC Plan are to:

•
keep key management employees focused on the interests of our shareholders and to secure their continued services and their undivided attention, dedication and objectivity in the event of a possible change in control;
•
provide job loss protection comparable to the protection provided by competing organizations; and
•
ensure that participants do not solicit or assist in the solicitation of our employees, agents and/or policyholders for a specified period, or disclose any of our confidential or proprietary information prior to or after a change in control.

Additionally, the CIC Plan is designed to protect us and our shareholders, who might be affected adversely if management were to be distracted, or were to depart, in the event a change in control transaction were to be rumored or considered. The CIC Plan provides benefits, including cash payments and continuation of health and other benefits, in the event of a termination of employment following a change in control. These benefits are intended to reinforce and encourage the continued attention and commitment of executives under potentially disruptive business circumstances.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 48

The CHCC determines eligibility for, and the level of participation in, the CIC Plan based on the roles, responsibilities and individual circumstances of each executive officer and is made independent of other compensation considerations. In assessing participation, the CHCC considers, among other things, the critical nature of the individual’s role to the business and the importance of retention of the individual. The CIC Plan requires a double-trigger (a change in control and a termination of employment without cause or resignation for good reason) before benefits are payable, and none of our executive officers are eligible for tax gross-ups related to the special excise tax that may be imposed on such payments.

Severance Arrangements

Each of our executive officers, including our NEOs, is party to a severance arrangement, the material terms and conditions of which are summarized below.

•
In the event (i) the executive’s employment is involuntarily terminated, other than in connection with his or her death, disability, a “change in control,” or for “cause,” or (ii) the executive voluntarily terminates his or her employment for “good reason” (defined generally to mean a decrease in the executive’s base salary or target short-term incentive compensation opportunity, a material and adverse change to the executive’s role and responsibility, or, in certain cases a requirement that the executive relocate), the executive will be entitled to a lump sum cash severance payment designed to approximate one year’s cash compensation (base salary and target bonus opportunity or, with respect to Mr. Farber, two times his then-current base salary and one year’s continued vesting of his then-outstanding equity awards).
•
As a condition to receiving such severance, the executive would be required to enter into a separation agreement upon terms and conditions acceptable to the Company, including a full release and non-disparagement provision.

The CHCC elected to provide these benefits after considering competitive trends in severance-related benefits or, in the case of Messrs. Farber and Kerrigan, in connection with recruiting them to join the Company.

For additional information about our CIC Plan and the various benefits available to our NEOs in the event of termination of employment or a change in control, please see the section entitled “Potential Payments upon Termination or Change in Control” beginning on page 60.

Risk Management and Compensation

The CHCC endeavors to ensure that our employee compensation programs and practices balance risk and reward, both on an individual and Company-wide basis. To that end, each year a committee led by our Chief Risk Officer and comprised of a cross-section of other officers, conducts a review and risk assessment of our material incentive compensation plans. This assessment is reviewed by the CHCC in conjunction with its review and approval of the compensation programs for the upcoming year, and by the CHCC’s independent compensation consultant. Based upon this analysis, a number of features were identified that mitigate the inherent risks associated with our incentive programs. Factors mitigating risk include:

•
performance goals are believed to be reasonably challenging, but obtainable without sacrificing underwriting discipline or longer-term objectives;
•
investment income projections included in our Pre-Tax Operating Income financial plans are based upon a prudent investment strategy;
•
a significant portion of each executive’s compensation is based on overlapping long-term incentive awards subject to extended vesting periods, thus encouraging and rewarding a longer-term view of the Company’s success;
•
the funding formula and metrics for our short-term incentive programs establish only the formulaic funding level. Actual awards to participants are at the discretion of their managers, or in the case of our executive officers, the CHCC (and with respect to the CEO, the CID). Accordingly, notwithstanding funding levels, in the event an individual does not make valuable contributions to the Company during the year, the participant’s manager, or in the case of our executive officers, the CHCC (and with respect to the CEO, the CID), has the discretion to reduce or eliminate the participant’s award;
•
we have a disciplined process for establishing reserve levels and development from prior accident years, which is reviewed by outside auditors (PwC) and the Audit Committee;
•
we have a history of exercising reasonable judgment in establishing our reinsurance programs that is transparent to investors through the Business section of our Annual Report on Form 10-K and to the Board of Directors through its regular review of reinsurance programs;
•
we have a policy prohibiting directors and executive officers from pledging their shares or entering into hedging transactions involving our stock;

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 49

•
as required by NYSE listing standards, we adopted a clawback policy that requires our executive officers, including our NEOs, to return, when applicable, incentive compensation payments if our financial statements are restated. Additionally, we maintain a recoupment policy within the terms of our equity award agreements, which requires the executive to return the value received upon vesting of such awards in the event the executive breaches certain non-solicitation, non-interference or confidentiality provisions or otherwise violates our Code of Conduct; and
•
long-term incentive awards are made exclusively in equity-based grants that, together with robust executive stock ownership guidelines, are intended to focus our NEOs and other senior employees on achieving sustainable financial results that are in the long-term interests of our shareholders.

The report issued by our Chief Risk Officer assesses non-management as well as management plans, including sales plans. Sales plans are reviewed to assess realistic achievability of performance targets and incentivization of behavior that is beneficial to the Company and our policyholders. The risk assessment is focused on the reasonableness of metrics, governance and oversight, payment schedules and targets, and the appropriateness of employee training and communication materials.

In addition to the various factors mitigating risk discussed above, each compensation program is developed in the context of our overall financial plan. The detailed financial plan, which includes our short- and long-term financial goals and operating priorities, is reviewed and approved by the full Board. Accordingly, the Board is provided the opportunity to make its own assessment of the risks presented by the financial plan and to require that management implement appropriate changes to ensure that we are not taking imprudent risks that may have a material adverse impact on financial performance.

Based on these factors and the analysis presented by management, the CHCC determined that our compensation programs and practices for our executive officers and all other employees do not give rise to risks that are reasonably likely to have a material adverse effect on the Company.

Equity Grant Procedures

Most of our equity awards are made annually during the first quarter at the time the CHCC makes its annual executive compensation decisions. The date of this meeting is usually set well in advance and is not chosen to coincide with the release of material, non-public information.

Equity awards made to executive officers, including each of our NEOs, must be specifically approved by the CHCC, subject, with respect to the CEO, to approval by the CID. For annual equity awards made to other employees, the CHCC approves an aggregate number and type of award available for issuance. These awards are then distributed as determined by our CEO based on recommendations from other members of management.

Off-cycle awards are generally made only in connection with new hires, promotions, or as needed to retain or reward an employee and must be approved by the CHCC for any executive officer. None of our NEOs received an off-cycle award during 2023.

The CHCC does not have any programs, plans or practices of timing awards in coordination with the release of material, non-public information. The CHCC reserves the right, however, to consider such information in determining the date of any award. The exercise price of all options equals the closing price per share of our Common Stock, as reported on the NYSE on the date of grant.

Stock Ownership Guidelines and Policies Against Hedging or Pledging Shares

In order to further align the interests of our NEOs with those of our shareholders and to encourage such executive officers to operate in the best long-term interests of the Company, each NEO is subject to the stock ownership guidelines set forth on page 2. As of the date of this Proxy Statement, each of our NEOs is in compliance with such guidelines.

Pursuant to our insider trading policy, executives and directors are prohibited from pledging any of their THG securities, and all officers, directors and employees are strictly prohibited from entering into any transaction to hedge their economic exposure to ownership of, or interests in, our securities.

Clawback Policy

The Company adopted a clawback policy pursuant to which the Company must, when applicable, seek to recover incentive-based compensation from executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws. The policy will be interpreted and administered in a manner consistent with all applicable laws and regulations, including, without limitation, Section 303A.14 of the NYSE Listed Company Manual and Rule 10D-1 of the Exchange Act.

In addition to adopting the NYSE-compliant clawback policy, we have retained our recoupment policies within our equity award agreements. The terms of our equity award agreements require an executive to return the value received upon vesting of such awards

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 50

in the event the executive breaches certain non-solicitation, non-interference or confidentiality provisions or otherwise violates our Code of Conduct, which includes improper behavior.

Tax Implications

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for taxable compensation over $1 million paid to certain executives. Accordingly, we expect that compensation to our NEOs and former NEOs in excess of $1 million will be non-deductible to the Company.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 51

Compensation Committee Report

Review of Compensation Discussion and Analysis with Management

The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Recommendation that the Compensation Discussion and Analysis be Included in the 2024 Proxy Statement

Based on the review and discussion referred to above, the Compensation and Human Capital Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2024 Proxy Statement for filing with the SEC.

In accordance with the rules of the SEC, this report is not to be deemed “soliciting material,” or deemed to be “filed” with the SEC or subject to the SEC’s Regulation 14A, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in documents otherwise filed.

March 5, 2024

Members of the Compensation and Human Capital Committee:

J. Paul Condrin III, Chair

Francisco A. Aristeguieta

Cynthia L. Egan

The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that THG specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 52

Summary Compensation Table

The following table sets forth the total compensation for our NEOs for 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)

John C. Roche	2023	1,100,000	3,450,128	1,150,005	1,933,250	87,746	7,721,129
President and CEO	2022	1,083,846	2,970,256	990,010	1,694,000	87,911	6,826,023
	2021	1,023,077	2,625,160	875,224	2,163,000	87,207	6,773,668
Jeffrey M. Farber	2023	758,077	1,312,684	437,510	908,438	82,500	3,499,209
EVP and CFO	2022	731,539	1,237,685	412,511	776,160	81,140	3,239,035
	2021	715,385	1,200,106	400,097	950,400	79,363	3,345,351
Richard W. Lavey	2023	669,231	750,144	250,023	683,100	70,178	2,422,676
EVP and President, Hanover Agency Markets	2022	644,231	675,099	225,006	560,500	69,646	2,174,482
	2021	607,692	543,985	181,306	675,000	78,608	2,086,591
Bryan J. Salvatore	2023	619,231	675,384	225,037	687,500	65,406	2,272,558
EVP and President, Specialty	2022	594,231	600,234	200,006	544,000	60,000	1,998,471
	2021	566,923	487,578	162,543	621,000	61,877	1,899,921
Dennis F. Kerrigan	2023	560,385	450,257	150,009	402,563	74,615	1,637,829
EVP and Chief Legal Officer	2022	540,385	412,706	137,504	359,700	74,908	1,525,203
	2021	521,538	393,829	131,284	472,500	72,679	1,591,830

(1)
Amounts in these columns reflect the grant date fair value of the award calculated in accordance with FASB ASC Topic No. 718, disregarding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are set forth in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2023 included in the Company’s Annual Report on Form 10-K. The amounts set forth may be more or less than the value ultimately realized by the NEO based upon, among other things, the value of our Common Stock at the time of vesting and/or exercise of the stock awards, whether the Company achieves the performance goals associated with certain stock awards and whether such awards actually vest.
(2)
Amounts in this column consist of the grant date fair value of awards of restricted stock units (TBRSUs and PBRSUs) granted during the applicable year, disregarding the effect of estimated forfeitures. PBRSUs are reported at target. Set forth in the table below is the grant date fair value of the PBRSUs at target and assuming the threshold and the maximum payment levels are achieved. No shares will be earned pursuant to the PBRSUs if the Company does not achieve specified levels of performance or if the award is forfeited prior to vesting.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 53

Name	Year	Grant Date Fair Value of PBRSUs Assuming Threshold Payment Level ($)	Grant Date Fair Value of PBRSUs (as included in table above) ($)	Grant Date Fair Value of PBRSUs Assuming Maximum Payment Level ($)

John C. Roche	2023	862,568	2,300,086	3,450,201
	2022	742,639	1,980,153	2,970,299
	2021	656,290	1,750,115	2,625,173
Jeffrey M. Farber	2023	328,350	875,153	1,312,873
	2022	309,529	825,154	1,237,877
	2021	300,027	800,072	1,200,108
Richard W. Lavey	2023	187,609	500,086	750,129
	2022	168,845	450,069	675,173
	2021	135,996	362,655	543,983
Bryan J. Salvatore	2023	168,919	450,248	675,372
	2022	150,174	400,177	600,342
	2021	121,895	325,050	487,575
Dennis F. Kerrigan	2023	112,565	300,166	450,250
	2022	103,176	275,149	412,723
	2021	98,457	262,561	393,842
(3)
For all NEOs, 2023 amounts shown in this column consist of the following:

Company Contributions to Defined Contribution and Non-Qualified Retirement Savings Plans

	All Other Compensation (Excluding Perquisites)
Name	Company Contributions to Defined Contribution Plan ($)	Company Contributions to Non-Qualified Retirement Savings Plan ($)

John C. Roche	19,800	40,200
Jeffrey M. Farber	19,800	40,200
Richard W. Lavey	19,800	40,200
Bryan J. Salvatore	19,800	40,200
Dennis F. Kerrigan	19,800	35,405

Perquisites

	Perquisites
Name	Financial Planning Services ($)	Matching Contributions to Qualified Charities ($)	Spousal Travel ($)*	Tax Reimbursements ($)*

John C. Roche	20,085	5,000	2,661†	—
Jeffrey M. Farber	13,000	5,000	4,500	—
Richard W. Lavey	—	5,000	4,262†	916
Bryan J. Salvatore	—	—	5,229	177
Dennis F. Kerrigan	14,410	5,000	—	—

*	Reimbursements for spousal travel and associated taxes relate solely to certain agent conferences and Company events where spousal attendance was expected.
†

Includes spousal travel on an aircraft that the Company leases a fractional interest in from a third party, where the aggregate incremental cost to the Company was zero. Flights were taken in accordance with the Company’s non-commercial aircraft policy.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 54

Grants of Plan-Based Awards in Last Fiscal Year

The following table contains information concerning plan-based awards granted to the NEOs in 2023. All equity awards were granted pursuant to the 2022 Plan. In order for such awards to vest, in addition to satisfying the applicable performance metrics, if any, the NEO generally must remain continuously employed by the Company through the applicable vesting date (for a description of termination benefits associated with these awards, please see the “Potential Payments upon Termination or Change in Control” section beginning on page 60).

Grants of Plan-Based Awards in 2023

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other		Grant Date Fair
Name	Grant Date	Threshold ($) (1)	Target ($)	Maximum ($)	Threshold (#) (1)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Value of Stock and Option Awards ($) (2)

John C. Roche	2/27/23 (3)	—	2,035,000	3,968,250
	2/27/23 (4)				1,985	7,939	11,909				1,150,044
	2/27/23 (5)				4,107	8,214	12,321				1,150,042
	2/27/23 (6)							8,214			1,150,042
	2/27/23 (7)								36,453	140.01	1,150,005
Jeffrey M. Farber	2/27/23 (3)	—	956,250	1,864,688
	2/27/23 (4)				756	3,021	4,532				437,622
	2/27/23 (5)				1,563	3,125	4,688				437,531
	2/27/23 (6)							3,125			437,531
	2/27/23 (7)								13,868	140.01	437,510
Richard W. Lavey	2/27/23 (3)	—	742,500	1,447,875
	2/27/23 (4)				432	1,726	2,589				250,028
	2/27/23 (5)				893	1,786	2,679				250,058
	2/27/23 (6)							1,786			250,058
	2/27/23 (7)								7,925	140.01	250,023
Bryan J. Salvatore	2/27/23 (3)	—	687,500	1,340,625
	2/27/23 (4)				389	1,554	2,331				225,112
	2/27/23 (5)				804	1,608	2,412				225,136
	2/27/23 (6)							1,608			225,136
	2/27/23 (7)								7,133	140.01	225,037
Dennis F. Kerrigan	2/27/23 (3)	—	423,750	826,313
	2/27/23 (4)				259	1,036	1,554				150,075
	2/27/23 (5)				536	1,072	1,608				150,091
	2/27/23 (6)							1,072			150,091
	2/27/23 (7)								4,755	140.01	150,009

(1)
Threshold amounts indicate the amount of payout in the event certain minimum levels of performance are achieved. If the level of actual performance falls below the minimum payout threshold, no amounts will be paid.
(2)
The amounts in this column reflect the grant date fair value of the award (at target with respect to PBRSUs) calculated in accordance with FASB ASC Topic No. 718, disregarding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are set forth in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2023 included in the Company’s Annual Report on Form 10-K. The amounts set forth may be more or less than the value ultimately realized based upon, among other things, the value of our Common Stock at the time of vesting of the stock awards or exercise of options, whether the Company achieves certain performance goals and whether such awards actually vest.
(3)
Represents an award under the 2023 STIP (see section entitled “Short-Term Incentive Compensation” in the CD&A beginning on page 34 for more information). On March 14, 2024, these awards were paid to the NEOs in the following amounts: Mr. Roche, $1,933,250; Mr. Farber, $908,438; Mr. Lavey, $683,100; Mr. Salvatore, $687,500; and Mr. Kerrigan, $402,563.
(4)
Represents a grant of RTSR PBRSUs (see the section entitled “Long-Term Incentive Compensation” in the CD&A beginning on page 34 for more information). These RTSR PBRSUs vest on the third anniversary of the date of grant only if and to the extent the Company achieves a specified relative total shareholder return for the years 2023-2025. The RTSR PBRSUs automatically adjust to reflect the accrual of dividend equivalent rights, to the extent cash dividends are paid with respect to our Common Stock. The

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 55

adjustment results in the issuance of additional PBRSUs that are subject to the same terms and conditions (including the applicable performance and time-based vesting requirements) as the underlying PBRSU. All figures in the table above reflect the number of PBRSUs issued upon the date of grant and have not been updated to reflect subsequent adjustments for accrued dividend equivalents.
(5)
Represents a grant of ROE PBRSUs (see the section entitled “Long-Term Incentive Compensation” in the CD&A beginning on page 34 for more information). These PBRSUs vest on the third anniversary of the date of grant only if and to the extent the Company achieves a specified three-year average Adjusted Operating ROE for the years 2023-2025. The ROE PBRSUs automatically adjust to reflect the accrual of dividend equivalent rights, to the extent cash dividends are paid with respect to our Common Stock. The adjustment results in the issuance of additional PBRSUs that are subject to the same terms and conditions (including the applicable performance and time-based vesting requirements) as the underlying PBRSU. All figures in the table above reflect the number of PBRSUs issued upon the date of grant and have not been updated to reflect subsequent adjustments for accrued dividend equivalents.
(6)
Represents a grant of TBRSUs (see section entitled “Long-Term Incentive Compensation” in the CD&A beginning on page 34 for more information). The TBRSUs vest in full on the third anniversary of the date of grant. The TBRSUs automatically adjust to reflect the accrual of dividend equivalent rights, to the extent cash dividends are paid with respect to our Common Stock. The adjustment results in the issuance of additional TBRSUs that are subject to the same terms and conditions (including the applicable time-based vesting requirements) as the underlying TBRSU. All figures in the table above reflect the number of TBRSUs issued upon the date of grant and have not been updated to reflect subsequent adjustments for accrued dividend equivalents.
(7)
Represents a grant of options to purchase Common Stock. The options vest in three substantially equal annual installments commencing on the first anniversary of the grant date. All options have a ten-year term. The exercise price of the options equals the closing price per share of Common Stock on the NYSE as of the date of grant. See section entitled “Long-Term Incentive Compensation” in the CD&A beginning on page 34 for more information.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 56

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for our NEOs regarding outstanding equity awards held as of December 31, 2023. All awards granted prior to 2015 were issued pursuant to the Company’s 2006 Long-Term Incentive Plan, all awards granted prior to 2023 were issued pursuant to the Company's 2014 Long-Term Incentive Plan (the "2014 Plan"), and all other awards were issued pursuant to the 2022 Plan. In order for such awards to vest, in addition to satisfying the applicable performance metrics, if any, the NEO generally must remain continuously employed by the Company through the applicable vesting date (for a description of termination benefits associated with these awards, please see the “Potential Payments upon Termination or Change in Control” section beginning on page 60).

Outstanding Equity Awards at Fiscal Year-End 2023

	Option Awards					Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)

John C. Roche	2/19/14	22,305	—	54.61	2/19/24	2/26/21	8,143	(4)	988,723
	2/27/15	22,943	—	66.14	2/27/25	2/26/21	9,120	(5)	1,107,350
	2/23/16	21,413	—	77.91	2/23/26	2/26/21	6,322	(6)	767,617
	2/24/17	27,292	—	85.87	2/24/27	2/28/22	7,134	(4)	866,210	7,458	(7)	905,550
	2/27/18	72,078	—	104.11	2/27/28	2/28/22				6,805	(8)	826,263
	3/05/19	36,539	—	117.22	3/05/29	2/27/23	8,078	(4)	980,831	8,445	(9)	1,025,392
	2/28/20	51,934	—	118.54	2/28/30	2/27/23				8,162	(10)	991,030
	2/26/21	27,831	13,916	115.35	2/26/31
	2/28/22	11,563	23,126	139.51	2/28/32
	2/27/23	—	36,453	140.01	2/27/33
Jeffrey M. Farber	3/05/19	20,379	—	117.22	3/05/29	2/26/21	3,723	(4)	452,047
	2/28/20	26,832	—	118.54	2/28/30	2/26/21	4,170	(5)	506,321
	2/26/21	12,722	6,362	115.35	2/26/31	2/26/21	2,891	(6)	351,025
	2/28/22	4,818	9,636	139.51	2/28/32	2/28/22	3,108	(4)	377,373	3,108	(7)	377,373
	2/27/23	—	13,868	140.01	2/27/33	2/28/22				2,837	(8)	344,469
						2/27/23	3,213	(4)	390,122	3,213	(9)	390,122
						2/27/23				3,106	(10)	377,131
Richard W. Lavey	2/27/15	11,826	—	66.14	2/27/25	2/26/21	1,688	(4)	204,957
	2/23/16	17,420	—	77.91	2/23/26	2/26/21	1,890	(5)	229,484
	2/24/17	21,222	—	85.87	2/24/27	2/26/21	1,310	(6)	159,060
	2/27/18	20,489	—	104.11	2/27/28	2/28/22	1,695	(4)	205,807	1,695	(7)	205,807
	3/05/19	9,137	—	117.22	3/05/29	2/28/22				1,547	(8)	187,837
	2/28/20	12,118	—	118.54	2/28/30	2/27/23	1,837	(4)	223,049	1,837	(9)	223,049
	2/26/21	5,765	2,883	115.35	2/26/31	2/27/23				1,775	(10)	215,521
	2/28/22	2,628	5,256	139.51	2/28/32
	2/27/23	—	7,925	140.01	2/27/33
Bryan J. Salvatore	6/12/17	21,052	—	82.39	6/12/27	2/26/21	1,513	(4)	183,708
	2/27/18	16,394	—	104.11	2/27/28	2/26/21	1,694	(5)	205,685
	3/05/19	7,732	—	117.22	3/05/29	2/26/21	1,175	(6)	142,669
	2/28/20	10,386	—	118.54	2/28/30	2/28/22	1,507	(4)	182,980	1,507	(7)	182,980
	2/26/21	5,168	2,585	115.35	2/26/31	2/28/22				1,376	(8)	167,074
	2/28/22	2,336	4,672	139.51	2/28/32	2/27/23	1,654	(4)	200,829	1,654	(9)	200,829
	2/27/23	—	7,133	140.01	2/27/33	2/27/23				1,598	(10)	194,029
Dennis F. Kerrigan	2/28/20	8,655	—	118.54	2/28/30	2/26/21	1,222	(4)	148,375
	2/26/21	4,174	2,088	115.35	2/26/31	2/26/21	1,369	(5)	166,224
	2/28/22	1,606	3,212	139.51	2/28/32	2/26/21	949	(6)	115,228
	2/27/23	—	4,755	140.01	2/27/33	2/28/22	1,037	(4)	125,913	1,037	(7)	125,913
						2/28/22				946	(8)	114,863
						2/27/23	1,103	(4)	133,926	1,103	(9)	133,926
						2/27/23				1,066	(10)	129,434

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 57

(1)
Except as noted below, options vest over three years in three substantially equal annual installments, in each case, on the anniversary of the grant date. With respect to Mr. Salvatore’s 2017 options, these options vested in full on the second anniversary of the grant date.
(2)
The TBRSU and PBRSU awards accrue dividend equivalent rights to the extent cash dividends are paid with respect to our Common Stock and the awards actually vest. Amounts reported include TBRSUs and PBRSUs accrued as a result of this dividend equivalent right.
(3)
Based on a value of $121.42 per share, which was the closing price per share of our Common Stock on the NYSE on December 29, 2023.
(4)
TBRSUs that vest in full on the third anniversary of the grant date.
(5)
PBRSUs that vest on the third anniversary of the grant date based on the Company’s achievement of average Adjusted Operating ROE for the years 2021-2023, which was 11.1%, resulting in a payout of 112.0% of target. Accordingly, the award shown in the table reflects 112.0% of the target award value.
(6)
PBRSUs that vest on the third anniversary of the grant date based on the Company’s achievement of RTSR for the years 2021-2023, which was at the 36th percentile against its pre-determined peer group. Accordingly, the award shown in the table reflects 72.73% of the target award value.
(7)
PBRSUs that vest on the third anniversary of the grant date based on the Company’s achievement of average Adjusted Operating ROE for the years 2022-2024. Performance of these awards as of December 31, 2023 would have resulted in a payout at 95.0% of the target number of shares and amounts shown in the table. The actual award that is delivered may be as low as 0% and as high as 150% of the target award shown in the table above based upon the actual level of average Adjusted Operating ROE achieved during the performance period.
(8)
PBRSUs that vest on the third anniversary of the grant date based on the Company’s achievement of RTSR for the years 2022-2024. Performance of these awards as of December 31, 2023 would have resulted in a payout at 63.64% of the target number of shares and amounts shown in the table. The actual award that is delivered may be as low as 0% and as high as 150% of the target award shown in the table above based upon the actual level of shareholder return achieved during the performance period.
(9)
PBRSUs that vest on the third anniversary of the grant date based on the Company’s achievement of average Adjusted Operating ROE for the years 2023-2025. Performance of these awards as of December 31, 2023 would have resulted in a payout at 101.7% of target number of shares shown in the table. The actual award that is delivered may be as low 0% and as high as 150% of the target award shown in the table above based upon the actual level of average Adjusted Operating ROE achieved during the performance period.
(10)
PBRSUs that vest on the third anniversary of the grant date based on the Company’s achievement of RTSR for the years 2023-2025. Performance of these awards as of December 31, 2023 would have resulted in a payout at 0% of the target number of shares and amounts shown in the table. The actual award that is delivered may be as low as 0% and as high as 150% of the target award shown in the table above based upon the actual level of shareholder return achieved during the performance period.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 58

Option Exercises and Stock Vested in 2023

The following table sets forth information for our NEOs regarding the value realized during 2023 pursuant to: (i) option exercises, and/or (ii) shares acquired upon vesting of previously granted stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

John C. Roche	6,336 (2)	629,355 (2)	22,763	3,165,112
Jeffrey M. Farber	—	—	11,406	1,590,909
Richard W. Lavey	—	—	5,153	718,740
Bryan J. Salvatore	—	—	4,415	615,804
Dennis F. Kerrigan	—	—	3,679	513,147

(1)
For stock options, represents the difference between the fair market value of a share of our Common Stock at exercise and the exercise price of the option multiplied by the number of shares acquired upon exercise. For stock awards, represents the number of shares acquired upon vesting multiplied by the closing price of our Common Stock on the vesting date.
(2)
Mr. Roche "net exercised" each of the 6,336 options listed above and therefore did not receive any cash in the transactions. As a result, a total of 3,326 shares were withheld by the Company to satisfy the exercise price and taxes associated with the exercises, resulting in a net issuance of 3,010 shares to, and held by, Mr. Roche as of the date of this Proxy Statement.

Retirement Benefits

401(k) Plan

The Company maintains a 401(k) retirement savings plan (the “401(k) Plan”). For 2023, the 401(k) Plan provided a 100% match on the first 6% of eligible compensation deferred under the 401(k) Plan. Eligible compensation generally consists of salary and cash bonus, up to the Internal Revenue Code limits for qualified 401(k) plans, which was $330,000 for 2023.

Non-Qualified Retirement Savings Plan

In connection with the 401(k) Plan, the Company also maintains the Non-Qualified Retirement Savings Plan. This plan provides eligible employees of the Company, including each of the NEOs, a 6% employer contribution on total eligible compensation in excess of Internal Revenue Code limits applied to the 401(k) Plan (subject to certain limits and contingent upon satisfaction of maximum employee contributions to the 401(k) Plan or receipt of evidence that the employee has made maximum contributions to a former employer’s 401(k) plan for the year in question). Amounts deferred are credited with interest based on the GATT rate. This plan is unfunded and non-qualified. A participant’s benefits are generally payable upon the earlier to occur of death or six months following termination of employment with the Company.

Non-Qualified Deferred Compensation in 2023

The following table sets forth certain information regarding NEO participation in the Non-Qualified Retirement Savings Plan for 2023:

Name	Executive Contributions in 2023 ($) (1)	Company Contributions in 2023 ($) (2)	Aggregate Earnings in 2023 ($) (3)	Aggregate Withdrawals/ Distributions in 2023 ($)	Aggregate Balance at December 31, 2023 ($) (4)

John C. Roche	—	40,200	19,409	—	543,552
Jeffrey M. Farber	—	40,200	9,821	—	297,984
Richard W. Lavey	—	40,200	19,528	—	546,590
Bryan J. Salvatore	—	40,200	8,097	—	253,854
Dennis F. Kerrigan	—	35,405	3,392	—	127,951

(1)
The plan does not currently allow for executive contributions.
(2)
Represents contributions made by the Company in 2024 with respect to eligible 2023 compensation. Such contributions are included in the “All Other Compensation” column of the Summary Compensation Table. In February 2023, contributions with respect to eligible 2022 compensation were made to the following NEOs in the following amounts: $41,700 for Mr. Roche; $41,700 for Mr. Farber; $41,700 for Mr. Lavey; $41,700 for Mr. Salvatore; and $37,748 for Mr. Kerrigan.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 59

(3)
Represents interest accrued on the aggregate amount in the plan attributable to the NEO. Amounts set forth in this column are not included in the Summary Compensation Table because no portion of the interest is “above market,” as determined under SEC rules.
(4)
Includes Company contributions made in 2024 as if such contributions were made on December 31, 2023. Balances attributable to Company contributions have been reported as compensation for the NEO in the Summary Compensation Table for the applicable years.

Potential Payments upon Termination or Change in Control

Overview

The information provided in the following tables reflects the amount of incremental compensation required to be paid to each applicable NEO in the event of a termination of the NEO’s employment, including in connection with a change in control of the Company. For purposes of the disclosure, we have assumed that all triggering event(s) took place on December 31, 2023, and we used the closing price per share on the NYSE of our Common Stock on December 29, 2023 ($121.42). Due to the number of factors that affect the nature and amount of benefits provided upon the occurrence of such events, actual amounts paid or distributed may be different from the amounts disclosed below. Factors that could affect the actual amounts paid include:

•
when the event actually occurs;
•
the number of outstanding but unvested stock awards then held by the NEO;
•
awards granted after December 31, 2023;
•
the Company’s RTSR and Adjusted Operating ROE over a specified period and its performance against certain financial and/or business objectives established for determining the level of payment and/or vesting of outstanding, but unvested, stock awards; and
•
the Company’s stock price as of the date of such event.

Specifically excluded from the information and tables below are any amounts which are not contingent upon the occurrence of the triggering event(s) or payments pursuant to Company benefit plans that are generally available to all salaried employees of THG and do not discriminate in scope or terms of operation in favor of our NEOs (e.g., term life insurance and long-term disability insurance). Benefits to our NEOs under the CIC Plan are triggered only in the event of a Change in Control (defined below) and a subsequent occurrence of an involuntary termination of employment by the Company or constructive termination of employment by the NEO. The change in control column in the tables below assumes both a Change in Control and the occurrence of a termination event occurring on December 31, 2023.

Termination Other Than in Connection with a Change in Control

NEO Severance Arrangements

The material terms and conditions of the severance arrangements with each of our NEOs are summarized below:

•
In the event (i) the executive’s employment is involuntarily terminated, other than in connection with the executive’s death, disability, a “change in control,” or for “cause,” or (ii) the executive voluntarily terminates employment for “good reason” (defined generally to mean a decrease in the executive’s base salary or target short-term incentive compensation opportunity, a material and adverse change to the executive’s role and responsibility, or, in certain cases a requirement that the executive relocate the executive’s principal place of business), the executive will be entitled to a lump sum cash severance payment designed to approximate one year’s cash compensation (base salary and target bonus opportunity or, with respect to Mr. Farber, two times his then-current base salary and one year’s continued vesting of his then-outstanding equity awards).
•
As a condition to receiving severance, the executive would be required to enter into a separation agreement upon terms and conditions acceptable to the Company, including a full release and non-disparagement provision.

Long-Term Equity Incentive Plans

Pursuant to the 2014 Plan and the 2022 Plan and/or certain stock award agreements evidencing awards issued thereunder, holders of stock awards, including the NEOs, may be entitled to pro-rated or full acceleration of vesting of their awards in the event the holder dies, is disabled or terminates employment upon reaching “retirement eligibility” prior to the vesting date. In general, for these purposes, disability is as defined in the Company’s long-term disability plan and “retirement eligibility” means age 65, or age 60 with five consecutive years of service. As of December 31, 2023, Mr. Roche satisfied the requirements of “retirement eligibility.”

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 60

Additionally, during 2024, subject to their continued employment, Messrs. Farber and Salvatore will satisfy the requirements of “retirement eligibility” with respect to their 2022 and 2023 awards.

Change in Control

THG’s CIC Plan outlines the potential benefits certain key executives, including each of our NEOs, could receive in connection with a Change in Control (defined below) of the Company. In the event of a Change in Control of the Company and subsequent involuntary termination of a participant’s employment by the Company or a constructive termination of a participant’s employment by the participant within a two-year period following the Change in Control, the CIC Plan authorizes the payment of specified benefits to eligible participants. These include a lump-sum cash payment equal to a multiplier (the “Multiplier”) (2x for Messrs. Roche and Farber, and 1.5x for Messrs. Lavey, Salvatore and Kerrigan) times the sum of a participant’s applicable base salary and target short-term incentive compensation award opportunity. Additionally, a participant is entitled to a cash payment of an amount equal to the amount that otherwise would have been credited under the Company’s 401(k) Plan and Non-Qualified Retirement Savings Plan for the year in which the employee’s employment was terminated. The CIC Plan also provides for continued coverage for up to one year under the Company’s health plans, payment of an amount equal to the participant’s target short-term incentive compensation award opportunity, pro-rated for service performed in the year of termination, and outplacement services. The NEOs are not entitled to a gross-up payment if their change in control payments and benefits become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Pursuant to the 2014 Plan and the 2022 Plan, as applicable, and the various agreements evidencing awards issued thereunder, in the event of a change in control (defined below), the participant may be entitled to certain accelerated vesting of equity awards if such awards are not assumed by the successor company, or if such participant’s employment is involuntarily or constructively terminated after the change in control. To comply with Section 409A of the Internal Revenue Code, certain TBRSUs issued to individuals who meet the requirements of “retirement eligibility” (or will meet the requirements of “retirement eligibility” prior to the TBRSU’s scheduled vesting date) will immediately vest and become payable upon the occurrence of a change in control. Mr. Roche’s 2021, 2022 and 2023 TBRSU awards and Messrs. Farber, Kerrigan and Salvatore’s 2022 and 2023 TBRSU awards contain such a provision because they are eligible to meet the requirements of “retirement eligibility” before the vesting date of these awards. The tables below present the hypothetical values as if such awards are assumed by a successor company and such participant is involuntarily or constructively terminated thereafter. Such hypothetical values would be identical in the event the successor company did not assume the equity grants and instead they were accelerated.

As further described in the footnotes and because the tables assume a hypothetical triggering event on December 31, 2023, the values in the tables below include amounts for short-term and long-term incentive compensation awards that vested and were earned by the executives in the first quarter of 2024.

Potential Payments Upon Termination or Change in Control* Tables

	John C. Roche
Benefit	Death	Disability	For Cause	Without Cause	Retirement	For Good Reason	Change in Control

Cash Severance (1) (2)	$—	$—	$—	$3,135,000	$—	$3,135,000	$6,270,000
Cash Incentives (3)	—	—	—	—	—	—	2,035,000
Equity
Unvested Restricted Stock Units (PBRSUs and TBRSUs) (4)	5,705,162	7,556,938	—	—	8,309,985	—	7,071,015
Unexercisable Stock Options (5)	84,470	84,470	—	—	80,073	—	84,470
Other Benefits
Health & Welfare (6)	—	—	—	—	—	—	26,470
Outplacement (7)	—	—	—	—	—	—	40,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (8)	—	—	—	—	—	—	60,000
TOTAL	$5,789,632	$7,641,408	$—	$3,135,000	$8,390,058	$3,135,000	$15,586,955

See pages 63-65 for footnotes

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 61

	Jeffrey M. Farber
Benefit	Death	Disability	For Cause	Without Cause	Retirement	For Good Reason	Change in Control

Cash Severance (1) (2)	$—	$—	$—	$1,530,000	$—	$1,530,000	$3,442,500
Cash Incentives (3)	—	—	—	—	—	—	956,250
Equity
Unvested Restricted Stock Units (PBRSUs and TBRSUs) (4)	2,475,390	3,217,873	—	1,309,393	—	1,309,393	3,021,658
Unexercisable Stock Options (5)	38,617	38,617	—	38,617	—	38,617	38,617
Other Benefits
Health & Welfare (6)	—	—	—	—	—	—	20,711
Outplacement (7)	—	—	—	—	—	—	40,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (8)	—	—	—	—	—	—	60,000
TOTAL	$2,514,007	$3,256,490	$—	$2,878,010	$—	$2,878,010	$7,579,736

	Richard W. Lavey
Benefit	Death	Disability	For Cause	Without Cause	Retirement	For Good Reason	Change in Control

Cash Severance (1) (2)	$—	$—	$—	$1,417,500	$—	$1,417,500	$2,126,250
Cash Incentives (3)	—	—	—	—	—	—	742,500
Equity
Unvested Restricted Stock Units (PBRSUs and TBRSUs) (4)	1,248,562	1,657,019	—	—	—	—	1,549,805
Unexercisable Stock Options (5)	17,500	17,500	—	—	—	—	17,500
Other Benefits
Health & Welfare (6)	—	—	—	—	—	—	1,850
Outplacement (7)	—	—	—	—	—	—	40,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (8)	—	—	—	—	—	—	60,000
TOTAL	$1,266,062	$1,674,519	$—	$1,417,500	$—	$1,417,500	$4,537,905

	Bryan J. Salvatore
Benefit	Death	Disability	For Cause	Without Cause	Retirement	For Good Reason	Change in Control

Cash Severance (1) (2)	$—	$—	$—	$1,312,500	$—	$1,312,500	$1,968,750
Cash Incentives (3)	—	—	—	—	—	—	687,500
Equity
Unvested Restricted Stock Units (PBRSUs and TBRSUs) (4)	1,117,550	1,483,388	—	—	—	—	1,387,224
Unexercisable Stock Options (5)	15,691	15,691	—	—	—	—	15,691
Other Benefits
Health & Welfare (6)	—	—	—	—	—	—	28,338
Outplacement (7)	—	—	—	—	—	—	40,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (8)	—	—	—	—	—	—	60,000
TOTAL	$1,133,241	$1,499,079	$—	$1,312,500	$—	$1,312,500	$4,187,503

See pages 63-65 for footnotes

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 62

	Dennis F. Kerrigan
Benefit	Death	Disability	For Cause	Without Cause	Retirement	For Good Reason	Change in Control

Cash Severance (1) (2)	$—	$—	$—	$988,750	$—	$988,750	$1,483,125
Cash Incentives (3)	—	—	—	—	—	—	423,750
Equity
Unvested Restricted Stock Units (PBRSUs and TBRSUs) (4)	823,956	1,074,931	—	—	—	—	1,008,636
Unexercisable Stock Options (5)	12,674	12,674	—	—	—	—	12,674
Other Benefits
Health & Welfare (6)	—	—	—	—	—	—	26,000
Outplacement (7)	—	—	—	—	—	—	40,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (8)	—	—	—	—	—	—	55,205
TOTAL	$836,630	$1,087,605	$—	$988,750	$—	$988,750	$3,049,390

*

Please refer to the change in control definitions below for an explanation of what constitutes a change in control under the CIC Plan, the 2014 Plan and the 2022 Plan. Prior to receiving any benefits under the CIC Plan, the participant must execute certain waivers and general releases in favor of the Company. In addition, in order to be eligible to participate in the CIC Plan, participants must execute a non-solicitation and non-interference agreement, regardless of whether or not they ever receive benefits thereunder. This agreement also contains a non-disparagement and cooperation provision and provides that all proprietary information relating to the Company’s business and all software, works of authorship and other developments created during employment by the Company are the sole property of the Company.

Under the CIC Plan, Change in Control is defined as follows: (i) subject to certain exceptions, a change in the composition of the Board such that the Incumbent Directors (as defined in the CIC Plan) at the beginning of any consecutive twenty-four month period cease to constitute a majority of the Board; (ii) subject to certain exceptions, any person or group is or becomes the beneficial owner of 35% or more of the Company’s outstanding voting securities; (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any affiliate that requires shareholder approval, unless the shareholders immediately prior to the transaction own more than 50% of the total voting stock of the successor corporation and a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to the transaction; (iv) the approval by shareholders of a sale of all, or substantially all, of the Company’s assets and such sale is consummated; or (v) the approval by shareholders of a plan of liquidation or dissolution of the Company.

The definition of a “change in control” under the 2014 Plan and the 2022 Plan is substantially consistent with the definition in the CIC Plan, except that pursuant to the 2014 Plan and the 2022 Plan, a “change in control” is triggered by the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any affiliate that requires shareholder approval, unless the shareholders immediately prior to the transaction own more than 50% of the total voting stock of the successor corporation or a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to the transaction.

(1)
Pursuant to the CIC Plan, in the event of both a Change in Control and a subsequent involuntary or constructive termination, the NEO is entitled to a lump sum severance payment equal to the product of his Multiplier and the sum of his applicable annual base salary plus target short-term incentive compensation award opportunity.
(2)
As discussed above, the Company entered into severance arrangements with each of its executive officers, including each NEO. These arrangements provide for a lump sum cash severance award designed to approximate one year’s target cash compensation (base salary and target bonus opportunity), or in the case of Mr. Farber, two times his current base salary, in each case in the event the (i) executive’s employment is involuntarily terminated, other than in connection with that person’s death, disability, a Change in Control or for Cause (as these terms are defined under the CIC Plan), or (ii) the executive voluntarily terminates his or her employment for “good reason.”
(3)
Represents payment of target 2023 STIP award earned in 2023, pro-rated for the period prior to the Change in Control (the amount included above assumes full year payout at target). In the event of death, disability, or in certain circumstances, an involuntary termination of employment (other than for cause), occurring prior to the payment date,

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 63

each NEO remains eligible for an award under the 2023 STIP, but payment is at the discretion of the CHCC. Each NEO’s actual 2023 STIP award was earned and paid during the first quarter of 2024. See the Summary Compensation Table on page 53 for more information.
(4)
Represents the value of unvested PBRSUs and TBRSUs granted in 2021, 2022 and 2023 (see “Outstanding Equity Awards at Fiscal Year-End 2023” table on page 57 for more information).

PBRSUs

Death. In the event of an NEO’s death, a pro-rated portion of the PBRSUs vests and the awards remain subject to the performance-based vesting conditions determined based on the date of the termination event. For the 2021, 2022 and 2023 RTSR PBRSUs, the values are presented at 72.73%, 63.64% and 0% of target, respectively. For the 2021, 2022 and 2023 ROE PBRSUs, the values are presented at 108.0%, 93.7% and 100.0% of target, respectively.

Disability. In the event of an NEO’s disability, a pro-rated portion of the PBRSUs vests and the participant is given an additional one-year service credit, and the awards remain subject to the performance-based vesting conditions determined based on the date of the termination event. The values presented for the 2021 RTSR PBRSUs and 2021 ROE PBRSUs are based on the actual payout of 72.73% and 112.0% of target, respectively. The values for the 2022 and 2023 RTSR PBRSUs are presented at target. The values for the 2022 and 2023 ROE PBRSUs are presented at 95.0% and 101.7% of target, respectively.

Retirement. In the event Mr. Roche, who is retirement eligible under the terms of his 2021, 2022 and 2023 PBRSU awards, retired as of December 31, 2023, a pro-rated portion of the 2021 PBRSUs would remain outstanding and be eligible to be earned based upon the Company’s actual level of performance measured against pre-established metrics. The values of Mr. Roche's 2021 RTSR PBRSUs and 2021 ROE PBRSUs are based on the actual payout of 72.73% and 112.0% of target, respectively. If Mr. Roche retired as of December 31, 2023, his full 2022 and 2023 PBRSUs would remain outstanding and be eligible to be earned based upon the Company's actual level of performance measured against pre-established metrics. The values of Mr. Roche’s 2022 and 2023 PBRSU awards are each presented at target. The actual value of the 2022 and 2023 PBRSU awards may differ from the amount disclosed above.

Without Cause / For Good Reason. The terms of Mr. Farber’s PBRSUs provide that if his employment is terminated without cause (other than as a result of his death, disability, or a change in control), or if he terminates his employment for good reason, then he will be given one additional year’s vesting credit. As a result, Mr. Farber’s 2021 PBRSU awards would have been deemed to be vested as of December 31, 2023. The values presented for the 2021 RTSR PBRSUs and 2021 ROE PBRSUs are based on the payout calculated as of December 31, 2023 of 72.73% and 112.0% of target, respectively.

Change in Control. In the event of a change in control, unless such awards are assumed by the successor entity, 100% of the PBRSUs vest based upon the level of achievement as of the change in control. If awards are assumed, the assumed award will be a time-based RSU with respect to the number of units that would be earned under the original PBRSU award based on the level of achievement as of the change in control, and the assumed award will fully accelerate and vest if an NEO’s employment is involuntarily or constructively terminated following the change in control. The values for the 2021, 2022 and 2023 RTSR PBRSUs are presented at 72.73%, 63.64% and 0.0% of target, respectively. The values for the 2021, 2022 and 2023 ROE PBRSUs are presented at 108.0%, 93.7% and 100.0% of target, respectively.

TBRSUs

Death and Disability. In the event of an NEO’s death or disability, the award vests in full.

Retirement. In the event Mr. Roche, who is retirement eligible under the terms of his 2021, 2022 and 2023 TBRSU awards, retired as of December 31, 2023, his 2021 TBRSU awards would have vested on a pro-rata basis and his 2022 and 2023 TBRSU awards would have vested in full. Although each of his 2022 and 2023 TBRSU awards vest upon retirement, payment is deferred until the regularly scheduled vesting date of the awards. Accordingly, the actual value of the 2022 and 2023 TBRSU awards may differ from the amount disclosed above because the stock price may differ when the TBRSU awards are paid.

Without Cause / For Good Reason. The terms of Mr. Farber’s TBRSUs provide that if his employment is terminated without cause (other than as a result of his death, disability, or a change in control), or if he terminates his employment for good reason, then he will be given one additional year’s vesting credit for purposes of this award. As a result, in the event of Mr. Farber’s termination of employment without cause or for good reason on December 31, 2023, his 2021 TBRSU awards would have vested in full.

Change in Control. In the event of a change in control, unless such award is assumed by the successor entity, 100% of the TBRSUs vest. If awards are assumed, then participants are not entitled to any acceleration unless the participant’s employment is involuntarily or constructively terminated following the change in control. To comply with Section 409A of the Internal Revenue Code, certain TBRSUs issued to individuals who meet the requirements of “retirement eligibility” (or will meet the requirements of “retirement eligibility” prior to the TBRSU’s scheduled vesting date) will immediately vest and become payable upon the occurrence of a change in control. Mr. Roche’s 2021, 2022 and 2023 TBRSU awards include such a provision because he is retirement eligible before the vesting date of each award. Messrs. Farber, Salvatore, and Kerrigan’s 2022 and 2023 TBRSU awards contain such a provision because they meet the requirements of “retirement eligibility” before the vesting date of these awards.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 64

(5)
Non-Qualified Stock Options Represents the intrinsic value (difference between fair market value of a share of our Common Stock and the exercise price of the options multiplied by the number of accelerated options).

Death and Disability. In the event of an NEO’s death or disability, any unvested options immediately vest and become exercisable in full.

Retirement. In the event Mr. Roche, who is retirement eligible under the terms of his 2021, 2022 and 2023 option awards, retired as of December 31, 2023, a pro-rated portion of the unvested 2021 options would have vested and become exercisable. Pursuant to the terms of his 2022 and 2023 option awards, Mr. Roche’s 2022 and 2023 options would remain outstanding and subject to the vesting schedule pursuant to the award agreements. Accordingly, the actual value of the 2022 and 2023 option awards may differ than the amount disclosed above because the stock price may differ when the option awards actually become exercisable.

Without Cause / For Good Reason. The terms of Mr. Farber’s option awards provide that if his employment is terminated without cause (other than as a result of his death, disability, or a change in control), or if he terminates his employment for good reason, then he will be given one additional year’s vesting credit.

Change in Control. Unless such awards are assumed by the successor entity, upon a change in control unvested options immediately vest and become exercisable in full. If awards are assumed, then participants are not entitled to any acceleration unless their employment is involuntarily or constructively terminated following the change in control.

(6)
Represents the estimated cost of continued health and dental benefits for a period not to exceed one year. All such benefits terminate in the event the NEO obtains other employment that provides the NEO with group health benefits.
(7)
Represents the estimated cost of one year of outplacement services.
(8)
Represents a lump sum payment equal to the amount that would be credited for 2023 to the NEO’s account balances under the 401(k) Plan and the Non-Qualified Retirement Savings Plan, based upon the higher of the NEO’s 2022 or annualized 2023 eligible compensation.

CEO Pay Ratio

Set forth below is an estimate of the relationship between the annual total compensation of our median compensated employee and the annual total compensation of John C. Roche, our Chief Executive Officer. The pay ratio below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For the 2023 fiscal year:

•
The base salary of the median compensated employee of our Company (other than our CEO) was $80,308, and when short-term incentive compensation, 401(k) match and the cost of medical and health benefits is included, the annual total compensation of the median compensated employee (calculated in accordance with the methodology used to determine the amounts reported in the Summary Compensation Table on page 53) was $116,211;
•
Mr. Roche’s total compensation, calculated in accordance with the methodology used to determine the amounts reported in the Summary Compensation Table on page 53 (and then adding the cost of certain medical and health benefits, as described below), was $7,740,508; and
•
Based on the foregoing, for 2023 the ratio of the total compensation of Mr. Roche to the annual total compensation of our median compensated employee was approximately 67 to 1.

To calculate our CEO pay ratio as described above, we used the following methodology and assumptions:

Median Employee

•
The median employee, who was first identified in 2021 and used in 2022, is no longer employed at the Company. However, there has been no significant change to our employee population and compensation arrangements that we believe would result in a significant change to our pay ratio disclosure. Accordingly, as permitted under SEC rules, we have substituted a new median employee with substantially similar compensation as the original median employee for purposes of our 2023 ratio.
•
We calculated the actual annual total compensation paid to the median compensated employee using the same methodology we used to calculate Mr. Roche’s compensation in the Summary Compensation Table on page 53 (including bonus amounts totaling $11,477 and the Company’s contribution to the 401(k) plan on behalf of the median compensated employee of $5,697) and added the $18,729 cost of medical and health benefits attributed to the median compensated employee through Company-sponsored benefit plans.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 65

CEO

•
Mr. Roche’s total compensation was calculated by using the same methodology as was used to calculate the amounts in the Summary Compensation Table on page 53 and by adding the $19,379 cost of medical and health benefits that the Company attributed to Mr. Roche in 2023 through Company-sponsored benefit plans; this amount was added in order to provide a like comparison to the elements of compensation included for the median compensated employee.

In accordance with SEC rules, we have used estimates and assumptions, as described above, in calculating the pay ratio reported above. The estimates and assumptions that we use may differ from estimates and assumptions used by other companies, including companies in our compensation peer group described above.

Relationship Between Pay and Performance

As required by Item 402(v) of Regulation S-K, we are presenting information that describes the relationship between compensation actually paid to our NEOs, as computed in accordance with the rules prescribed by Item 402(v), and certain measures of financial performance of the Company. While the information provided below may be useful to understanding the relationship between the compensation actually paid to our NEOs and our financial performance, we believe that this disclosure should be read in the context of the more complete and comprehensive discussion of our executive compensation program set forth in the CD&A beginning on page 34, and in the CD&A sections of our Proxy Statements for prior periods presented in the table below.

Pay Versus Performance

					Value of Initial Fixed $100
					Investment Based On:
Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)(3)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers ($)(4)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($)(2)(5)	Total Shareholder Return ($)(6)	Peer Group Total Shareholder Return ($)(7)	Net Income ($ in millions)(8)	Ex-Cat Operating Income ($ in millions)(9)

2023	7,721,129	5,788,287	2,458,068	1,997,478	123.91	211.53	35.3	795.7
2022	6,826,023	7,254,520	2,234,298	2,351,602	134.13	190.89	116.0	687.7
2021	6,773,668	8,437,307	2,230,923	2,666,961	127.25	160.58	418.7	834.9
2020	6,234,413	6,069,766	2,275,250	2,196,681	111.13	134.63	358.7	771.4
2019	4,979,777	6,461,988	2,068,491	2,802,346	126.73	125.87	425.1	622.9

(1)
The amounts in this column reflect the amounts reported in the “Total” column of the Summary Compensation Table for Mr. Roche, our Chief Executive Officer, for each of the periods presented.
(2)
“Compensation actually paid” as set forth in this column is calculated in accordance with rules prescribed under Item 402(v) and does not reflect the actual amounts earned or that may be earned by the applicable NEO. The amounts set forth may be more or less than the value actually realized by an NEO based upon, among other things, the value of our Common Stock at the time of vesting of stock awards or exercise of options held by the NEO, whether the Company achieves certain performance goals in respect of such awards and/or whether such equity awards actually vest.
(3)
The amounts deducted or added in calculating the equity award adjustments required under Item 402(v) are as set forth in the following table. For the periods covered, no dividends or other earnings were paid on outstanding and unvested awards. Each of Mr. Roche’s outstanding RSUs accrue dividend equivalents in the form of additional RSUs that are not paid unless and until the underlying award vests and becomes payable. The value of dividend equivalents is reflected in the values set forth below. Moreover, while certain PBRSUs that vested during the applicable year may have vested at levels below or above target, no awards were forfeited in their entirety due to a failure to meet threshold payout levels. The valuation assumptions used to calculate the fair values of PBRSUs reflect the probable outcome of the performance conditions as of the applicable measuring date (or actual performance results approved by the CHCC as of the applicable vesting date). The valuation assumptions used to calculate fair values attributable to TBRSUs and PBRSUs, as applicable, did not materially differ from those used in our disclosures of fair value as of the grant date. The valuation assumptions to calculate fair values attributable to Options also did not materially differ from those used in our disclosures of fair value as of the grant date, other than for an adjustment for moneyness, as applicable.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 66

Year	Deductions from Summary Compensation Table ($)	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted During Year ($)(a)	Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)(b)	Fair Value as of Vesting Date of Equity Awards that Vested During the Same Year Granted ($)(c)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested During the Year Measured From Prior Year-End to Vesting Date ($)(d)	Total Equity Award Adjustments ($)

2023	(4,600,133)	3,687,677	(1,228,420)	45,533	162,501	(1,932,842)
2022	(3,960,266)	3,815,952	346,063	—	226,748	428,497
2021	(3,500,384)	4,218,774	861,727	—	83,522	1,663,639
2020	(3,000,633)	3,487,342	(478,737)	—	(172,619)	(164,647)
2019	(2,600,213)	3,048,503	994,349	—	39,572	1,482,211

(a)
Includes values attributable to TBRSUs, PBRSUs and Options, as applicable, granted to Mr. Roche during the year indicated.
(b)
Includes values attributable to TBRSUs, PBRSUs and Options, as applicable, granted to Mr. Roche during the two years preceding the year indicated.
(c)
As of December 31, 2023, Mr. Roche is deemed "retirement eligible." Accordingly, this includes the portion of his 2023 TBRSU award that was accelerated and withheld to pay FICA tax withholding obligations (and income taxes due on the amounts withheld) due in connection with the executive qualifying as retirement-eligible during the applicable year.
(d)
Includes values attributable to TBRSUs, PBRSUs and Options, as applicable, granted to Mr. Roche during the third year prior to the year indicated. Additionally, as of December 31, 2023, Mr. Roche was deemed “retirement eligible.” Accordingly, this includes the portion of his 2022 TBRSU award that was accelerated and withheld to pay FICA tax withholding obligations (and income taxes due on the amounts withheld) due in connection with his qualifying as “retirement eligible” in 2023.

Mr. Roche does not participate in our frozen defined benefit plan. Accordingly, no adjustments have been included for changes in the actuarial present value of defined benefit pension plans.

(4)
The amounts in this column reflect the average of the amounts reported in the “Total” column of the Summary Compensation Table for the Company’s NEOs as a group (excluding the CEO) for each period presented. The NEOs included for purposes of computing the amounts in this column include Messrs. Farber, Lavey and Salvatore for 2019-2023; Mr. Kerrigan for 2020-2023; and J. Kendall Huber (former EVP and General Counsel) for 2019.
(5)
The amounts deducted or added in calculating the equity award adjustments required under Item 402(v) are as set forth in the following table. Each of the numbers is expressed as an average for all NEOs, other than the CEO, for the periods presented. For the periods covered, no dividends or other earnings were paid on outstanding and unvested awards. Outstanding RSUs accrue dividend equivalents in the form of additional RSUs that are not paid unless and until the underlying award vests and becomes payable. The value of dividend equivalents is reflected in the values set forth below. Moreover, while certain PBRSUs that vested during the applicable year may have vested at levels below or above target, no awards were forfeited in their entirety due to a failure to meet threshold payout levels. The valuation assumptions used to calculate the fair values of PBRSUs reflect the probable outcome of the performance conditions as of the applicable measuring date (or actual performance results approved by the CHCC as of the applicable vesting date). The valuation assumptions used to calculate fair values attributable to TBRSUs and PBRSUs, as applicable, did not materially differ from those used in our disclosures of fair value as of the grant date. The valuation assumptions to calculate fair values attributable to Options also did not materially differ from those used in our disclosures of fair value as of the grant date, other than for an adjustment for moneyness, as applicable.

Year	Deductions from Summary Compensation Table ($)	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted During the Year ($)(a)	Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)(b)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested During the Year Measured From Prior Year-End to Vesting Date ($)(c)	Total Equity Award Adjustments ($)

2023	(1,062,762)	862,452	(305,478)	45,198	(460,590)
2022	(975,188)	939,752	93,755	58,985	117,304
2021	(875,182)	1,054,927	232,428	23,865	436,038
2020	(837,555)	973,516	(134,247)	(80,283)	(78,569)
2019	(863,862)	1,011,577	527,925	58,215	733,855

(a)
Includes values attributable to TBRSUs, PBRSUs and Options, as applicable, granted to the NEO during the year indicated.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 67

(b)
Includes values attributable to TBRSUs, PBRSUs and Options, as applicable, granted to the NEO during the two years preceding the year indicated.
(c)
Includes values attributable to TBRSUs, PBRSUs and Options, as applicable, granted to the NEO during the third year prior to the year indicated.

Effective December 31, 2004, benefits under our defined benefit plan were frozen. Accordingly, no adjustments have been included for changes in the actuarial present value of the defined benefit pension plans.

(6)
Assumes $100 invested in THG common stock on December 31, 2018, the last trading day before the start of 2019, through the last trading day for the applicable year in the table, including reinvestment of dividends.
(7)
Assumes $100 invested in the S&P 500 Property & Casualty Insurance Index, the index used for purposes of Item 201(e) of Regulation S-K and the peer group chosen for purposes of the TSR calculation under SEC rules, on December 31, 2018, the last trading day before the start of 2019, through the last trading day for the applicable year in the table, including reinvestment of dividends. Peer group TSR is weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated.
(8)
Net income as reported for each year in the Company’s Form 10-K.
(9)
This financial measure is a non-GAAP financial measure. Reconciliation to the most directly comparable GAAP measure, income from continuing operations, and/or explanations of how we calculate this measure is contained in Appendix A to this Proxy Statement, which is incorporated herein by reference.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 68

Relationship Between Compensation Actually Paid to Metrics Identified in the Pay Versus Performance Table

$6,462$6,070$8,437$7,255$5,788$2,784$2,231$2,667$2,352$1,997$126.73$111.13$127.25$134.13$123.91$125.87$134.63$160.58$190.89$211.53$0$50$100$150$200$25020192020202120222023Indexed TSR (to $100) Compensation Actually Paid ($000s) vs. TSRCEO Compensation Actually Paid ($000s)Average NEO Compensation Actually Paid ($000s) Hanover TSRS&P 500 P&C Index$6,462$6,070$8,437$7,255$5,788$2,784$2,231$2,667$2,352$1,997$425.1$358.7$418.7$116.0$35.3$622.9$771.4$834.9$687.7$795.7$0$300$600$90020192020202120222023Income ($Mil) Compensation Actually Paid ($000s) vs. Net Income and Ex-CAT Operating Income ($Mil) CEO Compensation Actually Paid ($000s) Average NEO Compensation Actually Paid ($000s) $6,462$6,070$8,437$7,255$5,788$2,784$2,231$2,667$2,352$1,997$126.73$111.13$127.25$134.13$123.91$125.87$134.63$160.58$190.89$211.53$0$50$100$150$200$25020192020202120222023Indexed TSR (to $100) Compensation Actually Paid ($000s) vs. TSRCEO Compensation Actually Paid ($000s)Average NEO Compensation Actually Paid ($000s) Hanover TSRS&P 500 P&C Index$6,462$6,070$8,437$7,255$5,788$2,784$2,231$2,667$2,352$1,997$425.1$358.7$418.7$116.0$35.3$622.9$771.4$834.9$687.7$795.7$0$300$600$90020192020202120222023Income ($Mil) Compensation Actually Paid ($000s) vs. Net Income and Ex-CAT Operating Income ($Mil) CEO Compensation Actually Paid ($000s) Average NEO Compensation Actually Paid ($000s)

Principal Financial Metrics We Use to Link Compensation Actually Paid to Company Performance for 2023

The principal financial metrics that we use to link compensation actually paid to our performance for 2023, as further described in the CD&A beginning on page 34, are as follows:

Financial Performance Measures

Ex-Cat Operating Income (1)(2)
Pre-Tax Operating Income (2)
Relative Total Shareholder Return (3)
Adjusted Operating ROE (2)(4)

(1)
Company selected measure as noted in the above Pay Versus Performance Table.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 69

(2)
Each of these financial measures is a non-GAAP financial measure. Definitions and, where required, reconciliations to the most directly comparable GAAP measure are contained in Appendix A to this Proxy Statement, which is incorporated herein by reference.
(3)
For purposes of our executive compensation programs we measure Relative Total Shareholder Return over a three-year period. Please see the section entitled “Long-Term Incentive Compensation” in the CD&A beginning on page 34 for more information. For the three-year performance period ending in 2023, we measured our total shareholder return against the following 24 peer companies. We chose these companies because we believed at the beginning of the performance period that they were most representative of the companies against which we compete for business.

• American Financial Group, Inc. • American International Group Inc. • Argo Group International Holdings Ltd.	• Mercury Group Corporation • Old Republic International Corporation • ProAssurance Corporation
• Axis Capital Holdings Limited • Chubb Limited	• RLI Corp • Safety Insurance Group, Inc.
• Cincinnati Financial Corporation	• Selective Insurance Group, Inc.
• CNA Financial Corporation • Donegal Group Inc. • Horace Mann Educators Corporation • James River Group Holdings, Ltd.	• State Auto Financial Corporation • The Allstate Corporation • The Hartford Financial Services Group, Inc. • The Travelers Companies, Inc.
• Kemper Corporation	• United Fire Group, Inc.
• Markel Corporation	• W.R. Berkley Corporation
(4)
For purposes of our executive compensation programs we measure the average Adjusted Operating ROE over a three-year period. Please see the section entitled “Long-Term Incentive Compensation” in the CD&A beginning on page 34 for more information.

The information provided under Relationship Between Pay and Performance shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that THG specifically incorporates this information by reference.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 70

HOUSEHOLDING INFORMATION

Some brokers and nominees may be participating in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of our Proxy Statement, our Annual Report or our Notice may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of any of the documents to you if you call 1-508-855-1000 (and ask the operator for Investor Relations) or write to THG at 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Investor Relations). If you want to receive separate copies of our Annual Report, Proxy Statement and/or Notice in the future, or are receiving multiple copies at your household and would like to receive only one copy for your household, you should contact your broker or nominee, or our Investor Relations department.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND THE ANNUAL MEETING

What is included in these proxy materials? These proxy materials include our Proxy Statement for the Annual Meeting and our Annual Report, including our financial statements and the report of PwC thereon. The Annual Report is neither a part of this Proxy Statement nor incorporated herein by reference. If you requested a paper copy of these materials by mail, these materials also include the proxy card for submitting your vote prior to the Annual Meeting.

What is the purpose of the Annual Meeting? At the Annual Meeting, shareholders will act on the following matters:

•
election of three directors;
•
amendment of our By-laws to modernize director nomination process;
•
amendment of our Certificate of Incorporation to declassify our Board of Directors;
•
amendment of our Certificate of Incorporation to allow for officer exculpation;
•
amendment of our Certificate of Incorporation to clarify, streamline and modernize the document;
•
advisory approval of the Company’s executive compensation; and
•
ratification of the appointment of PwC to serve as the Company’s independent, registered public accounting firm for 2024.

Any other business that properly comes before the Annual Meeting also will be considered. In addition, management and the Board will respond to questions from shareholders.

Who is entitled to vote at the Annual Meeting? Only shareholders of record at the close of business on March 18, 2024 (the “Record Date”) are entitled to vote at the Meeting.

What are the voting rights of the holders of the Company’s Common Stock? Each share of Common Stock entitles its holder to one vote.

Who is soliciting my vote? The Board is soliciting your vote at the Annual Meeting. We have retained Georgeson LLC of New York, NY, to help us solicit proxies personally or by mail, phone or Internet. We anticipate the costs of this service will be approximately $16,500, plus reasonable expenses. Proxies may also be solicited on the Board’s behalf by directors, officers or employees of the Company, in person or by telephone, mail, the Internet, or electronic or facsimile transmission. The Company will pay the cost of soliciting proxies on the Board’s behalf, including reimbursing banks, brokerage firms and others for the reasonable expenses incurred by them for forwarding proxy material on behalf of the Board to beneficial owners of Common Stock.

How does the Board recommend that I vote? Our Board recommends you vote your shares “FOR” the election of each Board nominee and “FOR” each of the other items specifically identified in this Proxy Statement for action at the Annual Meeting.

How many shares are entitled to vote at the Annual Meeting? As of the Record Date, shares of Common Stock were issued, outstanding and entitled to be voted.

How many shares must be present to hold the Annual Meeting? A majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present either in person or by proxy to constitute a quorum. Abstentions will be treated as present at the Annual Meeting for the purpose of determining a quorum and, because brokers have the discretionary authority to vote on one item (the ratification of auditors), broker non-votes will also be treated as present at the Annual Meeting for the purpose of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner returns a proxy but does not vote on a particular item because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on any matter specifically identified for action at the Annual Meeting other than the ratification of the appointment of PwC to serve as the Company’s independent, registered public accounting firm for 2024.

How do I vote? You may either attend and vote at the Annual Meeting, or vote by proxy without attending the Meeting.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 71

How do I vote by proxy? If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and such brokerage firm or nominee will forward the Notice and/or a printed copy of the proxy materials to you, together with voting instructions. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote.

If you are a registered shareholder (that is, if you hold stock certificates directly in your name), you may vote via the Internet in accordance with the instructions set forth in the Notice. If you have requested a paper copy of the proxy materials, you may vote by mail, via the Internet, or via the toll-free number in accordance with the instructions set forth on the proxy card. The shares of Common Stock represented by your proxy will be voted as you directed or, if the proxy card is signed, dated and returned without instructions, in accordance with the Board’s recommendations as set forth in this Proxy Statement.

The proxy also confers discretionary authority with respect to any other items that may properly be brought before the Annual Meeting. As of the date of this Proxy Statement, neither the Board nor management is aware of any other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, then the proxies solicited hereby will be voted in accordance with the recommendations of the Board.

Can I change my vote after I submit my proxy? Yes. Any registered shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, Massachusetts 01653. If you are a beneficial owner of shares held in street name, you may revoke or change your voting instructions prior to the Meeting by timely instructing your broker, trustee or nominee. Any shareholder of record attending the Annual Meeting may vote in person at the Meeting regardless of whether the shareholder previously delivered a proxy. Shares held beneficially in street name may be voted in person at the Meeting only if you obtain and bring to the Meeting a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Attendance at the Annual Meeting by a shareholder who has submitted a proxy, however, does not in itself revoke a submitted proxy.

What vote is required to approve each item, and how are abstentions and broker non-votes treated? Each of Item I (election of three director nominees), Item VI (advisory vote on executive compensation) and Item VII (ratification of the Company's independent auditor) requires the affirmative vote of a majority of the votes properly cast (in person or by proxy). For purposes of electing directors, “the affirmative vote of a majority of the votes cast” means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. For each such item, abstentions and broker non-votes, because they are not votes cast, are not counted and will have no effect on the outcome of each item. For Item VII (ratification of the Company's independent auditor), however, banks and brokers that have not received voting instructions from their clients may vote their clients’ shares on Item VII.

Each of Item II (amendment of our By-laws to modernize director nomination process) and Item III (amendment of our Certificate of Incorporation to declassify our Board of Directors) requires the affirmative vote of the holders of two-thirds of the total number of votes of outstanding capital stock entitled to vote generally in the election of directors at the Annual Meeting. For each such item, abstentions and broker non-votes will have the same effect as a vote "against" the item.

Each of Item IV (amendment of our Certificate of Incorporation to allow for officer exculpation) and Item V (amendment of our Certificate of Incorporation to clarify, streamline and modernize the Certificate of Incorporation) requires the affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote on the subject matter at the Annual Meeting. For each such item, abstentions and broker non-votes will have the same effect as a vote “against” the item.

What happens if a director nominee is not elected at the Annual Meeting? If a nominee who is currently serving as a director is not re-elected at the Annual Meeting, then, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our By-laws, any director who is nominated but fails to be re-elected is required to promptly tender his or her resignation to the Board, effective at the end of his or her current term. The NCGC will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. In making their determinations, the NCGC and the Board may consider any factors deemed relevant. The Board will act on the NCGC’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not vote on the NCGC’s recommendation or the Board’s decision.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 72

How do participants in The Hanover Insurance Group Employee Stock Purchase Plan (the "ESPP") vote their shares? ESPP participants who retain their issued shares are considered to hold such shares in “street name” in a brokerage account. Such shares may be voted like other “street name” holders. The brokerage firm or nominee will forward ESPP participants the Notice and/or a printed copy of the proxy materials, together with voting instructions. ESPP participants’ voting instructions are kept confidential by the administrator of the ESPP.

Who can attend the Annual Meeting? The Meeting is open to all THG shareholders of record as of the Record Date and to invited guests of the Board. Individuals who hold shares in “street name” may be required to provide proof of their share ownership as of the Record Date.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain, without charge, a copy of THG’s Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2023, by calling 1-508-855-1000 (and asking the operator for Investor Relations) or by writing to THG at our principal executive offices, 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Investor Relations). The information is also available on the Company’s website at www.hanover.com, under “Investors-Annual reports.”

OTHER MATTERS

Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board, and authority to do so is included in the proxy.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 73

SHAREHOLDER PROPOSALS

Proposals submitted by shareholders of THG must be received by email to the Company’s Corporate Secretary, corpsecy@hanover.com, by 5:00 p.m. Eastern time on November , 2024, and must otherwise comply with SEC rules in order to be eligible under the SEC’s shareholder proposal rule (Rule 14a-8) for inclusion in the proxy materials relating to the 2025 Annual Meeting of Shareholders.

Any shareholder proposal to be considered at the Company’s 2025 Annual Meeting of Shareholders, but not included in the proxy materials, must be submitted by email to the Company’s Corporate Secretary, corpsecy@hanover.com, by 5:00 p.m. Eastern time on February , 2025, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal. The persons appointed as proxies may also exercise their discretionary voting authority with respect to shareholder proposals submitted prior to February , 2025, unless the proponent otherwise complies with the requirements of the SEC’s Rule 14a-4 or Rule 14a-8.

To comply with the universal proxy rules, shareholders who intend to solicit proxies for the Company’s 2025 Annual Meeting of Shareholders in support of director nominees other than the Company’s nominees must provide notice to the Company’s Corporate Secretary at our principal executive offices, 440 Lincoln Street, Worcester, Massachusetts 01653 that sets forth the information required by Rule 14a-19 under the Exchange Act by 5:00 p.m. Eastern Time on March 17, 2025 (the first business day following March 15, 2025).

If shareholders approve the Amended and Restated By-laws (as contemplated by Item II), shareholders seeking to nominate persons for election as directors of the Board must deliver written notice of such nomination to the Company’s Corporate Secretary no earlier than January 14, 2025 and no later than February 13, 2025. In the event that less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received at the principal executive offices not later than the close of business on the tenth day following the date on which such notice of the meeting was mailed or made public. The written notice shall comply with all requirements set forth in Section 3.3 of the Amended and Restated By-laws.

DATED at Worcester, Massachusetts this day of March 2024.

By Order of the Board of Directors,

CHARLES F. CRONIN

Senior Vice President and Secretary

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT 74

Appendix A

Non-GAAP Financial Measures

The discussion of our results in the CD&A beginning on page 34 and the section entitled “Relationship Between Pay and Performance” beginning on page 66 include a discussion of the following non-GAAP financial measures: (i) operating income before interest expense and income taxes (“Pre-Tax Operating Income”); (ii) Pre-Tax Operating Income excluding catastrophes (“Ex-Cat Operating Income”); (iii) adjusted operating return on average equity (“Adjusted Operating ROE”), and (iv) combined ratio, excluding catastrophes (“Ex-Cat Combined Ratio”). These non-GAAP financial measures may be defined differently by other companies. They are important for an understanding of our overall results of operations and financial condition; however, they should not be viewed as a substitute for measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

Pre-Tax Operating Income

Pre-Tax Operating Income is a non-GAAP financial measure because it excludes from net income certain items of expense or income that management does not consider representative of the results attributable to the core operations of our business. The items excluded were primarily realized and unrealized investment gains and losses, losses on the repayment of debt, discontinued operations, interest expense on debt, and income taxes. A reconciliation of Pre-Tax Operating Income to income from continuing operations is presented below and on page 40 of our Annual Report on Form 10-K filed with the SEC on February 22, 2024.

Ex-Cat Operating Income

Ex-Cat Operating Income is a non-GAAP financial measure because it excludes from net income certain items of expense or income that management does not consider representative of the results attributable to the core operations of our business, including those items noted above, as well as the impact of catastrophe losses on our results. Although catastrophe losses are a significant component in understanding and assessing our financial performance, management has metrics that evaluate results excluding catastrophes due to the fact that catastrophes are not predictable as to the timing or the amount that will affect our operations.

A reconciliation for the years ended December 31, 2023, 2022, 2021, 2020 and 2019 of Pre-Tax Operating Income and Ex-Cat Operating Income to Income from continuing operations, net of tax, the most directly comparable GAAP financial measure, is set forth below.

	Years Ended December 31
(in millions)	2023	2022	2021	2020	2019

Net income	$35.3	$116.0	$418.7	$358.7	$425.1
Discontinued operations	(1.8)	0.8	1.3	3.3	3.9
Income from continuing operations, net of tax	33.5	116.8	420.0	362.0	429.0
Adjustment for non-operating items	22.7	83.1	(101.7)	(7.0)	(97.4)
Operating income, net of interest expense and income taxes	56.2	199.9	318.3	355.0	331.6
Income tax expense on operating income	15.3	51.1	80.0	92.6	84.5
Interest expense on debt	34.1	34.1	34.0	37.1	37.5
Pre-tax operating income	105.6	285.1	432.3	484.7	453.6
Pre-tax catastrophe losses	690.1	402.6	402.6	286.7	169.3
Ex-Cat operating income	$795.7	$687.7	$834.9	$771.4	$622.9

Adjusted Operating ROE

Operating income return on average equity (“Operating ROE”) is a non-GAAP financial measure because it excludes from net income certain items of income or expense that management does not consider representative of the results attributable to the core operations of our business, including certain of those items noted above under “Pre-Tax Operating Income.” Operating ROE is calculated by dividing operating income after income taxes and interest expense on debt for the applicable period by average shareholders’ equity, excluding accumulated other comprehensive income (loss). Additionally, total shareholders’ equity, excluding accumulated other comprehensive income (loss), is also a non-GAAP measure. Total shareholders’ equity is the most directly comparable GAAP measure to shareholders’ equity, excluding accumulated other comprehensive income (loss). Average shareholders’ equity is calculated using the sum of (a) total shareholders’ equity at the end of each quarter and (b) the ending balance at December 31 of the prior year, divided by five.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AP-1

Adjusted Operating ROE, also a non-GAAP financial measure, is calculated by adjusting Operating ROE for each annual period to exclude the following:

•
catastrophe losses (net of reinsurance) in excess of 6.0% to 6.3% (depending upon plan year) of net earned premium; provided, however, Adjusted Operating ROE shall include catastrophe losses (net of reinsurance) of no less than 3.0% to 3.3% (depending upon plan year) of net earned premium;
•
impact of reserve development (favorable or unfavorable) attributable to (i) certain discontinued legacy reinsurance pools business, (ii) accident years 10 or more years prior to the year recorded, or (iii) the disposal of an insurance portfolio through either sale or reinsurance of prior accident year reserves;
•
expenses or liabilities associated with corporate lawsuits arising from actions, events or omissions that occurred more than 10 years prior to the year recorded; and
•
the impact of federal income tax changes from the current statutory rate of 21%.

Ex-Cat Combined Ratio

Combined ratio, excluding catastrophes, is also a non-GAAP measure. The combined ratio (which includes catastrophe losses) is the most directly comparable GAAP measure. A reconciliation of the GAAP combined ratio to the combined ratio, excluding catastrophes is shown below.

Year ended December 31, 2023

Total combined ratio (GAAP)	103.5%
Less: catastrophe ratio	12.2%
Combined ratio, excluding catastrophe losses (non-GAAP)	91.3%

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AP-2

Annex A

AMENDED AND RESTATED BY-LAWS

OF

THE HANOVER INSURANCE GROUP, INC.

Section 1. LAW, CERTIFICATE OF INCORPORATION AND BY-LAWS

1.1. These by-laws are subject to the certificate of incorporation of the corporation, as may be amended and restated from time to time (the “Certificate of Incorporation”). In these by-laws, references to law, the Certificate of Incorporation and by-laws mean all applicable law, the provisions of the Certificate of Incorporation and the by-laws as from time to time in effect.

Section 2. STOCKHOLDERS

2.1. Annual Meeting. The annual meeting of stockholders shall be held each year at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may be required by law or these by-laws or as may properly come before the meeting.

2.2. Special Meetings. A special meeting of the stockholders may be called at any time by the chair of the board of directors, if any, the president or the board of directors. A special meeting of the stockholders shall be called by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by an assistant secretary or some other officer, upon application of a majority of the directors or by the holders of shares of capital stock constituting at least 25% of all the shares entitled to vote on matters to be considered at the meeting. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour, and purposes of the meeting.

2.3. Place of Meeting. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place within or without the State of Delaware, or solely by means of remote communications in the manner authorized by the General Corporation Law of the State of Delaware, as may be determined from time to time by the chair of the board of directors, if any, the president or the board of directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

2.4. Notice of Meetings. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less then ten nor more than sixty days before the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the corporation. Such notice shall be given by the secretary, or by an officer or person designated by the board of directors, or in the case of a special meeting, by the officer calling the meeting. As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty days or, if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

2.5. Quorum of Stockholders. At any meeting of the stockholders a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by the Certificate of Incorporation or by these by-laws. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting. Shares of its own stock belonging to the corporation shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AN A-1

2.6. Action by Vote. When a quorum is present at any meeting, a majority of the votes properly cast upon any question shall decide the question, except as otherwise required by law, by the Certificate of Incorporation or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

2.7. Action without Meetings. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Each such written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a number of stockholders sufficient to take such action are delivered to the corporation in the manner specified in this paragraph within sixty days of the earliest dated consent so delivered.

If action is taken by consent of stockholders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such consent.

2.8. Proxy Representation. Every stockholder may authorize another person or persons to act for him or her by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his or her attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided, such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the corporation.

2.9. Inspectors. The directors or the person presiding at the meeting may, and shall, if otherwise required by law, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

2.10. List of Stockholders. The secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AN A-2

Section 3. BOARD OF DIRECTORS

3.1. Number. The number of directors which shall constitute the whole board shall not be less than one nor shall be greater than twenty. Within the foregoing limit, the board of directors shall determine the number of directors and the stockholders at the annual meeting shall elect the number of directors as determined. The number of directors may be increased at any time or from time to time by the directors by vote of a majority of the directors then in office. The number of directors may be decreased to any number permitted by the foregoing at any time either by the stockholders or by the directors by vote of a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. Directors need not be stockholders.

Except as provided in Section ~~3.4~~3.5, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a director is not elected, the director shall promptly tender his or her resignation to the board of directors. The Nominating and Corporate Governance Committee will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. In making their determinations, the Nominating and Corporate Governance Committee and the board of directors may consider any factors deemed relevant. The board of directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Nominating and Corporate Governance Committee’s recommendation or the board of directors’ decision. Directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified.

3.2. Classification, Election and Tenure. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the duration of the term for which they severally hold office, into three classes, designated Class I, Class II, and Class III, which shall be as nearly equal in number as possible and as provided by resolution of the Board of Directors in connection with such election.

Each initial director in Class I shall hold office for a term expiring at the 1995 annual meeting of stockholders; each initial director of Class II shall hold office for a term expiring at the 1996 annual meeting of stockholders; and each initial director of Class III shall hold office for a term expiring at the 1997 annual meeting of stockholders. Each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation, removal or disqualification. At each annual meeting of stockholders following the 1995 annual meeting, the stockholders shall elect the successors of the class of directors whose term expires at that meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until their earlier death, resignation, removal or disqualification.

The board of directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors pursuant to Section 3.1, in order to ensure that the three classes shall be as nearly equal in number as possible.

3.3. Notification of Nominations. Subject to the rights of the holders of shares of any class or series of Preferred Stock, nominations for the election of directors may be made by the board of directors, or by any stockholder entitled to vote for the election of directors~~. After the registration under Section 12 of the Securities Exchange Act of 1934, as amended of the Company's Common Stock with the Securities and Exchange Commission any~~  who complied with the requirements of this Section 3.3. Unless the board of directors has determined that directors will be elected at a special meeting of the stockholders, no stockholder may nominate directors for election at any special meeting of the stockholder.

In addition, for a nomination to be properly brought before a meeting by a stockholder, the stockholder must appear at the meeting to present such nomination; if the stockholder does not appear, any such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors by giving timely notice thereof in proper written form to the secretary ~~accompanied by a petition signed by at least 100 record holders of capital stock of the corporation which shows the class, series (if any) and number of shares held by each person~~

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AN A-3

~~and which holders represent in the aggregate at least 1% of the outstanding shares entitled to vote in the election of directors~~. To be timely, notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than ~~60~~90 days nor more than ~~90~~120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that less than ~~70~~30 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, to be timely, notice by the stockholder must be received at the principal executive offices not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  ~~To be in proper written form, a stockholder's notice shall be set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the applicable proxy statement as a nominee and to serving as a director if elected and (ii) to the stockholder giving the notice (x) the name and address, as they appear on the corporation's books, of such stockholder and (y) the class, series (if any) and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. In the event that a stockholder seeks to nominate one or more directors, the secretary shall appoint one or more inspectors to determine whether a stockholder has complied with this Section 3.3. If the inspectors shall determine that a stockholder has not complied with this Section 3.3, the inspectors shall direct the chair of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these by-laws, and the chair shall so declare to the meeting and the defective nomination shall be disregarded.~~ For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these by-laws for timely written notice.

A stockholder’s notice to the secretary shall set forth as to each nomination the stockholder proposes to bring before the meeting (a) the name and address of the stockholder making such nomination, (b) the class and number of shares of capital stock of the corporation directly or indirectly held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice by the stockholder, (c) a representation that such stockholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (d) any “derivative security” (as that term is defined in Rule 16a-1(c) under the Exchange Act) directly or indirectly owned beneficially by the stockholder and any other “pecuniary interest” or “indirect pecuniary interest” (as those terms are defined in Rule 16a-1(a)(2) under the Exchange Act) in the shares of capital stock of the corporation, (e) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any securities of the corporation, (f) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of the shares of stock of the corporation, (g) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between the stockholder, its respective Affiliates or Associates, each person nominated by the stockholder, and his or her respective Affiliates or Associates on the one hand, and anyone Acting in Concert with any of these persons on the other hand (for the purposes of this clause (g), Affiliate and Associate shall have the definitions as set out in Rule 12b-2 under the Exchange Act, and a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts pursuant to an express agreement, arrangement or understanding toward a common goal relating to the management, governance or control of the corporation; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A), (h) a certification as to whether or not such stockholder has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s acquisition of shares of capital stock or other securities of the corporation, (i) a representation as to whether such stockholder intends to solicit proxies or votes from stockholders for any director nominees in accordance with Rule 14a-19 under the Exchange Act, (j) a representation as to whether such stockholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees and, if applicable, in accordance with Rule 14a-19 under the Exchange Act, (k) to the extent known by such stockholder, the name and address of any other stockholder supporting the nomination on the date of such stockholder’s notice, and (l) all other information that would be required to be included in a proxy statement required to be filed with the Securities and Exchange Commission if, with respect to any such nomination, such stockholder were a participant in a solicitation subject to Regulation 14A under the Exchange Act (the “Proxy Rules”).

In addition, a stockholder’s notice to the secretary shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address or residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the corporation, if any,

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AN A-4

which are beneficially owned by the person, the date or dates on which such shares were acquired and the investment intent of such acquisition, (d) a representation that the person is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation or that could limit or interfere with such person’s ability to comply, if elected a director of the corporation, with such person’s fiduciary duties under applicable law, (e) any other information relating to the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules (including without limitation the written consent of the nominee to being named in the proxy statement as a nominee and to serve as a director if elected), and (f) a statement signed by the person confirming that, if elected, he or she will comply with all applicable rules, regulations, policies or standards of conduct applicable to the directors. In addition, any person nominated by the stockholder shall complete a questionnaire, in a form available from the corporation, and such completed questionnaire shall be submitted with the stockholder notice contemplated by this Section 3.3. The stockholder submitting a notice of a director nomination shall request in writing to the secretary, the form of questionnaire from the corporation prior to submitting notice. The corporation shall provide the form of questionnaire to such stockholder within ten days of receiving the written request.

If the stockholder holds any of its shares by or through a nominee, the information required to be provided in a notice of the stockholder contemplated by this Section 3.3 shall be provided about the person who has the power to direct the voting and disposition of such shares of capital stock of the corporation and who has a pecuniary interest in such shares in lieu of the stockholder.

A stockholder shall further update and supplement its notice of any nomination to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.3 shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is ten business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the secretary not later than three business days after the later of the record date or the date notice of the record date is first publicly announced (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

Notwithstanding anything in these by-laws to the contrary, no business pertaining to this Section 3.3 shall be conducted at any meeting except in accordance with the procedures set forth in this Section 3.3. The officer presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that any nomination was not properly brought before the meeting in accordance with the provisions of this Section 3.3 and, if the presiding officer should so determine, any nomination not properly brought before the meeting shall not be discussed or voted on and any defective nomination shall be disregarded.

3.4. Rule 14a-19(b). Without limiting the other provisions and requirements of this Section 3, unless otherwise required by law, if any stockholder (a) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (b) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

~~3.4~~3.5. Vacancies. Subject to the rights of the holders of shares of any class or series of Preferred Stock, any vacancies on the board of directors resulting from death, resignation or removal shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the board of directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with these by-laws. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirement of law or of the number of directors as required for a quorum or for any vote or other actions.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AN A-5

~~3.5~~3.6. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these by-laws, each director shall hold office until the next annual meeting and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.

~~3.6~~3.7. Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors who shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these by-laws directed or required to be exercised or done by the stockholders.

~~3.7~~3.8. Committees. The board of directors may, by vote of a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the Certificate of Incorporation or by these by-laws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his or her alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

~~3.8~~3.9. Regular Meetings. Regular meetings of the board of directors may be held without call or notice at such places within or without the State of Delaware and at such times as the board of directors may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

~~3.9~~3.10. Special Meetings. Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chair of the board of directors, if any, the president, or by one-half of the total number of directors constituting the whole board, reasonable notice thereof being given to each director by the secretary or by the chair of the board of directors, if any, the president or any one of the directors calling the meeting.

~~3.10~~3.11. Notice. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours, addressed to him or her at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone or electronic communication at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

~~3.11~~3.12. Quorum. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

~~3.12~~3.13. Action by Vote. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

~~3.13~~3.14. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or a committee thereof may be taken without a meeting if all the members of the board of directors or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the board of directors or of such committee. Such consent shall be treated for all purposes as the act of the board of directors or of such committee, as the case may be.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AN A-6

~~3.14~~3.15. Participation in Meetings by Conference Telephone. Members of the board of directors, or any committee designated by such board of directors, may participate in a meeting of such board of directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

~~3.15~~3.16. Compensation. In the discretion of the board of directors, each director may be paid such fees for his or her services as director and be reimbursed for his or her reasonable expenses incurred in the performance of his or her duties as director as the board of directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving reasonable compensation therefor.

Section 4. OFFICERS AND AGENTS

4.1. Enumeration; Qualification. The officers of the corporation shall be a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation a chair of the board of directors, one or more vice presidents and a controller. The corporation may also have such agents, if any, as the board of directors from time to time may in its discretion choose. Any officer may be but none need be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of his or her duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

4.2. Powers. Subject to law, to the Certificate of Incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his or her office and such additional duties and powers as the board of directors may from time to time designate.

4.3. Election. The officers may be elected by the board of directors at their first meeting following the annual meeting of the stockholders or at any other time. At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

4.4. Tenure. Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his or her respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of his or her election or appointment, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his or her authority at the pleasure of the directors, or the officer by whom he or she was appointed or by the officer who then holds agent appointive power.

4.5. Chair of the Board of Directors, President and Vice President. The chair of the board of directors, if any, shall have such duties and powers as shall be designated from time to time by the board of directors. Unless the board of directors otherwise specifies, the chair of the board of directors, or if there is none the chief executive officer, shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

Unless the board of directors otherwise specifies, the president shall be the chief executive officer and shall have direct charge of all business operations of the corporation and, subject to the control of the directors, shall have general charge and supervision of the business of the corporation.

Any vice presidents shall have such duties and powers as shall be set forth in these by-laws or as shall be designated from time to time by the board of directors or by the president.

4.6. Chief Financial Officer. Unless the board of directors otherwise specifies, the chief financial officer of the corporation shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the board of directors or by the president.

Any treasurer or assistant treasurer shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the chief financial officer.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AN A-7

4.7. Controller and Assistant Controllers. If a controller is elected, he or she shall, unless the board of directors otherwise specifies, be in charge of its books of account and accounting records, and of its accounting procedures. He~~he~~ or she shall have such other duties and powers as may be designated from time to time by the board of directors, the president or the treasurer.

Any assistant controller shall have such duties and powers as shall be designated from time to time by the board of directors, the president, the chief financial officer, the treasurer or the controller.

4.8. Secretary and Assistant Secretaries. The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all actions by written consent of stockholders or directors. In the absence of the secretary from any meeting, an assistant secretary, or if there be none or he or she is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He or she shall have such other duties and powers as may from time to time be designated by the board of directors or the president.

Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.

Section 5. RESIGNATIONS AND REMOVALS

5.1. Any director or officer may resign at any time by delivering his or her resignation in writing to the chair of the board of directors, if any, the president, or the secretary or to a meeting of the board of directors, such resignation to specify whether it will be effective at a particular time, upon receipt by the chair of the board of directors, president or secretary, or at the pleasure of the board of directors. If no such specification is made, it shall be deemed effective at the pleasure of the board of directors. A director (including persons elected by directors to fill vacancies in the board of directors) may be removed from office only for cause and only by either the affirmative vote of two-thirds of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors or the affirmative vote of two-thirds of the directors then in office. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent. No director or officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed shall have any right to any compensation as such director or officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise; unless, in the case of a resignation, the directors, or, in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

Section 6. VACANCIES

6.1. If the office of the president or the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. Following a vacancy in the office of the president the directors may, in the interim prior to appointing a successor, establish an Office of the Chair and designate the members and powers thereof. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary until his or her successor is chosen and qualified or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Any vacancy of a directorship shall be filled as specified in Section ~~3.4~~3.5 of these by-laws.

Section 7. CAPITAL STOCK

7.1. Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him or her, in such form as shall, in conformity to law, the Certificate of Incorporation and these by-laws, be prescribed from time to time by the board of directors. Such certificate shall be signed by the chair or vice chair of the board of directors, if any, or the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AN A-8

if he or she were such officer, transfer agent, or registrar at the time of its issue. Such certificates shall be consecutively numbered and their issuance recorded on the books of the corporation.

7.2. Loss of Certificates. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the corporation against any claim on account thereof, as the board of directors may prescribe.

Section 8. TRANSFER OF SHARES OF STOCK

8.1. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

It shall be the duty of each stockholder to notify the corporation of his or her post office address.

8.2. Record Date and Closing Transfer Books. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no such record date is fixed by the board of directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no such record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such payment, exercise or other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AN A-9

Section 9. CORPORATE SEAL

9.1. Subject to alteration by the directors, the seal of the corporation shall consist of a flat-faced circular die with the word "Delaware" and the name of the corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors.

Section 10. EXECUTION OF PAPERS

10.1. Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the corporation shall be signed by the chair of the board of directors, if any, the president, a vice president or the treasurer.

Section 11. FISCAL YEAR

11.1. The fiscal year of the corporation shall end on the last day of December.

Section 12. EXCLUSIVE FORUM

12.1. Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these by-laws (as either may be amended from time to time), or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the corporation will be deemed to have notice of and consented to the provisions of this Section 12.

12.2. Foreign Actions. If any Foreign Action (as defined below) is filed in the name of any stockholder, such stockholder will be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. A “Foreign Action” means any action the subject matter of which is within the scope of Section 12.1 that is filed in a court other than a court located within the State of Delaware.

Section 13. MISCELLANEOUS

13.1. Amendments. In furtherance and not in limitation of the powers conferred upon it by law, the board of directors is expressly authorized to adopt, repeal, alter or amend the by-laws of the corporation by the vote of a majority of the entire board of directors. In addition to any requirements of law and any provision of the Certificate of Incorporation, the stockholders of the corporation may adopt, repeal, alter or amend any provision of the by-laws upon the affirmative vote of the holders of two-thirds of the total number of votes then outstanding represented by shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

13.2. Time Periods. In applying any provision of these by-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, unless otherwise specified, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AN A-10

Annex B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

THE HANOVER INSURANCE GROUP, INC.

1. Name. The name of this corporation is THE HANOVER INSURANCE GROUP, INC.

2. Registered Office. The registered office of this corporation in the State of Delaware is located at ~~1013 Centre Road~~1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation ~~Service~~Trust Company.

3. Purpose. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. Capital Stock. The total number of shares of capital stock that this corporation shall have authority to issue is 320,000,000 shares which shall be divided into 300,000,000 shares of Common Stock, each of which shall have a par value of $.01 per share (the “Common Stock”) and 20,000,000 shares of preferred stock, each of which shall have a par value of $.01 per share (the “Preferred Stock”). The board of directors is authorized to issue the Preferred Stock from time to time in one or more classes or series thereof, each such class or series to have such voting powers (if any), designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors and stated and expressed in a resolution or resolutions thereof providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any class or series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote.

5. Registered Owner of Shares. The corporation shall be entitled to treat the person in whose name any share of its capital stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable law.

~~6. Name and Address of Incorporator. The name and mailing address of the incorporator is: Michael A. O’Hara, Ropes & Gray, One International Place, Boston, Massachusetts 02110.~~

~~7~~6. Changes in Authorized Stock. Except as provided to the contrary in the provisions establishing a class or series of stock, the amount of the authorized stock of this corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote.

~~8~~7. Election of Directors. The election of directors need not be by ballot unless the by-laws shall so require.

~~9~~8. By-laws. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors as provided by law, this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) and the ~~By-laws~~by-laws of this corporation.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AN B-1

~~10~~9. Actions by the Directors. In determining what he or she reasonably believes to be in the best interests of the corporation in the performance of his or her duties as a director, a director may consider, both in the consideration of tender and exchange offers, mergers, consolidations and sales of all or substantially all of the corporation’s assets and otherwise, such factors as the ~~Board of Directors~~board of directors determines to be relevant, including without limitation:

(a) the interests of the policyholders of the corporation’s subsidiaries;

(b) the long-term and short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation;

(c) whether the proposed transaction might violate federal or state laws;

(d) if applicable, not only the consideration being offered in a proposed transaction, in relation to the then current market price for the outstanding capital stock of the corporation, but also to the market price for the capital stock of the corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities or other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the corporation’s financial condition and future prospects, and

(e) the interests of the corporation’s employees, suppliers, creditors and customers, the economy of the state, region and nation, and community and societal considerations.

In connection with any such evaluation, the ~~Board of Directors~~board of directors is authorized to conduct such investigations and to engage in such legal proceedings as the ~~Board of Directors~~board of directors may determine.

~~11~~10. Provisions to By-laws. The ~~Board of Directors~~board of directors of the corporation is authorized from time to time to enact by resolution, without additional authorization by the stockholders of the corporation, ~~By-laws~~by-laws of the corporation, in such form and with such additional terms as the ~~Board of Directors~~board of directors may determine, with respect to the matters or corporate proceedings set forth below:

(a) Regulation of the procedure for submitting nominations of persons to be elected directors, which shall be made only at a meeting of stockholders, including requirements that nominations of persons to be elected directors, other than nominations submitted on behalf of the incumbent ~~Board~~board of ~~Directors~~directors, be (i) accompanied by a petition in support of such nominations signed by at least that number of holders of record of that percentage of shares of capital stock of the corporation entitled to vote in the election of directors as are specified in such ~~By-law~~by-law (but a number of record holders not greater than 100 and a percentage of such shares not greater than 1%) and (ii) submitted to the ~~clerk~~secretary or other designated officer or agent of the corporation at least that number of days before the meeting of the stockholders at which such election is to be held as is specified in such ~~By-law~~by-law. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by this ~~paragraph 11~~Section 10 or any ~~By-law~~by-law adopted pursuant hereto, and if he or she so determines, he or she shall so declare to the meeting, and the defective nomination shall be disregarded.

(b) Regulation of business to be conducted at meetings of stockholders, including requirements that only such business shall be conducted and only such proposals shall be acted upon as are directed by the ~~Board of Directors~~board of directors or as are made by a stockholder who has submitted notice thereof to the ~~clerk~~secretary or other designated officer or agent of the corporation at least that number of days before the meeting of stockholders at which such proposal is to be made as is specified in such ~~By-law~~ by-law (but not more than sixty days before such meeting) setting forth such proposal, the reasons

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AN B-2

therefor, the identity of the stockholder or stockholders making such proposal, the number of shares of capital stock which are beneficially owned by them ~~and~~, any financial interest of such stockholders in such proposal, and any other information as specified in such ~~By-law~~by-law. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that proposed business or a proposal was not made in accordance with the provisions prescribed by this ~~paragraph 11~~Section 10 or any ~~By-law~~by-law adopted pursuant hereto, and if he or she so determines, he or she shall so declare to the meeting, and any such business shall not be transacted or any such proposal shall be disregarded.

(c) Regulation of the order of business and conduct of stockholder meetings and the authority of the presiding officer and of the attendance at annual or special meetings of the stockholders of the corporation, including the limitation of attendance through a ticket procedure pursuant to which persons who wish to attend such meetings would be required to provide written notice to the ~~clerk~~secretary or other designated officer or agent of the corporation at least that number of days prior to the date of such meeting specified in such ~~By-law~~by-law (but not more than thirty days before such meeting) of their intent to attend in person, and the ~~clerk~~secretary or other designated officer or agent of the corporation would issue a single admission ticket to each holder of shares of the stock of the corporation entitled to vote at such meeting and to such other persons as the ~~Board of Directors~~board of directors may direct, and admission to such meeting would be limited to holders of such tickets and officers and directors of, counsel to, and the auditors of, the corporation and, to the extent authorized by the ~~Board~~board of ~~Directors~~directors, the presiding officer at such meeting, employees or other agents of the corporation. Application of any such ~~By-law~~by-law, if adopted, in any particular case would be permitted to be waived by the presiding officer at such meeting.

In the event that any such ~~By-law~~by-law is adopted pursuant to this ~~paragraph 11~~Section 10, such ~~By-law~~by-law may only be amended or repealed upon the affirmative vote of two thirds of the total number of votes then outstanding represented by shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, at any regular or special meeting of the stockholders, but only if notice of the proposed amendment or repeal was contained in the notice of such meeting.

~~12~~11. Classification of Board of Directors.

(a) The directors of the corporation, subject to the rights of the holders of shares of any class or series of Preferred Stock, shall, until the annual meeting of stockholders to be held in 2027, be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the ~~By-laws~~by-laws of the corporation~~, one class (“Class I”) whose term expires at the 1995~~. The term of office of the class of directors elected at the annual meeting of stockholders~~, another class (“Class II”) whose term expires at the 1996~~ held in 2024 shall expire at the 2027 annual meeting of stockholders~~, and another class (“Class III”) whose term expires at the 1997~~; the term of office of the class of directors elected at the annual meeting of stockholders~~, with each class to hold office until its successors are elected and qualified. At each~~ held in 2025 shall expire at the 2026 annual meeting of ~~the~~ stockholders ~~of the corporation, the date of which shall be fixed by or pursuant to the By-laws of the corporation, and subject~~; and the term of office of the class of directors elected at the annual meeting of stockholders held in 2026 shall expire at the 2027 annual meeting of stockholders. Subject to the rights of the holders of shares of any class or series of Preferred Stock, ~~the successors of the class of directors whose term expires at that~~at each annual meeting of stockholders, commencing with the 2027 annual meeting of stockholders, directors shall be elected ~~to hold office~~ for a term ~~expiring~~of office to expire at the annual meeting of stockholders held in the ~~third~~ year following the year of their election, with each director to hold office until his or her successor shall have been duly elected and qualified, or, if earlier, such director’s death, resignation or removal from office. Any director elected to fill a newly created directorship or any vacancy on the ~~Board of Directors~~board of directors resulting from any death, resignation, removal or other cause shall hold office for the remainder of the full term of the class of directors, if any, in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AN B-3

(b) ~~Subject~~Until the annual meeting of stockholders to be held in 2027, subject to the rights of the holders of shares of any class or series of Preferred Stock, any director or directors may be removed from office at any time, but only for cause and only by ~~either~~ the affirmative vote of two-thirds of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting~~, or the affirmative vote of two-thirds of the directors then in office~~. Any vacancy in the ~~Board of Directors~~board of directors resulting from any such removal may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of the class, if any, for which such director shall have been chosen and until such director’s successor shall be elected and qualified or until such director’s earlier death, resignation or removal. For purposes of this ~~subparagraph~~subsection (b) and subsection (c), “cause” shall mean the (1) conviction of a felony, (2) declaration of unsound mind by order of court, (3) gross dereliction of duty, (4) commission of an action involving moral turpitude, or (5) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the corporation.

(c) Following the annual meeting of stockholders to be held in 2027, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.

(~~c~~d)  ~~In the~~Until the annual meeting of stockholders to be held in 2027, in the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the ~~Board of Directors~~board of directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the ~~Board of Directors~~board of directors shall shorten the term of any incumbent director.

~~13~~12. Director and Officer Liability. ~~A director of this corporation~~To the fullest extent permitted under the law of the State of Delaware, as it now exists or may hereafter be amended, no director or officer shall ~~not~~ be liable to the corporation or its stockholders for monetary damages ~~for~~arising from a breach of fiduciary duty as a director~~, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined~~ or officer. No amendment or repeal of this paragraph ~~13~~12 shall apply to or have any effect on the liability or alleged liability of any director or officer of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

~~14~~13. Indemnification. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this ~~paragraph 14~~Section 13 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this ~~paragraph 14~~Section 13 shall not

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AN B-4

adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

~~15~~14. Books and Records. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

~~16~~15. Actions by Consent. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of the stockholders and may not be taken by written consent.

~~17~~16. Amendments. The corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section ~~17~~16; provided, however, that any amendment or repeal of Section ~~13~~12 or Section ~~14~~13 of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal. Notwithstanding any other provisions of this Certificate of Incorporation or the ~~By-laws~~by-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the ~~By-laws~~by-laws of the corporation), the affirmative vote of two-thirds of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of ~~paragraphs~~Sections 8, 9, 10, 11, ~~12~~ or ~~17~~16 of this Certificate of Incorporation.

~~THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this 11th day of January, 1995.~~

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed by the officer below this [●] day of [●], 2024.

By: ~~/s/ Michael A. O’Hara~~

Name: ~~Michael A. O’Hara~~

Title: ~~Incorporator~~

THE HANOVER INSURANCE GROUP 2024 PROXY STATEMENT AN B-5

The Hanover Insurance Company 440 Lincoln Street, Worcester, MA 01653 hanover.com ©2024 The Hanover Insurance Group, Inc. 07148 (3/24)The Hanover Insurance Company 440 Lincoln Street, Worcester, MA 01653 hanover.com ©2023 The Hanover Insurance Group, Inc. 07148 (3/24)

hanover.com

07148 (3/24)

©2024 The Hanover Insurance Group, Inc.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/THG • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-895-6920 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided The Hanover Insurance Group, Inc. Annual Meeting of Shareholders For Shareholders of record as of March 18, 2024 DATE: Tuesday, May 14, 2024 TIME: 9:00 AM, Eastern Time PLACE: Annual Meeting to be held at The Hanover Insurance Group, Inc. Headquarters located at 440 Lincoln Street, Worcester, MA 01653 Proxy for Annual Meeting of Shareholders to be held on May 14, 2024 This proxy is being solicited on behalf of the Board of Directors The Shareholder signing on the reverse side (the "undersigned"), having received the Annual Report, Notice of Annual Meeting of Shareholders and the Proxy Statement, hereby appoint(s) John C. Roche and Dennis F. Kerrigan, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. (the "Company") to be held on May 14, 2024, and all adjournments thereof (the "Meeting"), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all the matters that may properly come before the Meeting. The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Meeting, and (ii) with respect to the election of any substitute nominees designated by the Board of Directors in the event that any of the nominees are unavailable to serve. The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR all nominees for director, FOR the Approval of the amendment of the Company's Amended and Restated By-laws to modernize the director nomination process, FOR the Approval of the amendment of the Company's Certificate of Incorporation to declassify the Board of Directors, FOR the Approval of the amendment of the Company's Certificate of Incorporation to allow for officer exculpation, FOR the Approval of the amendment of the Company's Certificate of Incorporation to clarify, streamline and modernize the Certificate of Incorporation, FOR the Advisory approval of the Company's executive compensation, and FOR the Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent, registered public accounting firm for 2024. All votes must be received by 11:59 PM Eastern Time, on May 13, 2024 to ensure inclusion in the meeting. PLEASE BE SURE TO VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED

The Hanover Insurance Group, Inc.

Annual Meeting of Shareholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR each of the director nominees listed in Proposal 1 and FOR Proposals 2, 3, 4, 5, 6, and 7

PROPOSALS	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. Election of three Directors, each for a three-year term	FOR	AGAINST	ABSTAIN	
1.01 J. Paul Condrin III	☐	☐	☐	FOR
1.02 Cynthia L. Egan	☐	☐	☐	FOR
1.03 Kathleen S. Lane	☐	☐	☐	FOR
2. Approval of the amendment of the Company's Amended and Restated By-laws to modernize the director nomination process	☐	☐	☐	FOR
3. Approval of the amendment of the Company's Certificate of Incorporation to declassify the Board of Directors	☐	☐	☐	FOR
4. Approval of the amendment of the Company's Certificate of Incorporation to allow for officer exculpation	☐	☐	☐	FOR
5. Approval of the amendment of the Company's Certificate of Incorporation to clarify, streamline and modernize the Certificate of Incorporation	☐	☐	☐	FOR
6. Advisory approval of the Company's executive compensation	☐	☐	☐	FOR
7. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent, registered public accounting firm for 2024	☐	☐	☐	FOR

Authorized Signatures - This section must be completed for your instructions to be executed in accordance with the terms of your Proxy as set forth under the heading "Proxy for Annual Meeting of Shareholders to be held on May 14, 2024" on the reverse side hereof. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: #P2# #P5# #P6# #P7# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P5# #P6# #P7# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P6# FOR FOR FOR FOR FOR FOR FOR FOR FOR Signature (if held jointly)